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As filed with the Securities and Exchange Commission on July 10, 2000

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MERRILL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	2750	41-0946258
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

See table of additional registrants on next page

One Merrill Circle
St. Paul, Minnesota 55108
Telephone No.: (651) 646-4501
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Steven J. Machov
Vice President, General Counsel and Secretary
Merrill Corporation
One Merrill Circle
St. Paul, Minnesota 55108
Telephone No.: (651) 646-4501
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Amy E. Culbert
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
(612) 607-7000

   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

12% Series A Senior Subordinated Notes Due 2009	$15,157,000	100%	100%	$4,001.45

Guarantees	N/A	N/A	N/A	N/A

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) under the Securities Act of 1933.

(2)
Calculated pursuant to Rule 457(f) under the Securities Act. No registration fee is required with respect to the Guarantees under Rule 457(n).

   We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices

Merrill Communications LLC	Delaware	2750	41-0946258	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill Real Estate Company	Minnesota	2750	41-1814548	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill/Magnus Publishing Corporation	Minnesota	2750	41-1631198	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill/New York Company	Minnesota	2750	13-3189038	225 Varick Street New York, New York 10014 (212) 620-5600
Merrill/May Inc.	Minnesota	2750	41-1766390	4110 Clearwater Road St. Cloud, Minnesota 56301 (320) 656-5000
Merrill/Alternatives, Inc.	Minnesota	2750	41-1942608	12849 Industrial Park Blvd. Plymouth, Minnesota 55441 (612) 550-0797
Merrill International Inc.	Minnesota	2750	41-1955344	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
FMC Resource Management Corporation	Washington	2750	91-0950018	14640 172nd Drive SE Monroe, Washington 98272 (360) 794-3157
Merrill Training & Technology, Inc.	Minnesota	2750	41-1867060	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill/Global, Inc.	Minnesota	2750	41-1882477	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill/Executech, Inc.	Minnesota	2750	41-1912010	444 Westport Avenue, 2nd Floor Norwalk, Connecticut 06851 (203) 846-3000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 10, 2000

PROSPECTUS

[MERRILL CORPORATION LOGO]

$15,157,000 12% SERIES A SENIOR SUBORDINATED NOTES DUE 2009

The Company:

•  We are a diversified communications and document services company applying advanced information systems and intranet/Internet technology to provide a broad range of services to our financial, legal and corporate clients.

•  Merrill Corporation
One Merrill Circle
St. Paul, Minnesota 55108
(651) 646-4501

•  We were acquired in November 1999 by a group of investors, including DLJ Merchant Banking Partners II, L.P.

The Offering:

•  We issued the notes as part of units, which consisted of notes and warrants, in a private offering on November 23, 1999.

•  We used the net proceeds of the private offering, together with an equity investment of $132.2 million and borrowings under Merrill Communications LLC's credit facility, to fund our merger with Viking Merger Sub, Inc., to pay related fees and expenses and for general corporate purposes.

•  We will not receive the proceeds of the sale of the notes offered hereby, but will bear the expenses of registration.

The Senior Subordinated Notes:

•  The notes mature on May 1, 2009.

•  Interest payments are due semi-annually in cash in arrears on May 1 and November 1.

•  The notes are guaranteed by our existing wholly-owned domestic restricted subsidiaries.

•  The notes are redeemable on or after November 1, 2004. Up to 35% of all of the notes originally issued in November 1999 are redeemable on or prior to November 1, 2002, with the net proceeds of a public equity offering.

•  The notes and the subsidiary guarantees are general unsecured obligations of ours and rank junior to our and the guarantors' secured obligations and other senior obligations, including any borrowings under Merrill Communications LLC's credit facility.

•  There is currently no public market for the notes. We do not intend to list the notes on any securities exchange or to include them on any over-the-counter market.

This investment involves risk. See "Risk Factors" beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS IS DATED            , 2000

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

    In this prospectus, "Merrill," the "company," "we," "us" or "our" refer to Merrill Corporation and its subsidiaries, except where the context makes clear that the reference is only to Merrill Corporation itself and not its subsidiaries. "Merrill Communications LLC" refers to Merrill Communications LLC, a wholly owned subsidiary of Merrill Corporation. "DLJMB" refers to DLJ Merchant Banking Partners II, L.P. "DLJ Merchant Banking funds" and "DLJMB funds" refer to DLJ Merchant Banking Partners II, L.P. and certain of its affiliated funds.

    Our fiscal year ends on January 31 of each year. Unless the context indicates otherwise, whenever we refer in this prospectus to a particular fiscal year, we mean the fiscal year ending in that particular calendar year.

i

PROSPECTUS SUMMARY

    This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, our company and the notes offered hereby, we encourage you to read this entire prospectus.

PURPOSE FOR THE OFFERING

    On November 23, 1999, we completed the private offering and sale of 140,000 units, each unit consisting of $1,000 principal amount of 12% senior subordinated notes due 2009 and one warrant to purchase 1.22987 shares of our class B common stock. At the time of that private sale, we and our subsidiary guarantors entered into a registration rights agreement with Donaldson, Lufkin & Jenrette Securities Corporation, the initial purchaser of the units, relating to the registration of those notes (which we refer to as the "old notes") with the Securities and Exchange Commission. In that agreement, we agreed to deliver to the holders of the old notes either (a) an exchange offer prospectus, by which we would offer to exchange the old notes of eligible holders for new registered notes, or (b) this prospectus, by which the holders of old notes not eligible to participate in the exchange offer described in clause (a) above may publicly resell their old notes.

    It is our understanding that, under current interpretations by the Securities and Exchange Commission of applicable provisions of the Securities Act of 1933, "affiliates" of an issuer of securities are not eligible to participate in exchange offers of the type we conducted for the other holders of the old notes. Since the selling noteholders named in this prospectus are affiliates of Merrill for purposes of the federal securities laws, they were not eligible to participate in the exchange offer. Accordingly, we are performing our obligation to file the registration statement of which this prospectus is a part, by which the holders of old notes that were not eligible to participate in the exchange offer for new notes may publicly resell their old notes.

    In the registration rights agreement, we agreed to: (1) file the registration statement of which this prospectus is a part on or before September 20, 2000; (2) cause the registration statement to be declared effective by the Securities and Exchange Commission on or before March 19, 2001; and (3) keep the registration statement of which this prospectus is a part effective until the later of (a) the date that the selling noteholders are no longer deemed "affiliates" of Merrill; and (b) the earlier of November 23, 2001 and such earlier date when no notes covered by the registration statement of which this prospectus is a part remain outstanding (each such event referred to in (1), (2) and (3) above, a "registration default"). If we fail to meet any of these obligations, we must pay liquidated damages to the holders of outstanding old notes affected thereby. These liquidated damages will equal with respect to the first 90-day period immediately following the occurrence of the first registration default, an amount equal to $0.05 per week per $1,000 principal amount of notes held by that holder and an additional $0.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $0.25 per week per $1,000 principal amount of notes.

SUMMARY OF THE TERMS OF THE NOTES

Issuer	Merrill Corporation
Original Issuance	$140,000,000 aggregate principal amount of 12% Series A Senior Subordinated Notes due 2009.
Total Amount of Notes Offered by This Prospectus	$15,157,000 aggregate principal amount of 12% Series A Senior Subordinated Notes due 2009.
Maturity	The notes mature on May 1, 2009.
Interest Rate	The notes bear interest at the rate of 12% per annum.
Interest Payment Dates	We pay interest on the notes semi-annually on May 1 and November 1.
Optional Redemption
We may redeem some or all of the notes at any time on or after November 1, 2004, in whole or in part, in cash at the redemption prices described under the heading "Description of Notes—Optional Redemption," plus any accrued and unpaid interest to the date of redemption.

In addition, on or before November 1, 2002, we may redeem up to 35% of the aggregate principal amount of all of the notes originally issued in November 1999 at a redemption price of 112.0% with the proceeds of public equity offerings within 90 days of the closing of a public equity offering. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of all of the notes originally issued in November 1999 remains outstanding.
Change of Control
If we sell substantially all of our assets or experience specific kinds of changes in control as described in more detail under the heading "Description of Notes—Repurchase at the Option of Holders—Change of Control," we will be required to make an offer to purchase the notes. The purchase price will equal 101% of the principal amount of the notes on the date of repurchase, plus any accrued and unpaid interest to the date of repurchase.

Subsidiary Guarantees
The notes are jointly and severally guaranteed on an unsecured, senior subordinated basis by all of our existing wholly-owned domestic restricted subsidiaries and all future wholly-owned domestic restricted subsidiaries that guarantee Merrill Communications LLC's credit facility. We have not included in this prospectus separate financial statements for any of our subsidiary guarantors. We have, however, provided combined information for all subsidiary guarantors.

If we cannot make payments on the notes when they are due, our subsidiary guarantors must make them instead. These subsidiary guarantors are also guarantors, along with us, of Merrill Communications LLC's credit facility and are jointly and severally liable with us on a senior basis for these obligations. To secure the obligations under this credit facility, we pledged all of our limited liability company interests in Merrill Communications LLC and all of the stock of all Merrill Communications LLC's existing or future domestic restricted subsidiaries. We and the guarantor subsidiaries also granted security interests in, or liens on, substantially all other tangible and intangible assets of Merrill, Merrill Communications LLC and the guarantor subsidiaries.
Ranking
The notes and the subsidiary guarantees are general, unsecured obligations of ours and rank:

• behind all of our and our subsidiary guarantors' existing and future senior indebtedness and secured indebtedness, including any borrowings under Merrill Communications LLC's credit facility;

• equally with any of our and our subsidiary guarantors' future senior subordinated indebtedness, including trade payables;

• ahead of any of our and our subsidiary guarantors' future subordinated indebtedness; and

• effectively behind all of the liabilities of our subsidiaries that have not guaranteed the notes.

At April 30, 2000, the notes and the subsidiary guarantees were subordinated to:

• $258.0 million of senior indebtedness; and

• $1.4 million of liabilities, including trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.

Basic Covenants of the Indenture
We issued the notes under an indenture with Norwest Bank Minnesota, N.A., as trustee. The terms of this indenture restrict our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness;

• create liens;

• engage in sale-leaseback transactions;

• purchase or redeem capital stock;

• make investments;

• sell assets;

• engage in transactions with affiliates; or

• effect a consolidation or merger.

These limitations are subject to a number of important qualifications and exceptions. We refer you to the information under the heading "Description of Notes—Covenants."
Events of Default
The indenture describes the circumstances that constitute events of default with respect to the notes. We refer you to the information under the heading "Description of Notes—Events of Default and Remedies."
Use of Proceeds	We will not receive any proceeds from the sale of the notes offered hereby.
Form of the Notes
The notes are represented by one or more permanent global securities in registered form deposited with Norwest Bank Minnesota, N.A., as custodian, for the benefit of The Depository Trust Company. You will not receive notes in registered form unless one of the events set forth under the heading "Description of Notes—Book-Entry, Delivery and Form" occurs. Instead, beneficial interests in the notes are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.
Absence of a Public Market for the Notes
There has been no public market for the notes, and no active public market for the notes is currently anticipated. We do not intend to list the notes on any securities exchange or to include them on any over-the-counter market. We cannot make any assurances regarding the liquidity of the market for the notes, the ability of holders to sell their notes or the price at which holders may sell their notes. We refer you to the information under the heading "Plan of Distribution."
Trustee	Norwest Bank Minnesota, N.A. is serving as the trustee under the indenture.

OUR COMPANY

    We are a diversified communications and document services company applying advanced information systems and intranet/Internet technology to provide a broad range of services to our financial, legal and corporate clients. Our services integrate traditional composition, imaging and printing services with document management, distribution, marketing and software solutions. This integrated approach helps streamline the preparation and distribution of business-to-business communications materials. We serve our domestic clients through 37 business centers in 29 cities throughout the United States, and our international clients through offices in Paris and London, a strategic alliance in Canada and other alliances with local document service providers in Asia, Latin America and Australia.

    Our business strategy is to help our clients communicate more effectively with their clients. We pursue this strategy by providing a total outsourcing solution for all of our clients' business-to-business communications and document needs. As part of our strategy, we focus on specific client segments that have substantial and complex communications requirements for which we develop an expertise that we believe provides us with a significant competitive advantage. Our service offering is often fully integrated with our clients' internal processes, and in many cases we have dedicated full-time personnel situated on-site at our clients' locations. As a result, we have built strong, long-lasting relationships with clients that have trusted us to manage their time sensitive, confidential documents and their branded promotional materials. We believe that these strong, trusted relationships help provide us with a more stabilized source of cash flow.

    As part of our efforts in helping our clients communicate more effectively with their clients, we have been a leader in introducing electronic, digital and Internet-based solutions that add value to traditional printing services. We have designed our service offering to take advantage of our strong technological capabilities in web-based information, document collaboration and distribution and in electronic document imaging, coding and retrieval. The proprietary technology embedded within our services further strengthens our client relationships and the integration of our service offering into our clients' communication processes, which in turn leads to more stabilized cash flows. Furthermore, these capabilities allow us to wrap value-added technology-based communications solutions around basic services, such as printing, thereby allowing us to command higher margins. Our technology expertise has also positioned us as a leader in the evolution of document creation, management and distribution in both print and electronic formats. We view our technology expertise as an important competitive advantage and we have made a significant investment in this area. Currently, we have a team of approximately 235 project managers, software developers, and support personnel responsible for the design, development and implementation of our technology-based offerings.

    We have grown rapidly since our inception, both through internal growth and acquisitions. Since 1993, we have made 13 acquisitions, taking advantage of the consolidation opportunities presented in some of the fragmented market segments in which we participate. Through our growth, we have also expanded the diversity of our service offering and our client base.

    As part of the realignment in our corporate structure in February 1999, we shifted from a geographically based matrix organization into five business units in order to provide clearer accountability, quicker decision making, sharper operational focus within each line of business and to better enable us to capitalize on the growth opportunities within each of our markets. We continue to leverage our information technology concepts across all business units. Our business units are organized under two reportable segments, Specialty Communication Services and Document Services.

Specialty Communication Services

    The Specialty Communication Services segment provides our financial, investment company and corporate clients with information technology-based solutions for the production and distribution of transactional financial documents, marketing materials, compliance documents and branded promotional materials.

  •
  Financial Document Services. We produce and distribute (electronic and paper) time critical, transactional financial documents, such as registration statements, prospectuses, offering memoranda and other printed materials that are part of business financings, mergers and acquisitions. We also produce compliance and reporting documents, such as annual and quarterly reports and proxy statements, that are either mailed or made electronically available to shareholders. In the financial printing market, we are one of three international financial printers with a nationwide network and recognized brand name.

  •
  Investment Company Services. We design, produce, print and distribute marketing materials and compliance documents for public and private investment funds, insurance companies, banks and variable annuity providers, principally in the United States. We also offer software solutions that assist our fund clients with the creation and assembly of fund documents. We currently provide services to eight of the top 10 fund families, in terms of total assets, and we have had relationships with our top 10 fund clients for an average of over 12 years.

  •
  Managed Communications Programs. We provide comprehensive business communications solutions from design to distribution, using fully integrated, customized, print-on-demand communications materials and branded products. For a majority of our clients, we offer a large number (often in excess of 200) of branded promotional products, including business cards, letterhead, product brochures, customer newsletters, retail forms, point-of-purchase materials and "high end" marketing materials. We focus on customer segments with complex distribution requirements and a need to maintain a consistent brand image among dispersed operations, including franchise, retail and agent networks. We believe we are the leading provider of communications management solutions to the real estate brokerage industry. Our clients include some of the largest and most respected real estate brands in the United States, such as Century 21 Real Estate Corporation, Coldwell Banker Corporation, ERA Franchise Systems, Inc., Prudential Real Estate Affiliates and RE/MAX International, Inc., as well as some of the nation's premier marketers, such as Aon Corporation, AXA Financial, Inc. (formerly The Equitable Companies Incorporated), Cendant Corporation, Eddie Bauer, Inc., Nordstrom, Inc. and Visa U.S.A., Inc.

  •
  Merrill Print Group. We offer comprehensive digital prepress, printing and fulfillment services to our other business units and to corporations, design firms and governmental agencies. We maintain an outsourcing strategy and a low fixed-cost asset base in order to maximize the utilization rate of our printing assets. As a result, our capital expenditures are lower than those of a traditional commercial printing company. In addition, we believe our low fixed-cost asset base and outsourcing strategy provide us with a competitive advantage during downturns in printing market demand, when the impact on our profitability is minimized relative to our competition.

Document Services

    Our Document Management Services business unit provides law firms, corporate legal departments, investment banks and other professional services firms with information management products and services designed to enhance productivity and reduce costs. We provide a total outsourcing solution to our clients' information management needs, including providing all of the staff, technology and equipment necessary to manage the varying levels of demand associated with this function. We operate 84 document service centers on-site at client locations in 11 U.S. metropolitan markets. In these centers, we manage a range of services, including document imaging, copying, fax management and desktop publishing. We offer these services typically over a three to five year contractual period. Supporting this business are over 500 of our employees resident in our clients' facilities. We also manage reprographics and regional imaging centers that provide litigation support for small and large-scale assignments. In addition, we offer a sophisticated, web-based litigation support software program that enhances our clients' productivity in the storage and retrieval of legal documents associated with complex corporate and litigation matters.

THE MERGER

    On November 23, 1999, we merged with Viking Merger Sub, Inc. pursuant to an Agreement and Plan of Merger between Merrill and Viking Merger Sub dated as of July 14, 1999, as amended. As a result of the merger, each share of our common stock outstanding immediately prior to the merger converted into the right to receive $22.00 in cash. John W. Castro, our President and Chief Executive Officer, and Rick R. Atterbury, our Executive Vice President and Chief Technology Officer, retained an equity interest in our company representing a then 23.4% of our outstanding capital stock (excluding warrants). The merger was accounted for as a recapitalization and consequently had no impact on our historical basis of assets and liabilities nor resulted in the recording of any goodwill.

    The merger was financed by (1) $220.0 million of proceeds from new senior secured term loans entered into among Merrill Communications LLC, DLJ Capital Funding, Inc., as lead arranger and syndication agent, Wells Fargo Bank, N.A., as documentation agent, and U.S. Bank National Association, as administrative agent, and the other lenders party thereto, (2) approximately $136.2 million of proceeds from the issuance by Merrill of units, each consisting of $1,000 principal amount of 12% senior subordinated notes due 2009 and one warrant to purchase 1.22987 shares of class B common stock, and (3) approximately $110.7 million of proceeds from the issuance by Merrill of class B common stock, preferred stock and warrants to DLJ Merchant Banking Partners II, L.P. and other investors. The notes offered hereby were part of the units sold in November 1999.

OUR ADDRESS

    Our principal executive offices are located at One Merrill Circle, St. Paul, Minnesota 55108. Our telephone number is (651) 646-4501 and our worldwide web site is www.merrillcorp.com. The information contained in our web site, or connected to that site, is not included into and does not constitute part of this prospectus.

    We own or have the rights to various trademarks or trade names used in our business, including the following: Merrill®, Merrill e-Collaborate™, Merrill e:Proof™, Merrill<>Link™, MDB<>Link™, Merrill TextManager™, MerrillReports™, MerrillConnect™, Merrill@ccess™, Merrill net:Prospect™, Merrill UR Law™ and EFD™.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The table below includes summary historical and unaudited pro forma consolidated financial data for our company. The summary historical consolidated financial data is derived from our consolidated financial statements and the related notes, which are included elsewhere in this prospectus. The summary unaudited pro forma consolidated financial data is derived from our historical financial data and give effect to the transactions described in "Unaudited Pro Forma Consolidated Financial Data" included elsewhere in this prospectus. The summary unaudited pro forma consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of our financial position or results of operations if those transactions had actually occurred on those dates, and is not necessarily indicative of our future results of operations or financial position. You should read the information contained in this table in conjunction with the information under the headings "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Consolidated Financial Data" and our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.

	Year Ended January 31,								Three Months Ended April 30,
	1997		1998		1999		2000		1999		2000
	(dollars in millions)
Operating Data:
Revenue	$353.8		$459.5		$509.5		$587.7		$131.8		$169.4
Gross profit	126.3		164.1		178.9		194.3		47.3		54.6
Operating income	36.3		50.0		51.2		5.3		9.5		8.2
Net income (loss) available to common	17.8		26.0		26.5		(17.6)		4.5		(3.0)
Other Data:
EBITDA (1)	$49.8		$67.6		$71.1		$28.5		$14.7		$14.1
Adjusted EBITDA (1)	49.8		67.6		71.1		74.2		14.7		16.6
Capital expenditures	9.2		17.1		16.5		14.9		2.8		2.3
Cash interest expense	4.1		4.3		4.0		12.8		1.1		9.6
Depreciation and amortization (2)	13.4		17.6		19.9		23.4		4.9		6.2
Ratio of earnings to fixed charges	6.3	x	7.6	x	7.8	x	0.5	x	5.5	x	0.9	x
Net cash provided by (used in) operating activities	8.5		30.9		55.8		(20.0)		(30.4)		(37.4)
Net cash used in investing activities	(35.8)		(30.1)		(23.1)		(71.8)		(54.3)		(8.2)
Net cash provided by (used in) financing activities	20.4		(3.4)		(11.8)		82.8		65.3		38.7
	Pro Forma
	Year Ended January 31, 2000		Three Months Ended April 30, 1999
	(dollars in millions)
Pro Forma Data:
Revenue	$610.0		$152.3
EBITDA (1)	32.8		18.3
Adjusted EBITDA (1)	78.5		18.3
Capital expenditures	15.0		6.0
Cash interest expense	39.8		9.8
Ratio of Adjusted EBITDA to cash interest expense	2.0	x	1.9	x

	As of January 31,		As of April 30,
	1999	2000	2000
	(dollars in millions)
Balance Sheet Data:
Cash and cash equivalents	$23.5	$14.5	$7.5
Total assets	265.9	354.9	396.3
Total debt (3)	41.9	356.3	387.8
Preferred stock (4)	—	35.7	37.3
Shareholders' equity (deficit) (3)(4)(5)	141.2	(129.5)	(125.3)

(1)
Earnings before interest, taxation, depreciation and amortization (EBITDA) is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with accounting principles generally accepted in the United States.) We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. Adjusted EBITDA, which represents EBITDA, as defined, adjusted for non-recurring merger costs and start-up and transitional costs related to international operations and certain new customer accounts is presented because we believe it is a meaningful indicator of our operating performance.

(2)
Depreciation and amortization includes a $1.2 million and $0.1 million goodwill writedown for the years ended January 31, 1999 and 2000, respectively.

(3)
Represents total debt net of $3.8 million and $3.5 million of unamortized discount associated with the units as of January 31, 2000 and April 30, 2000, respectively. In addition, for accounting purposes, a $1.7 million value has been ascribed to the warrants and has been classified as additional paid-in-capital under shareholders' equity.

(4)
In connection with the merger, certain affiliates of DLJMB and institutional investors purchased preferred stock and warrants for total consideration of $40.0 million. For accounting purposes, a $5.5 million value has been ascribed to the warrants and has been classified as additional paid-in-capital under shareholders' equity. Prior to November 15, 2004, dividends will accrete to the liquidation value of the preferred stock unless the holders elect to receive such dividends in the form of additional shares of preferred stock. After November 15, 2004, dividends are payable in cash.

(5)
In connection with the merger, DLJMB funds invested $70.7 million, and Messrs. Castro and Atterbury invested, through the retention of existing shares, $21.5 million of common equity for a then 23.4% equity interest in our company (excluding warrants).

RISK FACTORS

    In deciding whether to purchase the notes offered hereby, you should consider the risks associated with the nature of our business and the risk factors relating to our indebtedness and the notes in addition to the other information contained in this prospectus.

Risks relating to our business

  A material amount of our revenue is derived from traditional printing services, and we may not be able to reduce our dependence on this revenue if our focus on value-added technology is not successful.

    An important objective of our business plan is to reduce the proportion of our revenue derived from traditional, transaction-related printing services by focusing on the value we can add to those services through our platform of advanced electronic, digital and Internet-based solutions. We believe that this focus, which emphasizes highly customized services, will lead to more stable recurring revenue from long-term contracts and to more opportunities to become a client's preferred vendor for new or enhanced products and services. While our track record for creating and selling technology-based solutions is strong so far, this strategy has many risks, including the following:

  •
  the pace of technological changes affecting our business units and our clients' needs has been rapid and could make some of our products and services obsolete before we have recovered the cost of developing them or obtained the planned return on our investment;

  •
  product innovations and effective servicing of our client relationships require a large investment in personnel and training. The market for technical staff is exceptionally competitive, and we may not be able to attract and retain sufficient qualified personnel to implement our plan fully;

  •
  because technology-based markets are evolving so rapidly, they are very fragmented, with numerous competing products and services. The markets are particularly fragmented in our Investment Company Services, Managed Communications Programs and Document Management Services business units. Competitors that have greater experience, resources or a more widely accepted reputation for providing technology-based solutions may be better able to gain market share in our targeted markets or develop "next generation" products more quickly and comprehensively; and

  •
  many of our technology-based solutions are most efficient and command better prices when they are part of a package of bundled services. If a client buys only one component of a package of bundled services, it may be more difficult for us to achieve the benefits of a long-term relationship with that client, including our revenue and margin objectives.

  Revenue from printed financial documents is subject to volatility in demand, which could adversely affect our results.

    While we believe that our strong technology focus positions us to capitalize on changing communication demands, developments in e-Commerce and the growing acceptance of outsourcing as a management tool, we anticipate that our Financial Document Services and Investment Company Services business units will continue to contribute a material amount to our operating results. The market for these services depends in part on the demand for printed financial documents, which is driven largely by the Securities Exchange Commission and other regulatory bodies. Any rulemaking affecting the content of prospectuses and their delivery could have an adverse effect on our business.

    Demand for services provided by our Financial Document Services and, to a lesser extent, Investment Company Services business units can also be affected by volatility in domestic and international markets due to economic, political and other events beyond our control. In recent years, with some exceptions (for example, during the Fall of 1998), the volume of transactional activity and thus the demand for our Financial Document Services has been high. We cannot assure you that this will continue. In addition, any financial crisis or prolonged period of market uncertainty that reduces transactional activity could materially adversely affect our results and financial condition.

  Our industry is highly competitive and we may not be able to compete effectively.

    Competition in our industry is intense. In our Financial Document Services, Investment Company Services and Merrill Print Group business units we compete with large, national printers, which may have greater financial resources and which are capable of competing effectively in our marketplace. We also compete with many smaller, regional printers across the United States in these business units. In our Managed Communications Programs business unit we compete with large, national integrated print and information service providers, as well as a number of smaller regional and local companies. In our Document Management Services business unit we compete with nationwide services companies, as well as a number of smaller, local companies. Competition in our industry for all of our business units is based principally on quality of service, price, technological capability and established relationships. We cannot assure you that we will be able to compete effectively in all these areas in the future.

  If we are unable to retain our key employees and attract and retain other qualified personnel, our business could suffer.

    Our ability to grow and our future success will depend to a significant extent on the continued contributions of our senior management, in particular John Castro and Rick Atterbury, and technical and sales personnel, many of whom would be difficult to replace. We do not have key person life insurance on all of our key personnel.

    Our future success will also depend in large part on our ability to identify, attract and retain other highly qualified managerial, technical, sales and marketing and customer service personnel. Competition for these individuals is intense, especially in the markets in which we operate. We may not succeed in identifying, attracting and retaining such personnel. Further, competitors and other entities have in the past recruited and may in the future attempt to recruit our employees, particularly our sales personnel. The loss of the services of any of our key personnel, the inability to identify, attract or retain qualified personnel in the future or delays in hiring qualified personnel, particularly technical and sales personnel, could make it difficult for us to manage our business and meet key objectives, such as the timely introduction of new technology-based products and services, which would harm our business, financial condition and operating results.

  The replacement of our international joint venture arrangement with our own direct operations and the expansion of our existing international operations involves risk.

    In December 1999, our Financial Document Services business unit ended its joint venture arrangement in Europe, Japan, Latin America and Asia and began its own direct operations in Europe. We also plan to expand our existing international operations and establish additional facilities in other parts of the world. The replacement of our international joint venture arrangement with our own direct operations and the expansion of our existing international operations and entry into additional international markets requires significant management attention and financial resources. In addition, there are many barriers to competing successfully in the international arena, including:

  •
  costs of customizing products and services for foreign countries;

  •
  difficulties in managing and staffing international operations;

  •
  reduced protection for intellectual property rights in some countries;

  •
  currency exchange rate fluctuations;

  •
  longer sales and payment cycles;

  •
  greater difficulties in collecting accounts receivable;

  •
  the burdens of complying with a wide variety of foreign laws;

  •
  licenses, tariffs and other trade barriers;

  •
  potentially adverse tax consequences;

  •
  unexpected changes in regulatory requirements; and

  •
  political and economic instability.

    We cannot assure you that our direct operations in Europe will be successful, that our investments in establishing or expanding operations in other countries will produce desired levels of revenue or that one or more of the factors listed above will not harm our business.

  There are risks associated with our strategy of growth and diversification through acquisitions.

    As part of our growth and diversification strategy, we intend to pursue acquisitions of businesses, technologies and product lines that are complementary to our core businesses. Our ability to grow through such acquisitions will depend on the availability of suitable acquisition candidates at an acceptable cost, our ability to compete effectively for these acquisition candidates and the availability of capital to complete such acquisitions. These risks could be heightened if we complete several acquisitions within a relatively short period of time. The benefits of an acquisition may often take considerable time to develop, and we cannot guarantee that any acquisition will in fact produce the intended benefits.

    In addition, acquisitions and integration of those acquisitions involve a number of risks, including:

  •
  inaccurate assessment of undisclosed liabilities;

  •
  entry into markets in which we may have limited or no experience;

  •
  diversion of management's attention from our core businesses;

  •
  potential loss of key employees or clients of the acquired businesses;

  •
  difficulties in assimilating the operations and products of an acquired business or in realizing projected efficiencies, cost savings and revenue synergies; and

  •
  increase in our indebtedness and contingent liabilities, which could in turn restrict our ability to access additional capital when needed or to pursue other important elements of our business strategy.

    In addition, some acquisitions may require the consent of the lenders under Merrill Communications LLC's credit facility, and we cannot predict whether approvals would be forthcoming or the terms on which the lenders would approve such acquisitions.

  The interests of our controlling shareholders may be in conflict with your interests as a holder of notes. This conflict could result in corporate decision-making that involves disproportionate risks to the holders of the notes, including our ability to service our indebtedness or pay the principal amount of indebtedness when due.

    Circumstances may occur in which the interests of our principal shareholders could be in conflict with your interests as noteholders. For example, these shareholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though those transactions may involve risks to you as a holder of the notes.

    As of June 30, 2000, 59.8% of the outstanding shares of class B common stock of our company was held by DLJ Merchant Banking funds. DLJ Merchant Banking funds control us and have the power to elect a majority of our directors, appoint new management and approve any action requiring the approval of the holders of common stock, including adopting amendments to our articles of incorporation and approving acquisitions or sales of all or substantially all of our assets. The directors elected by DLJ Merchant Banking funds have the ability to control decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

    The general partners of each of DLJ Merchant Banking funds are affiliates or employees of Donaldson, Lufkin & Jenrette, Inc. We cannot assure you that our relationship with Donaldson, Lufkin & Jenrette, Inc. will not impact our Financial Document Services business by causing other financial institutions to direct their business to our competitors.

Risks relating to our indebtedness

  The level of our indebtedness could make it more difficult for us to meet our obligations under the notes, divert our cash flow from operations for debt payments, limit our ability to borrow funds and increase our vulnerability to general adverse economic and industry conditions.

    As of January 31, 2000 and April 30, 2000, we had (1) total indebtedness of approximately $356.3 million and $387.8 million, respectively, and (2) $50.0 million and $13.9 million, respectively, of borrowings available under Merrill Communications LLC's credit facility, subject to customary conditions. The credit facility and the indenture allow us to incur significant additional indebtedness, which may be secured, from time to time, for acquisitions or other corporate purposes.

    The level of our indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to pay our debts, including the notes, and meet our other financial obligations as they become due during general negative economic and market industry conditions because if our revenue decreases, we may not have sufficient cash flow from operations to make our scheduled debt and financial obligation payments;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing cash flow available for general corporate purposes, including capital expenditures and acquisitions;

  •
  limit our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility in planning for or reacting to competitive and other changes in our industry and economic conditions generally;

  •
  expose us to risks inherent in interest rate fluctuations because some of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and

  •
  place us at a disadvantage compared to our competitors that have less debt.

  We may not have sufficient cash flow from operations, available cash and available borrowings under Merrill Communications LLC's credit facility to service our indebtedness which will require a significant amount of cash.

    Our ability to pay or to refinance our indebtedness will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory,

business and other factors beyond our control. We anticipate that our operating cash flow, together with money Merrill Communications LLC can borrow under its credit facility, will be sufficient to meet anticipated future operating expenses, to fund capital expenditures and to service our debt as it becomes due. However, we cannot assure you that our business will generate sufficient cash flow from operations, that our currently anticipated revenue and cash flow growth will be realized or that future borrowings will be available to us under Merrill Communications LLC's credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may need to restructure or refinance our indebtedness or seek additional equity capital. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, if at all.

  Failure to comply with any of the restrictive covenants in our indenture and Merrill Communications LLC's credit facility could result in acceleration of some of our indebtedness and we may not have sufficient cash to repay the accelerated indebtedness.

    The indenture governing the notes contains various covenants that limit our ability to engage in certain transactions. In addition, Merrill Communications LLC's credit facility contains other and more restrictive covenants and prohibits us from prepaying our subordinated indebtedness, including the notes. Merrill Communications LLC's credit facility also requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants would result in an event of default under the credit facility. Upon the occurrence of an event of default under the credit facility, the lenders could elect to declare all amounts outstanding under the credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We pledged substantially all of our assets, other than assets of our foreign subsidiaries, as collateral for the credit facility, including all of our limited liability company interests in Merrill Communications LLC. An acceleration under the credit facility would also constitute an event of default under the indenture relating to the notes. We may not have sufficient funds to repay the accelerated indebtedness.

  The restrictive covenants in our indenture and Merrill Communications LLC's credit facility limit our ability to respond to changing economic and business conditions and may place us at a competitive disadvantage relative to other companies that are subject to fewer or less restrictive limitations.

    The restrictive covenants in our indenture and Merrill Communications LLC's credit facility limit the amount and kind of distributions that we and our subsidiaries may make and our ability to dispose of operations or to engage in mergers. These restrictions can adversely affect our ability to respond to changing economic and business conditions and may place us at a competitive disadvantage relative to other companies that are subject to fewer or less restrictive limitations. Transactions that we may view as important opportunities, such as material acquisitions, are also subject to the consent of lenders under Merrill Communications LLC's credit facility, which may be withheld or granted subject to conditions specified at the time that may affect the attractiveness or viability of the transaction.

  Because the notes and subsidiary guarantees rank behind our secured and senior indebtedness, holders of notes may receive proportionately less than holders of our secured and senior debt in a bankruptcy, liquidation, reorganization or similar proceeding.

    The notes and subsidiary guarantees rank behind our secured debt to the extent of the assets securing that indebtedness. The notes and subsidiary guarantees also rank behind all of our and the subsidiary guarantors' existing and future senior indebtedness, including all indebtedness under, and guarantees of, Merrill Communications LLC's credit facility. As a result, if we become insolvent or enter into a bankruptcy or similar proceeding, then the holders of our senior indebtedness must be paid in full before you are paid. In addition, we cannot make any cash payments to you if we have failed to make payments to holders of designated senior indebtedness. Under certain circumstances, we cannot make any payments to you for a period of up to 179 days if a non-payment default exists under our designated senior indebtedness. At April 30, 2000, the notes ranked behind in right of payment to $258.0 million of senior indebtedness.

  We may incur additional indebtedness ranking equal to the notes or the subsidiary guarantees.

    If we or a subsidiary guarantor incur any additional debt that ranks equally with the notes or the subsidiary guarantees, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to you.

  The notes are structurally junior to indebtedness of our non-guarantor subsidiaries.

    You will not have any claim as a creditor against any of our non-guarantor subsidiaries, and indebtedness and other liabilities, including trade payables, of those subsidiaries are effectively senior to your claims against those subsidiaries. As of April 30, 2000, our non-guarantor subsidiaries had $1.4 million of outstanding liabilities, including trade payables but excluding intercompany obligations.

  If our subsidiaries cannot distribute cash to us, then we may not be able to meet our debt service obligations.

    In connection with the financing of our merger with Viking Merger Sub, Inc. in November 1999, we transferred substantially all of our assets to Merrill Communications LLC, our wholly owned subsidiary. Because we are a holding company with no direct operations and no significant assets other than the limited liability company interests in Merrill Communications LLC, which have been pledged to secure Merrill Communications LLC's obligations under its credit facility, we are dependent on the cash flows of our direct and indirect subsidiaries to meet our obligations, including the payment of principal and interest on the notes. We and Merrill Communications LLC are parties to the credit facility, which imposes restrictions on the ability of Merrill Communications LLC and its subsidiaries to pay dividends to us other than for the purpose of making current payments of principal and interest on the notes and specified fees and expenses incurred by us. For more information about Merrill Communications LLC's credit facility, you should read "Description of Merrill Communications LLC's Credit Facility." Subject to the restrictions contained in the indenture, future borrowings by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us.

    In addition, under applicable state law, our subsidiaries may be limited in amounts that they are permitted to pay as dividends to us on their capital stock. In particular, under Delaware law, a limited liability company, such as Merrill Communications LLC, may not make distributions to its members if, after giving effect to those distributions, the liabilities of the limited liability company could exceed the fair market value of its assets. We cannot predict what the value of our subsidiaries' assets or the amount of their liabilities will be in the future and whether those amounts will permit the payment of distributions to us. Accordingly, we cannot assure you that we will be able to pay our debt service obligations on the notes.

  We may be unable to purchase the notes upon a change of control.

    Upon the occurrence of "change of control" events specified in "Description of Notes," you may require us to purchase your notes at 101% of their principal amount, plus accrued interest. The terms of Merrill Communications LLC's credit facility limit our ability to purchase your notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under the credit facility and other indebtedness with similar restrictions. We cannot assure you that we will have the financial resources to purchase your notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. Merrill Communications LLC's credit facility currently provides that certain change of control events will constitute a default and could result in the acceleration of our indebtedness under the credit facility. Failure to make a required repurchase of notes would be an event of default under the indenture governing the notes and would allow the indebtedness evidenced by the notes to be accelerated. This would constitute an event of default under the credit facility and would result in an acceleration of the indebtedness under the credit facility. Under these circumstances, the subordination provisions of the indenture would restrict us from making payments to the holders of the notes.

  Fraudulent transfer statutes may limit your rights as a noteholder.

    Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to

  •
  avoid all or a portion of our obligations to you;

  •
  subordinate our obligations to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

  •
  take other action detrimental to you, including invalidating the notes.

  In that event, we cannot assure you that you would ever be repaid.

    Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

  •
  issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and

  - were insolvent or were rendered insolvent by reason of the issuance of the notes;

  - were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

  - intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

    Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

    Different jurisdictions define "insolvency" in various ways. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if:

  •
  our liabilities exceeded our assets, at a fair valuation, or

  •
  the present saleable value of our assets was less than amount required to pay our total existing debts and liabilities, including the probable liability related to contingent liabilities, as they become absolute or matured.

    We cannot assure you (1) what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued; (2) that, regardless of the method of valuation, a court would not determine that we were insolvent on that date; or (3) that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

    Our obligations under the notes are guaranteed by all of our wholly-owned domestic restricted subsidiaries, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under the indenture is limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including:

  •
  our financial performance;

  •
  our growth in revenue and earnings;

  •
  our ability to integrate successfully the operations of recent acquisitions; and

  •
  our new product and service offerings.

    You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including:

  •
  our ability to continue to diversify our revenue stream;

  •
  the pace of technological changes affecting our business;

  •
  the demand for printed financial documents; and

  •
  the competitive environment in our business.

    In addition, you should consider the factors set forth under the heading "Risk Factors." These and other factors may cause our actual results to differ materially from any forward-looking statement.

    Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus and other statements made from time to time from us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and other statements made from time to time from us or our representatives, might not occur. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

    All of the notes offered under this prospectus are being sold by the noteholders named under the heading "Noteholders". We will not receive any proceeds from the sale of the notes.

    Our net proceeds from the sale in November 1999 of the units, which consisted of the notes and warrants, after deducting discounts and expenses, were approximately $132.1 million. The net proceeds of the offering of the units, together with borrowings under Merrill Communications LLC's credit facility and equity investments in Merrill, were used to help fund the merger of Viking Merger Sub, Inc. with and into Merrill in November 1999.

CAPITALIZATION

    The following table presents on a consolidated basis our capitalization as of April 30, 2000. This table should be read in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

As of April 30, 2000
(dollars in millions)
Cash and cash equivalents	$7.5

Long-term debt, including current portion:
Existing debt	$2.3
Credit facility
Revolving credit facility	36.1
Term loans	219.6
Notes (1)	129.8

Total debt	387.8

Preferred stock, 500,000 authorized; 500,000 shares issued (2)	37.3
Shareholders' deficit:
Class B common stock, 10,000,000 authorized, 4,935,385 shares issued	—
Common stock, 25,000,000 authorized, no shares issued	—
Additional paid-in-capital	106.4
Retained earnings	(231.8)

Total shareholders' deficit	(125.3)

Total capitalization	$299.8

(1)
Represents $135.0 million in aggregate principal amount of old notes offered in connection with the merger financing, net of unamortized discount of $3.5 million and $1.7 million attributed to the value of the warrants issued as part of the units. The value of the warrants has been classified as additional paid-in-capital under shareholders' deficit.

(2)
Represents $40.0 million in aggregate preferred stock offered in connection with the merger financing, net of $5.5 million attributed to the value of the warrants issued as part of the preferred stock. The value of the warrants has been classified as additional paid-in-capital under shareholders' deficit.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The tables below set forth selected consolidated financial information for us for each of the five fiscal years ended January 31, 1996 to 2000 and for the three month periods ended April 30, 1999 and 2000. We derived the consolidated statements of operations data and consolidated balance sheet data as of and for the five years ended January 31, 1996 to 2000 from our consolidated financial statements which have been audited by PricewaterhouseCoopers LLP, independent accountants. We derived the consolidated statements of operations data and consolidated balance sheet data for and as of the three month periods ended April 30, 1999 and 2000 from our unaudited consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of results for these unaudited periods. The results of operations for the three month period ended April 30, 2000 are not necessarily indicative of the results of operations that may be expected for the full fiscal year 2001.

    You should read the selected consolidated financial data presented below in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements with related notes contained elsewhere in this prospectus.

Year Ended January 31,	Three Months Ended April 30,
1996	1997	1998	1999	2000	1999	2000
(dollars in millions)
Statement of Operations Data:
Revenue	$245.3	$353.8	$459.5	$509.5	$587.7	$131.8	$169.4
Cost of revenue	165.8	227.5	295.4	330.6	393.5	84.6	114.8

Gross profit	79.5	126.3	164.1	178.9	194.3	47.3	54.6
Selling, general and administrative expenses	60.1	89.9	114.2	127.7	146.4	37.7	46.3
Merger costs	—	—	—	—	42.6	—	0.2

Operating income	19.5	36.3	50.0	51.2	5.3	9.5	8.2
Interest expense	(1.1)	(4.1)	(4.3)	(4.0)	(13.2)	(1.1)	(9.9)
Other income (expense), net	0.3	0.3	0.8	0.4	(0.9)	(0.2)	1.2

Income (loss) before provision for income taxes	18.7	32.5	46.5	47.7	(8.8)	8.2	(0.6)
Provision for income taxes	8.0	14.6	20.4	21.2	7.5	3.7	0.8

Income (loss) before minority interest	10.7	17.8	26.0	26.5	(16.3)	4.5	(1.4)
Minority interest	—	—	—	—	0.1	—	0.1

Income (loss) from continuing operations	10.7	17.8	26.0	26.5	(16.4)	4.5	(1.5)
Accreted preferred stock dividend	—	—	—	—	(1.2)	—	1.6

Net income (loss) available to common	$10.7	$17.8	$26.0	$26.5	$(17.6)	$4.5	$(3.0)

Balance Sheet Data (at end of period):
Cash and cash equivalents	$12.1	$5.2	$2.5	$23.5	$14.5	$4.1	$7.5
Working capital (1)	34.6	71.0	77.6	60.5	99.8	112.2	143.3
Total assets	125.5	202.0	246.5	265.9	354.9	337.3	396.3
Total debt (2)	13.8	49.6	42.7	41.9	356.3	106.4	387.8
Total shareholders' equity (deficit)	77.7	96.2	125.7	141.2	(129.5)	146.5	(125.3)
Other Data:
EBITDA (3)	$30.3	$49.8	$67.6	$71.1	$28.5	$14.7	$14.1
Adjusted EBITDA (3)	30.3	49.8	67.6	71.1	74.2	14.7	16.6
Capital expenditures	12.5	9.2	17.1	16.5	14.9	2.8	2.3
Depreciation and amortization (4)	10.8	13.4	17.6	19.9	23.4	4.9	6.3
Ratio of earnings to fixed charges	7.7	x	6.3	x	7.6	x	7.8	x	0.5	x	5.5	x	0.9	x

(1)
Excludes cash and current maturities of debt and capital lease obligations.

(2)
Total debt includes all debt and capital lease obligations.

(3)
Earnings before interest, taxation, depreciation (EBITDA) is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with accounting principles generally accepted in the United States). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. Adjusted EBITDA, which represents EBITDA, as defined, adjusted for non recurring merger costs and start-up and transition costs related to international operations and certain new customer accounts is presented because we believe it is a meaningful indicator of our operating performance.

(4)
Depreciation and amortization includes a $1.2 million and $0.1 million goodwill writedown for the year ended January 31, 1999 and 2000, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with our consolidated financial statements including the notes to those statements, included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause those differences include, but are not limited to, those discussed under the heading "Risk Factors."

Overview

    We are a diversified communications and document services company applying advanced information systems and intranet/Internet technology to provide a full range of services to our corporate, financial and legal clients. We maintain a disciplined focus on specific target markets with substantial, complex business communication requirements, and we aggressively pursue a leadership position within each of these markets.

    In February 1999, we realigned our corporate structure by shifting from a geographically based matrix organization into five business units in order to provide clearer accountability, quicker decision making and sharper operational focus within each line of business. These business units have been organized into two reportable segments, Specialty Communication Services and Document Services:

  Specialty Communication Services

  •
  Financial Document Services

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  Investment Company Services

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  Managed Communications Programs

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  Merrill Print Group

  Document Services

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  Document Management Services

Our management's discussion and analysis for the fiscal years ended January 31, 2000 and 1999 and the three month periods ended April 30, 2000 and 1999 reflects our recent realignment into these five business units. Our management's discussion and analysis for prior periods reflect the historical presentation of our business on a product line basis.

    Our Financial Document Services business historically has generated large, high margin cash flow. This business encompasses transactional documents that generally reflect the level of deal activity in the capital markets as well as required regulatory compliance and other repetitive work that is typically not significantly affected by capital market fluctuations. While some types of transactions tend to increase when others are out of favor, a prolonged reduction in the overall level of financial transactions could be expected to have a negative impact on our Financial Document Services business. This was the case, for example, during the Fall of 1998 when pronounced economic difficulties in certain emerging markets reduced the overall level of transaction activity on a global scale. As a result, revenue related to transaction-based financial printing was depressed for the fourth quarter of fiscal year 1999 and the first quarter of fiscal year 2000, during which time we would have completed and invoiced certain transactions that were otherwise postponed or terminated. The first and second quarters of fiscal 1999, on the other hand, represented relatively robust capital markets, which translated into strong operating results for the transaction portion of our Financial Document Services business during these periods.

    In an effort to maximize the stability of our revenue and profitability, we have not only strived to grow the non-financial transaction portion of our Financial Document Services business, but we have also continued to develop and grow our other business units. Our Investment Company Services, Managed Communications Programs and Document Management Services businesses all compete in highly fragmented markets that we believe are undergoing robust growth. Compliance documentation and marketing materials for our investment fund and corporate clients are not significantly affected by capital markets fluctuations, but are usually in higher demand during our first fiscal quarter as a result of our clients' annual filing requirements. Our Managed Communications Programs and Document Management Services businesses tend to follow general economic trends. Both of these businesses also have a considerable amount of long-term contracted revenue that serves to stabilize our operating results. We generally do not begin to receive significant revenue in our Managed Communications Programs business until we have invested approximately six to 12 months analyzing our clients' communication processes and designing appropriate product and service offerings that effectively address their needs.

    The strength of our diversification effort has been attributable to both internal growth and acquisitions. On June 11, 1998, we acquired Executech, Inc. and World Wide Scan Services, LLC, an East Coast-based software and imaging company that expanded Document Management Services' client base, giving us a strong presence among top-100 law firms and Fortune 200 corporate law departments. On April 14, 1999, we finalized the acquisition of Daniels Printing, Limited Partnership, a full-service financial and commercial printing company based in suburban Boston, Massachusetts, that strengthens the presence of our Investment Company Services business in the important New England market. We acquired Alternatives Communications Group, Inc. on June 14, 1999, extending the service capabilities, customer base and geographic reach of our Managed Communications Programs business. On March 31, 2000, we acquired the financial services and training documentation business of Ames Safety Envelope Company (known as Ames On Demand), a full-service printer based in Woburn, Massachusetts. Adding Ames On Demand to our product mix enhances our presence in the New England market by bringing fulfillment and distribution capabilities to the northeastern United States where many of our financial services clients are based. On April 12, 2000, we acquired NTEXT Corporation, a translation services business located in New York. As a result of this acquisition, our Financial Document Services business unit now offers translation services to its customers as part of its regular product offering. We have accounted for all of these acquisitions under the purchase method of accounting. Accordingly, our historical results reflect these acquired operations from the date of acquisition.

    In addition to broadening our revenue and customer base, we also strive to maintain a low fixed cost asset base and high utilization rates in connection with our printing assets. This enables us to better respond to a potential downturn in the financial markets and the associated reduction in demand for transaction-based printing services. In periods of strong demand, we subcontract as much as 40% of our printing requirements to third-party local vendors. We pursue a strategy of maintaining a low fixed cost asset base throughout all of our other business units as well. For example, we pioneered the hub and spoke network utilized in our Financial Document Services and Investment Company Services businesses as an efficient method to deploy the resources needed in those businesses. In our Document Management Services business, we have leasing arrangements with major manufacturers of photocopying equipment, whereby we lease such equipment on an as-needed basis and pay for such usage entirely on a per copy basis (as opposed to paying a fixed monthly rental cost). These arrangements are in line with our overall operating strategy of minimizing our fixed cost asset base and maximizing operating flexibility.

    In all of our business units, we recognize revenue when we ship or complete the product or, in the case of our Document Management Services, when we provide the service. Prior to our recent corporate realignment, our printing operations were historically reflected as a cost center in our overall operating results for the entire company. With its formation in February 1999, the Merrill Print Group has been established as a profit center responsible for managing the printing operations for all of our internal businesses as well as our growing base of commercial printing clients.

    As a result of the merger, we incurred merger costs of approximately $42.6 million, net of $10.2 million that related to financing costs that have been capitalized and amortized over the term of the finance agreements. Approximately $26.3 million of total merger costs was attributable to the cancellation of stock options and the related payments to the stock option holders. The remaining $16.3 million of fees and expenses relates to non-capitalizable merger fees and expenses. A substantial one-time charge was recorded during the fourth quarter of fiscal year 2000. Because this charge was funded entirely through the proceeds of the merger financing, this charge did not have a material impact on our liquidity, ongoing operations or market position. The merger was accounted for as a recapitalization and consequently had no impact on our historical basis of assets and liabilities nor resulted in the recording of any goodwill.

Results of Operations

Three Months Ended April 30, 2000 compared to three months ended April 30, 1999

Revenue

    Overall revenue increased 28.5% to $169.4 million for the three months ended April 30, 2000 from $131.8 million in the three months ended April 30, 1999. Revenue in the Specialty Communication Services segment increased $32.5 million, or 28.3%, to $147.6 million for the three months ended April 30, 2000 from $115.0 million for the same period one year ago. Within the Specialty Communication Services segment, Financial Document Services revenue increased 22.6% to $77.9 million for the three months ended April 30, 2000 from $63.5 million for the three months ended April 30, 1999. Revenue generated by financial transactions accounted for 29.8% of total revenue for the three months ended April 30, 2000 compared to 30.6% for the three months ended April 30, 1999. Financial transaction revenue increased 25.1% for the three months ended April 30, 2000 when compared to the same period one year ago reflecting stronger domestic financial markets and increased international activity generated by our recently opened London and Paris offices. Corporate regulatory compliance revenue increased 21.5% for the three months ended April 30, 2000 versus the same period one year ago. The increase is attributed to our continued aggressive effort to develop corporate relationships. Investment Company Services' revenue increased $9.3 million, up 32.6% to $37.6 million for the three months ended April 30, 2000 from $28.4 million for the three months ended April 30, 1999. This increase was driven mostly by the positive impact of Daniels Printing operation, which was acquired in April 1999, and strong demand for our fulfillment services. Managed Communication Program revenue increased $3.6 million, or 17.2%, to $24.7 million for the three months ended April 30, 2000 from $21.1 million for the same period one year ago. The positive impact of Alternative Communications operation, which was acquired in June of 1999, and revenue generated by our real estate programs and product offerings drove this growth. Merrill Print Group revenue increased $5.3 million to $7.3 million for the three months ended April 30, 2000 from $2.1 million for the three months ended April 30, 1999. This increase is attributed to the addition of the Daniels Printing operation.

    Revenue in the Document Services segment increased $5.0 million, or 30.1% to $21.8 million for the three months ended April 30, 2000 from $16.8 million for the same period one year ago. This increase resulted from strong growth mainly from our existing document service center clients and continued growth in our transactional and imaging businesses.

Gross profit

    Gross profit increased $7.4 million, or 15.6%, to $54.6 million for the three months ended April 30, 2000 from $47.3 million for the same period one year ago. The increase in gross profit was due to increased revenue discussed above. As a percentage of revenue, gross profit was 32.3% for the three months ended April 30, 2000 compared to 35.9% for the same period last year. This decrease in gross profit as a percentage of revenue was due to a general shift in revenue mix from higher gross margin financial transaction revenue to revenue generated by our other business units that tend to be less cyclical, but carry lower gross margins. Specifically, our margins were negatively impacted by a shift in mix from higher margin merger and acquisition jobs to lower margin IPO and other registration work in our Financial Documents Service business unit. The establishment of our wholly-owned European operation, including the transition from our former international partner, and lower margin commercial printing revenue associated with the Daniels Printing acquisition also contributed to the decrease in gross profit as a percentage of revenue.

Selling, general and administrative

    Selling, general and administrative expenses increased $8.5 million to $46.3 million for the three months ended April 30, 2000 from $37.7 million during the same period last year. Selling, general and administrative expenses primarily increased as a result of variable costs associated with increased revenue, primarily selling compensation, and related expenses associated with the acquired Daniels Printing and Alternative Communications operations. Selling, general and administrative expenses as a percentage of revenue were 27.3% for the three months ended April 30, 2000 compared to 28.6% for the same period one year ago. This decrease in selling, general and administration expenses as a percentage of revenue was driven by a reduction in incentive selling compensation which are based on gross profit margins that were lower for the three months ended April 30, 2000 compared to the same period last year as previously discussed.

EBITDA

    Earnings before interest, taxation, depreciation and amortization (EBITDA) decreased $0.6 million to $14.1 million for the three months ended April 30, 2000 from $14.7 million for the same period last year.

    Adjusted EBITDA, which reflects EBITDA exclusive of non-recurring merger costs and start-up and transitional costs related to our international operation, increased $1.8 million, or 12.5%, to $16.6 million for the three months ended April 30, 2000 from $14.7 million for the same period last year. The increase in Adjusted EBITDA is a direct result of increased gross profit offset by increased selling, general and administrative expenses. Adjusted EBITDA, as a percentage of revenue, was 9.8% for the three months ended April 30, 2000 compared to 11.1% for the three months ended April 30, 1999. The primary contributor to the decrease in Adjusted EBITDA as a percentage of revenue was the decrease in gross profit as a percentage of revenues, as previously discussed.

Interest expense

    Interest expense for the three months ended April 30, 2000 was $9.9 million compared to $1.1 million for the same period last year. The significant increase in interest expense was caused by the debt incurred to finance the merger.

Tax provision

    The tax provision decreased $2.9 million to $0.8 million for the three months ended April 30, 2000 from $3.7 million for the same period last year. This decrease related directly to decreased taxable income that resulted from the decrease in operating income, and the increase in interest expense. This decrease was partially offset by an increase in non-deductible business meals and accreted preferred stock dividends for the three months ended April 30, 2000.

Net loss available to common shareholders

    The net loss available to common shareholders for the three months ended April 30, 2000 was $3.0 million compared to net income available to common shareholders of $4.5 million for the three months ended April 30, 1999. This decrease is attributable to higher selling, general and administration expenses, increased depreciation and amortization expense associated primarily with the Daniels Printing acquisition, start-up and transition costs associated with our European operation and higher interest expense as previously discussed.

Fiscal year ended January 31, 2000 compared to fiscal year ended January 31, 1999

  Revenue

    Overall revenue increased 15.3% to $587.7 million for the year ended January 31, 2000 from $509.5 million last year. Revenue in the Specialty Communication Services segment increased $63.9 million, or 14.3% to $510.5 million from $446.6 million. Within the Specialty Communication Services segment, Financial Document Services revenue increased 1.1% to $259.2 million from $256.3 million one year ago. Revenue generated by financial transactions represented 32.3% of total revenue for the year ended January 31, 2000 compared to 36.5% last year. Financial transaction revenue remained relatively stable posting a modest 2.0% increase from the same period one year ago even though we experienced delays in certain projects during the fourth quarter as a result of year 2000 concerns. Corporate regulatory compliance revenue increased 7.7% for the year ended January 31, 2000. The increase was driven by an aggressive marketing initiative implemented during the first half of fiscal year 2000. Investment Company Services' revenue increased $36.4 million, up 35.8% to $137.9 million from $101.5 million last year. This increase was driven by the positive impact of the Daniels Printing operation, new customers and added services to existing customers. Managed Communication Program revenue increased $17.7 million, or 22.0% to $98.2 million for the year ended January 31, 2000 from $80.5 million one year ago. The positive impact of Alternative Communications operation and the addition of several new national accounts drove this growth. Merrill Print Group revenue increased $6.9 million to $15.1 million for the year ended January 31, 2000 from $8.2 million for the same period one year ago. This increase is attributed to the addition of the Daniels Printing operation earlier this year.

    Revenue in the Document Services segment increased $14.3 million, or 22.7% to $77.3 million for the year ended January 31, 2000 from $63.0 million one year ago. This increase resulted from moderate transactional growth in our reprographic business and by adding new accounts in our growth cities, including Houston, New York, Los Angeles and San Francisco.

  Gross profit

    Gross profit increased $15.4 million or 8.6% to $194.3 million for the year ended January 31, 2000 from $178.9 million for the same period one year ago. As a percentage of revenue, gross profit was 33.1% for the year ended January 31, 2000 compared to 35.1% for the year ended January 31, 1999. The increase in gross profit was due to increased revenue discussed above, offset by the decrease in gross profit as a percentage of revenue. This decrease in gross profit as a percentage of revenue was due to a continued shift in revenue mix from higher gross margin financial transaction revenue to revenue generated by our other business units that tend to be less cyclical, but carry lower gross margins.

  Selling, general and administrative

    Selling, general and administrative expenses increased $18.6 million to $146.4 million for the year ended January 31, 2000 from $127.7 million last year. Selling, general and administrative expenses primarily increased as a result of variable costs associated with increased revenues and related expenses associated with the acquired Daniels Printing and Alternative Communications operations. Selling, general and administrative expenses as a percent of revenue were 24.9% for the year ended January 31, 2000 compared to 25.1% for the same period one year ago. During the fourth quarter for the year ended January 31, 2000, we reduced our incentive bonus accruals by approximately $2.3 million in order to reflect actual bonuses paid. The decrease in bonuses was due to the decline in our operating results. Additionally, in the fourth quarter, we decreased our allowance for doubtful accounts by approximately $1.9 million as we re-evaluated our accounts receivable portfolio after aggressively writing off accounts earlier in the year ended January 31, 2000, the net impact of which, was an increase in operating income for the year ended January 31, 2000 of approximately $0.1 million.

  Merger costs

    During the year ended January 31, 2000, we recorded costs associated with the merger of $42.6 million. Approximately $26.3 million of the costs related to the cancellation and related payment for outstanding stock options at November 23, 1999. The remaining $16.3 million reflects investment banking fees, accounting, legal and othe direct expenses.

  EBITDA

    EBITDA decreased $42.6 million to $28.5 million for the year ended January 31, 2000 from $71.1 million for the same period last year.

    Adjusted EBITDA, which reflects EBITDA exclusive of non-recurring merger costs and start-up costs related to international operations and certain new customer accounts, increased $3.1 million, or 4.5% or $74.2 million for the year ended January 31, 2000 up from $71.1 million a year ago. The increase in Adjusted EBITDA is a direct result of increased gross profit offset by increased selling, general and administrative expenses. Adjusted EBITDA, as a percentage of revenue, was 12.6% compared to 14.0% for the year ended January 31, 1999. The primary contribution to the decrease in Adjusted EBITDA as a percentage of revenue resulted from decreased in gross profit as a percentage of revenues, as previously discussed.

  Interest expense

    Interest expense for the year ended January 31, 2000 was $13.2 million compared to $4.0 million for the same period last year. The increase in interest expense was caused by the debt incurred to finance the merger and amounts borrowed to finance the Daniels Printing and Alternatives Communications acquisitions.

  Tax provision

    The tax provision decreased $13.7 million, to $7.5 million for the year ended January 31, 2000 compared to $21.2 million for the same period last year. The decrease related directly to decreased taxable income that resulted primarily from the deductible portion of the $42.6 million of merger costs previously discussed.

  Net loss available to common

    The net loss available for common for the year ended January 31, 2000 was $17.6 million compared to net income available to common of $26.5 million for the same period last year. This decrease is attributable to merger costs, higher selling, general and administrative expenses, increased depreciation and amortization expense associated primarily with the Daniels Printing acquisition and higher interest expense as previously discussed.

Fiscal year ended January 31, 1999 compared to fiscal year ended January 31, 1998

  Revenue

    Overall revenue for fiscal year 1999 increased 11% over the previous year. Revenue in the Specialty Communication Services segment increased 10% over the previous year. The financial transactions revenue category increased 6% compared to the prior year. This increase was driven by strong mergers and acquisition activity in the first six months of fiscal year 1999. The financial transactions revenue category declined in the second half of the fiscal year by 15% as a result of the Fall market volatility. International revenue, which is included in the financial transactions revenue category, represented less than 10% of consolidated revenue and increased over fiscal year 1998 revenue. The corporate revenue category increased 11% compared to fiscal year 1998. This increase is attributed mainly to strong growth in Investment Company Services products and continued solid demand for corporate compliance business. The commercial and other revenue category realized revenue growth of 18% over fiscal year 1998. The growth is primarily the result of our Managed Communications Programs business. The Document Services segment revenue grew 16% in fiscal year 1999. Ten percent of the growth was a result of the acquisition of Executech and affiliated World Wide Scan Services in June 1998. Document service centers, which totaled 80 at January 31, 1999, contributed revenue growth of 7% on a same-site comparison.

  Gross profit

    Fiscal year 1999 gross profit of approximately 35% declined slightly from fiscal year 1998. Strong margins were maintained despite the significant slowdown in financial transaction activity in the second half of the fiscal year 1999. Management implemented cost control measures in the second half of fiscal year 1999 to offset the lower production activity. These cost controls measures included a reduction in our workforce of approximately 100 employees (approximately three percent of our total workforce) and a decrease in our incentive bonuses payable to employees (resulting from anticipated lower company performance compared to the quantitative targets set forth in our plan). On February 1, 1999, we also reorganized our company into five distinct business units: Financial Document Services, Investment Company Services, Management Communications Programs, the Merrill Print Group and Document Management Services. By realigning our business into five operating units, we believe that we are able to achieve more accountability for overall profitability of these business units. In addition, by establishing the Merrill Print Group as a separate profit center, we hope to increase the utilization of our printing assets. In order to further this objective, management compensation for the Merrill Print Group is now based on profitability. We believe that these cost cutting initiatives together with our expectation that overhead costs will remain stable, will result in higher operating margins during the next couple of years. The decrease in gross profit as a percentage of revenue resulted from a shift in revenue mix from higher gross margin financial transaction revenue to revenue generated by our other business units that tend to carry lower gross margins. We expect to continue to realize decreasing gross margins due to the changing mix of our revenue between Financial Document Services (higher gross margin business) and non-Financial Document Services (lower gross margin business).

  Selling, general and administrative expenses

    Selling, general and administrative expenses increased in both dollar terms and as a percentage of revenue. The increase in these expenses in fiscal year 1999 was principally a result of our continued expansion of our sales and marketing activities and provisions for losses on trade receivables. Specifically, during fiscal year 1999, we hired additional sales personnel, marketing employees and product managers, and engaged in several, nationwide corporate branding and product marketing programs. We anticipate that we will continue to hire additional sales and marketing personnel in the immediate future, and will continue our corporate branding and product marketing initiatives for the foreseeable future. During the fiscal year ending January 31, 1998, management decided to discontinue the sales of hardware and software related to its Merrill Training and Technology group, formerly Merrill/Superstar Computing Company. As a result of this decision, we recorded a $1.2 million goodwill impairment as it was determined that the carrying amount of the goodwill related to the Superstar acquisition was not fully recoverable. We review the carrying value of long-lived assets and certain identifiable intangibles for impairment, at least quarterly but more frequently whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Based on this policy, no other goodwill or long-lived asset was determined to be impaired.

  Interest expense

    Average short-term borrowings under our line of credit arrangement were approximately $4.3 million, $4.7 million and $30.1 million in fiscal years 1999, 1998 and 1997, respectively. Interest expense for fiscal year 1999 declined slightly compared to fiscal year 1998, which reflects stable interest rates and a slight reduction in overall amounts borrowed during fiscal year 1999.

  Tax provision

    The effective income tax rate for fiscal year 1999 was 44.5% compared to 44% for fiscal year 1998. The effective rates were higher than the statutory federal income tax rate primarily because of state income taxes and the impact of increased non-deductible business entertainment expenses incurred in conjunction with the Financial Document Services and Investment Company Services revenue category activity previously discussed.

Impact of Inflation

    We do not believe that inflation has had a significant impact on the results of our operations for the years ended January 31, 2000 and 1999.

Liquidity and Capital Resources

Overview

    Our principal sources of liquidity is cash flow from operations and borrowings under Merrill Communications LLC's new credit facility. Our principal uses of cash will be debt service requirements described below, capital expenditures, working capital requirements and acquisitions.

    Capital expenditures were $2.3 million and $2.8 million for the three months ended April 30, 2000 and 1999 respectively. Capital expenditures were $14.9 million, $16.5 million and $17.1 million for fiscal years 2000, 1999 and 1998, respectively. We anticipate that we will spend approximately $22.0 million for fiscal 2001 for computer-based production equipment, reprographics, leasehold improvements and printing equipment. Management believes that we will continue to require working capital consistent with past experience and that current levels of working capital, together with borrowings available under the new credit facility, will be sufficient to meet expected liquidity needs in the near term.

Financing Sources

    As of April 30, 2000, we had: (1) total indebtedness of approximately $387.8 million; and (2) $13.9 million of borrowings available under Merrill Communications LLC's credit facility, subject to customary conditions. The term loan facility under this credit facility consists of a $65.0 million amortizing term loan A maturing November 23, 2005 and a $155.0 million amortizing term loan B maturing November 23, 2007. This credit facility also includes a $50.0 million revolving credit facility that terminates on November 23, 2005. This credit facility may be increased by up to $30.0 million at our request, with the consent of the lenders providing the increased commitments. Borrowings under this credit facility generally bear interest based on a margin over, at our option, the base rate or the reserve-adjusted London-interbank offered rate, or LIBOR. The applicable margin is initially 3.00% over LIBOR and 1.75% over the base rate for borrowings under the revolving credit facility and for term loan A and 3.75% over LIBOR and 2.50% over the base rate for term loan B. The applicable margin for the revolving credit facility and term loan A will range from 0.75% to 1.75% for base rate loans and 2.00% to 3.00% for LIBOR loans. The actual margin is dependent upon our leverage ratio, as defined in the credit facility. The credit facility limits Merrill Communications LLC's ability to pay dividends to us other than for the purpose of making current payments of principal and interest on the notes and specified fees and expenses incurred by us. The credit facility also contains customary covenants, including covenants that limit our ability to incur debt, pay dividends and make investments, and events of default.

    On November 23, 1999, we sold 140,000 units consisting of 12% senior subordinated notes and warrants to purchase 172,182 shares of our Class B common stock for $140.0 million. The notes mature in 2009 and are guaranteed by each of our existing wholly-owned domestic restricted subsidiaries. Interest on the notes are payable semi-annually in cash. The notes contain customary covenants and events of default, including covenants that limit our ability to incur debt, pay dividends and make certain investments.

    In connection with the merger, we issued 500,000 shares of 14.5% senior preferred stock due 2011 to certain affiliates of DLJ Merchant Banking Partners II, L.P. and to institutional investors. Each share of preferred stock is entitled to cumulative, quarterly dividends at a compound rate of 14.5% per annum. Prior to November 15, 2004, dividends will accrete to the liquidation value of the preferred stock unless holders elect to receive such dividends in the form of additional shares of preferred stock. After November 15, 2004, dividends are payable in cash. Shares of preferred stock have a liquidation preference equal to the sum of $80 plus accreted dividends. Prior to the first dividend payment date, each share of preferred stock will be exchanged for 3.2 shares of preferred stock with identical terms in all respects except that the liquidation preference will be equal to $25.00 plus accrued dividends. Shares of preferred stock are non-voting, except as otherwise provided by law or by agreement. The preferred stock is subject to redemption at our option at 114.5% of liquidation preference, prior to November 15, 2004, declining ratably to 100.0% of such liquidation preference after November 15, 2007. Upon the occurrence of a change of control, each holder of preferred stock has the right to require us to repurchase all or any part of such holder's preferred stock at an offer price in cash equal to 101% of the liquidation preference thereof. Together with the preferred stock, we issued warrants to purchase 344,263 shares of our Class B common stock at a purchase price of $0.01 per share.

    We anticipate that our operating cash flow, together with borrowings under Merrill Communications LLC's credit facility, will be sufficient to meet our anticipated future operating expenses, capital expenditures and debt service obligations as they become due. However, our ability to make scheduled payments of principal of, to pay interest on or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control.

    From time to time we will continue to explore additional financing methods and other means to lower our cost of capital, which could include stock issuance or debt financing and the application of the proceeds therefrom to the repayment of bank debt or other indebtedness. In addition, in connection with any future acquisitions, we may require additional funding which may be provided in the form of additional debt or equity financing or a combination thereof. There can be no assurance that any additional financing will be available to us on acceptable terms.

Analysis of Cash Flow

  Three months ended April 30, 2000 compared to three months ended April 30, 1999

    Cash and cash equivalents decreased $6.9 million to $7.5 million at April 30, 2000 from $14.5 million at January 31, 2000. We used cash in operating activities of $37.4 million and $30.4 million for the three months ended April 30, 2000 and 1999, respectively. This change was driven by a decrease in net operating results, higher levels of peak accounts receivable and work-in-process inventory balances offset by a decrease in incentive compensation for the three months ended April 30, 2000 compared to amounts paid in the same period last year. We used cash in investing activities of $8.2 million and $54.3 million for the three months ended April 30, 2000 and 1999, respectively. Significant uses of cash used in investing activities for the three months ended April 30, 2000 included $2.3 million for capital expenditures and $3.9 million for acquisitions. Significant uses of cash in investing activities for the three months ended April 30, 1999 included $49.6 million of cash used for the Daniels Printing acquisition and $2.9 million for capital expenditures. Financing activities provided $38.7 million and $65.3 million for the three months ended April 30, 2000 and 1999, respectively and related primarily to net borrowings on our credit facilities used primarily to finance the growth in account receivable and work-in-process inventory balances and our acquisitions as previously discussed. For the three months ended April 30, 2000, we also generated approximately $7.7 million of cash from the issuance of class B common stock to our employees and certain independent contractors under our Direct Investment Plan.

  Fiscal year ended January 31, 2000 compared to fiscal year ended January 31, 1999

    Cash and cash equivalents decreased $9.0 million to $14.5 million at January 31, 2000 from $23.5 million at January 31, 1999. We used cash from operations in the fiscal year ended January 31, 2000 of $20.0 million versus generated cash from operations of $55.8 million for the fiscal year ended January 31, 1999. This change was driven by decreased net income, assumption and subsequent payment of ordinary course liabilities resulting from the Daniels Printing and Alternatives Communications acquisitions and higher levels of accounts receivable balances as business activity has increased from lower levels at the beginning of the year. Net cash used in investing activities was $71.8 million and $23.1 million for the fiscal years ended January 31, 2000 and 1999, respectively. Significant uses of cash in investing activities for the current year included $54.6 million of cash used for the Daniels Printing and Alternatives Communications acquisitions and capital expenditures of $14.9 million. Consideration for the Daniels Printing acquisition included approximately $44.0 million in cash, assumption and payment of existing line of credit obligations totaling approximately $5.6 million and the assumption of certain ordinary course liabilities of $7.7 million. Consideration for the Alternatives Communications acquisition included approximately $2.6 million in cash, a promissory note of $0.8 million, payment of an existing line of credit obligation of $2.1 million and assumption of certain ordinary course liabilities of $1.9 million. Net cash provided by financing activities was $82.8 million for the fiscal year ended January 31, 2000 compared with net cash used in financing activities of $11.8 million for the fiscal year ended January 31, 1999. This change resulted from the net impact of the merger related financing and financing significant portions of the Daniels Printing and Alternatives Communications acquisition with our revolving credit facility and the absence of non-merger stock repurchases during the current year.

  Fiscal years ended January 31, 1999 compared to fiscal year ended January 31, 1998 and January 31, 1997

    Cash provided by operating activities was $55.8 million in fiscal year 1999, compared to $30.9 million in fiscal year 1998 and $8.5 million in fiscal year 1997. Operating cash flows for fiscal year 1999 included strong earnings performance and a decrease in accounts receivable and work-in-process inventories offset by decreases in accounts payable and accrued expenses. Operating cash flows for fiscal year 1998 included strong earnings performance, a decrease in work-in-process inventories and an increase in accounts payable and accrued expenses offset by an increase in accounts receivable.

    Net cash used in investing activities was $23.1 million in fiscal year 1999, compared to $30.1 million in fiscal year 1998 and $35.8 million in fiscal year 1997.

    Net cash used in financing activities was $11.8 million in fiscal year 1999 compared to $3.4 million in fiscal year 1998. Net cash used in these fiscal years was primarily a result of repurchases of common stock offset by stock option exercises and repayment of borrowings under our line of credit. Fiscal year 1997 cash provided by financing activities of $20.4 million was primarily a result of the issuance of long-term debt offset by payments on long-term debt and capital lease obligations.

Impact of Year 2000

    To date, none of our products has revealed any significant year 2000 problems. However, we believe the failure of some of our customers to make their computer systems year 2000 compliant or the abandonment or delay of offerings, acquisitions or other transactions due to year 2000 concerns held by some of our customers temporarily harmed our operating results, in particular during the fourth quarter of fiscal 2000 and the first quarter of fiscal 2001. The total cost to identify and remediate our year 2000 problems was approximately $4.3 million. These costs primarily relate to the purchase of a new payroll system, consultant and payroll-related costs for our information technology group and some computer hardware and software package upgrade purchase costs. Such costs do not include normal system upgrades and replacements.

Quantitative and Qualitative Disclosures About Market Risk

    Borrowings under Merrill Communications LLC's credit facility accrue interest at variable rates. Based on outstanding borrowings under the credit facility at April 30, 2000, a one-eighth of one percent change in interest rates would impact interest expense in the amount of approximately $0.2 million annually. On December 22, 1999, we entered into an interest rate cap with DLJ International Capital. Beginning March 24, 2000, the interest rate for $110.0 million of borrowings under our term loans A and B will be 7.5% until December 24, 2001.

    We regularly invest excess operating cash in overnight repurchase agreements that are subject to changes in short-term interest rates. Accordingly, we believe that the market risk arising from our holding of these financial instruments is minimal.

BUSINESS

Introduction

    We are a diversified communications and document services company applying advanced information systems and intranet/Internet technology to provide a broad range of services to our financial, legal and corporate clients. Our services integrate traditional composition, imaging and printing services with document management, distribution, marketing and software solutions. This integrated approach helps streamline the preparation and distribution of business-to-business communications materials. We serve our domestic clients through 37 business centers throughout 29 cities in the United States, and our international clients through offices in Paris and London, a strategic alliance in Canada and other alliances with local document service providers in Asia, Latin America and Australia.

    Our business strategy is to help our clients communicate more effectively with their clients. We pursue this strategy by providing a total outsourcing solution for all of our clients' business-to-business communications and document needs. As part of our strategy, we focus on specific client segments that have substantial and complex communications requirements for which we develop an expertise that we believe provides us with a significant competitive advantage. Our service offering is often fully integrated with our clients' internal processes, and in many cases we have dedicated full-time personnel situated on-site at our clients' locations. As a result, we have built strong, long-lasting relationships with clients that have trusted us to manage their time sensitive, confidential documents and their branded promotional materials. We believe that these strong, trusted relationships help provide us with a more stabilized source of cash flow.

    As part of our efforts in helping our clients communicate more effectively with their clients, we have been a leader in introducing electronic, digital and Internet-based solutions that add value to traditional printing services. We have designed our service offering to take advantage of our strong technological capabilities in web-based information, document collaboration and distribution and in electronic document imaging, coding and retrieval. The proprietary technology embedded within our services further strengthens our client relationships and the integration of our service offering into our clients' communication processes, which in turn leads to more stabilized cash flows. Furthermore, these capabilities allow us to wrap value-added technology-based communications solutions around basic services, such as printing, thereby allowing us to command higher margins. Our technology expertise has also positioned us as a leader in the evolution of document creation, management and distribution in both print and electronic formats. We view our technology expertise as an important competitive advantage and we have made a significant investment in this area. Currently, we have a team of approximately 235 project managers, software developers, and support personnel responsible for the design, development and implementation of our technology-based offerings.

    As part of the realignment in our corporate structure in February 1999, we shifted from a geographically based matrix organization into five business units in order to provide clearer accountability, quicker decision making, sharper operational focus within each line of business and to better enable us to capitalize on the growth opportunities within each of our markets. We continue to leverage our information technology concepts across all business units. Our business units are organized under two reportable segments, Specialty Communication Services and Document Services.

Specialty Communication Services

    This segment of our business provides our financial, investment company and corporate clients with information technology-based solutions for the production and distribution of transactional financial documents, marketing materials, compliance documents, and branded promotional materials.

Financial Document Services

  Overview

    Our Financial Document Services business unit produces and distributes (electronic and paper) time critical, transactional financial documents, such as registration statements, prospectuses, offering memoranda and other printed materials that are part of business financings, mergers and acquisitions. We also produce compliance and reporting documents, such as annual and quarterly reports and proxy statements, that are either mailed or made electronically available to shareholders. In the financial printing market, we are one of three international financial printers with a nationwide network and recognized brand name.

  Services and Marketing

    Our principal service is coordinating the composition, printing and distribution of electronic and paper transaction-based financial documents, as well as compliance and investor reports. Our strong reputation in maintaining confidentiality and responding to urgent time deadlines is critical to our success and has led to the long-lasting, trusted relationships we have developed with our clients. We offer 24-hour conference facilities, high-quality support services to assist in the preparation, printing and delivery of documents, and advanced information technology solutions to facilitate collaborative work environments, speed delivery of proofs and assist clients in electronic delivery of documents to their shareholder and investor base. We are also responsible for making all required regulatory filings with agencies, such as the SEC. We are the only national financial printer with a direct line to the SEC, which we believe provides greater reliability and efficiency in filing documents electronically through the SEC's EDGAR system. We believe we are also the only financial printer with an integrated, single source composition and filing system. Since the typeset and EDGAR versions are output from the same data file, our integrated, single source system provides our clients with greater reliability and efficiency in producing accurate typeset and EDGAR proofs for filing. We also coordinate the distribution of disclosure documents for our corporate clients through secure, offering-specific web sites, as well as the dissemination of their ongoing investor reports on their proprietary intranet systems or on corporate Internet sites. In April 2000, we acquired substantially all of the assets of NTEXT Corporation, a translation services business located in New York. As a result of this acquisition, our Financial Document Services business unit now offers translation services to its customers as part of its regular product offering.

    We emphasize technology-based solutions in providing financial document services to our clients, including software applications that facilitate collaborative work environments and reduce the need for face-to-face drafting sessions. Some of our more important software applications are described below:

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  MerrillDirect, introduced in early 2000, is a secure, business-to-business web site that assists clients in developing, preparing and distributing financial documents through the Internet. MerrillDirect offers our customers composition and alteration capabilities, in native word processing formats, such as Word or Excel, as well as EDGAR filings, document management services, and digital print and distribution services. Users submit word-processing files to MerrillDirect.com through the Internet, have it converted to EDGAR format, review it and seamlessly file it with the SEC, all using MerrillDirect.
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  Merrill IR Edge, introduced in 1999, is a web-based service through which we host, create and design investor relations web sites for our clients, including, at the client's election, electronic distribution of regulatory and investor reports, stock price information, research reports, press releases, links to other helpful web sites and other information important to investors.
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  Merrill e-Collaborate, introduced in 1998, is a web-based document management tool that is designed to streamline the creation of time sensitive documents. Merrill e-Collaborate provides a secure electronic work space where working group members can offer comments and review proofs instantly, without having to wait for couriers and faxes. This system also has a built-in address book with e-mail capabilities, a group discussion area and links to various securities law publications.

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  Merrill e:Proof, introduced in 1996, is an electronic distribution method of typeset and EDGAR documents through Internet e-mail or a secure point-to-point connection, that can be viewed on-screen, distributed by e-mail or printed as hard copy from any computer with access to e-mail and a printer. This software eliminates the need for time consuming and costly couriers, faxes and mail services. All documents distributed through Merrill e:Proof are password protected and encrypted to ensure a secure document.
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  Merrill<>Link, introduced in 1992, permits a client to receive sharp, clear page proofs directly in specified client locations through the use of a remote printer. Merrill<>Link has multiparty capabilities that enable printers in multiple locations to receive proof pages simultaneously. We use Merrill<>Link extensively in our international operations to service our clients while minimizing our fixed-cost asset base.
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  MDB<>Link, introduced in 1990, offers clients the ability to print a "blueline" directly in specified client locations. Because the blueline is the last stage of document production prior to bulk printing, wider and more timely client access to these documents is viewed as a significant convenience and helps to ensure satisfaction with printing formats, page spacing and page layout.

    We market primarily through direct one-on-one contact with our clients, which include corporate officers and legal departments, securities attorneys, investment and merchant bankers and other financial professionals involved in public and private offerings, mergers and acquisitions.

    Our financial printing services are provided on a project basis for individual transactions and on a periodic basis for ongoing regulatory filings or investor reports, and are typically billed on a project basis. Pricing varies significantly and is dependent in large part on the time frame allowed for the filing, the type of filing and number of proofs, document complexity, the number of pages, the distribution method for the proofs and the filing, and the extent of the revisions.

  Operations

    The creation, assembly, production and distribution of financial documents requires rapid composition, printing, electronic conversion and distribution services that are available 24 hours a day and tailored to the exacting demands of our clients. Each document typically goes through many cycles of proofreading and editing, and proofs must often be delivered simultaneously to several different cities worldwide. We have over 200 conference rooms in 30 cities in the United States and additional conference facilities in our offices in Paris and London. We also have conference facilities available for our clients' use in Canada, Asia, Latin America and Australia.

    We use advanced information systems and intranet/Internet technology to create a "hub and spoke" network, linking our composition center hubs in St. Paul, Minnesota and suburban Baltimore, Maryland with our 29 service facilities throughout the United States and internationally. We pioneered the use of the hub and spoke network as an efficient means of deploying the resources needed to service our clients. The concentration of resources at our hub facilities allows us to offset the peaks and valleys of workloads among our service centers. Our staff can also develop a deeper level of expertise and we can provide them with better and more constant training. We can also more easily scale up our operations during seasonally high work load periods by hiring predominantly at our hubs, rather than at service centers across the country. At June 30, 2000, we employed 1,074 employees, including 266 customer service employees and 180 sales, marketing and sales support personnel.

  Competition

    We compete for clients in the financial printing area based primarily on relationships, technology offerings, cost, the scope of our capabilities worldwide and the overall quality of customer service, especially the ability to produce rapid and accurate revisions. We believe that our leading position in introducing software solutions to facilitate document production is a competitive advantage in attracting and retaining clients. Domestically and internationally, our primary competitors are Bowne & Co., Inc. and R.R. Donnelley & Sons Company, especially for the larger transactional and compliance work. We also compete with many smaller regional companies in the United States. We believe that the relationships that we have developed with many United States-based multi-national law firms and investment banks provide us with an advantage in competing for the financial document services business generated by their overseas operations.

Investment Company Services

  Overview

    The Investment Company Services business unit designs, produces, prints and distributes marketing materials and compliance documents for public and private investment funds, insurance companies, banks and variable annuity providers, principally in the United States. We also offer software solutions that assist our fund clients with the creation and assembly of fund documents. We currently provide services to eight of the top 10 fund families, in terms of total assets, and we have had relationships with our top 10 fund clients for an average of over 12 years.

    Demand for our Investment Company Services is driven by the number of shareholders in funds, the movement of shareholders between funds and the introduction of new funds as a result of various market dynamics. According to the 1999 Mutual Fund Fact Book, published by the Investment Company Institute, the investment fund industry has increased at a 15.1% compounded annual growth rate in the number of shareholder accounts from 1984 through 1998. In addition, the number of investment funds has experienced a 13.5% compounded annual growth rate over the same period. We believe that the number of shareholders in funds and the movement between funds will continue to grow rapidly, as the baby boomers continue to age and as investors become more sophisticated about potential fund options and portfolio diversification strategies. We also believe we will continue to see the introduction of new funds in response to changing market dynamics, as we have seen with the introduction of Internet funds and international funds in the last few years.

    Although there are more than 800 investment companies in the United States, we target our sales and marketing efforts on approximately 420 of the largest companies within the market. We believe that the investment fund industry is likely to experience substantial consolidation in the next several years and we expect the larger clients we target to be among the survivors. We also focus our operations in the largest and fastest growing markets, in terms of the number of investment companies located within the market. In April 1999, we acquired Daniels Printing, a leading provider of investment fund services in Boston. We believe that this acquisition helped us increase our penetration of this market by building on Daniels' strong reputation as a service provider in this industry. In March 2000, we acquired the financial services and training documentation business of Ames Safety Envelope Company (known as Ames On Demand), a full-service printer based in Woburn, Massachusetts. Adding Ames On Demand to our product mix enhances our presence in the New England market by bringing fulfillment and distribution capabilities to the northeastern United States, where many of our financial services clients are based. We may make other acquisitions in areas that complement our core services, such as suppliers of mail and other distribution services to fund investors.

  Services and Marketing

    Public investment funds in the United States are permitted to use a wide variety of marketing materials to attract investors, many of which rely heavily on graphic and full-color print layouts. Due to the large number of funds and intense competition among funds, multi-fund complexes seek to create a brand identity that is easily recognized by a geographically diverse and fragmented investor base and to differentiate their marketing materials through the use of unique design elements. The frequency of required reports sent to individual shareholders requires substantial coordination of information from a variety of third parties, including outside administrators, transfer agents, advisers and accounting firms. In response to these market dynamics, our Investment Company Services business unit provides a full range of services that go beyond printing to the creation, production, distribution and reporting of fund documents. These services include software solutions that assist our clients in creating and assembling fund documents; comprehensive prepress services, which includes all of the necessary preparation of a document prior to printing; and document management and distribution services, including fulfillment (both electronic and paper) and inventory management of fund documents. Our personnel dedicated to this business unit are trained in the technical requirements applicable to investment funds in the United States, and we continually seek to adapt our systems rapidly to respond to changes in SEC reporting requirements or to market practices that affect our fund clients.

    In addition to collaborative Internet-based work environments for editing and proofing documents, such as Merrill e-Collaborate and Merrill e:Proof, we offer our Investment Company Services clients sophisticated software applications tailored to the unique requirements of investment funds and the specifications of our fund clients. Included among our current service offering are the following proprietary software applications:

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  Electronic Distribution Services, introduced in 1999, is a consent database system designed to comply with SEC regulations requiring investment funds to obtain consent from investors before sending them disclosure information electronically. The system maintains a database of consent replies, as well as preferences for diskette, CD-ROM or Internet distribution.
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  Merrill TextManager, introduced in 1998, is a software application that allows an investment fund client to create, manage and share text among multiple users, facilitating collaboration within and among teams. The system creates an electronic library of approved text that can be retrieved and reused, ensuring language consistency among multiple documents and reducing review cycles. Merrill TextManager also tracks changes within individual documents and changes among groups of documents.
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  MerrillConnect, introduced in 1998, is an integrated software system that manages the sales and marketing process for investment funds. The system provides sales tracking, marketing analyses and a central database of all investor contacts.
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  MerrillReports, introduced in 1991, is a program that assists investment funds in preparing shareholder reports by automating the process of creating, typesetting and transmitting financial reports.  MerrillReports gathers information from a fund's accounting system and its transfer agent's records and is customized to accommodate a fund's accounting system and the specific requirements of its financial mapping and design elements. This software allows a fund to create and distribute its own proofs internally and to its filing agent. MerrillReports is a leading software system for fund prospectus creation and assembly.

    We market our services through a direct sales force of approximately 41 sales representatives, many of whom have significant prior experience at fund companies. Our sales representatives are highly trained not only in our service offering, but also in the operations and regulatory issues of the investment company industry. We believe that this training provides our sales force with a significant competitive advantage. In addition to direct, one-on-one marketing, we participate actively in investment company conventions and conferences and engage in direct mail and branding campaigns.

    Our services are generally provided on a periodic basis, often weekly for our larger clients, and are typically billed on a project basis. The majority of our pricing is subject to change at any time and varies substantially based on the type of project and the size and scope of our relationship with the client. We often bundle our traditional composition and printing services with our software solutions.

  Operations

    The creation, assembly, production and distribution of documents for our Investment Company Services clients is similar to the process used in our Financial Document Services business unit. This process requires design, composition, printing, electronic conversion and distribution services that are available 24 hours per day and tailored to the exacting demands of our clients. Our Investment Company Services business unit uses the same hub and spoke technology as our Financial Document Services business. We also employ customer service representatives who are trained in the operations and regulatory issues of the investment company industry. Recently, we have begun to place customer service personnel in-house at several of our clients' locations, which has further strengthened our client relationships and improved client satisfaction. At June 30, 2000, we employed 508 employees, including 83 customer service employees and 61 sales, marketing and sales support personnel.

  Competition

    We compete in the investment funds market based primarily on overall quality of our customer service, particularly our ability to produce rapid, accurate revisions consistently incorporating the client's special design and informational requirements. We also compete based on cost, relationships and our design, printing and distribution capabilities. We believe that our customized software applications, particularly in document creation and assembly, constitute a significant competitive advantage. Our acquisitions of Daniels Printing and Ames on Demand have strengthened our presence in the New England market, where over 25% of the total public investments funds in the industry are located. Competition for composition and printing services in this market is highly fragmented. Our primary competitors for these services include large, national financial printers and smaller, regional printers across the United States. The market for many of the communication and marketing services that we offer is even more fragmented given that these services are also offered by various other market participants, such as software designers, mailing and courier services and data processing companies. We believe that our integrated suite of tailored investment fund services provides us with a competitive advantage relative to these other service providers.

Managed Communications Programs

  Overview

    The Managed Communications Programs business unit provides comprehensive business communications solutions from design to distribution, using fully integrated, customized, print-on-demand communications materials and branded products. For a majority of our clients, we offer a large number (often in excess of 200) of branded promotional products, including business cards, letterhead, product brochures, customer newsletters, retail forms, point-of-purchase materials and "high-end" marketing materials. We focus on customer segments with complex distribution requirements and a need to maintain a consistent brand image among dispersed operations, including franchise, retail and agent networks. We believe we are the leading provider of communications management solutions to the real estate brokerage industry. Our clients include some of the largest and most respected real estate brands in the United States, such as Century 21 Real Estate Corporation, Coldwell Banker Corporation, ERA Franchise Systems, Inc., Prudential Real Estate Affiliates and RE/MAX International, Inc., as well as some of the nation's premier marketers, such as Aon Corporation, AXA Financial, Inc. (formerly The Equitable Companies Incorporated), Cendant Corporation, Eddie Bauer, Inc., Nordstrom, Inc. and Visa U.S.A., Inc.

  Services and Marketing

    Our service offering is designed to help our clients present a uniform image across dispersed operations and to reduce our clients' cost of communicating with their clients. We assist our clients in designing, sourcing and distributing various communication materials (including letterhead, business cards or member directories), as well as promotional products (including umbrellas, pens and tee-shirts) and point-of-purchase materials (including sales tickets and jewelry price tags). In some cases, we design the catalogues of promotional items used by our clients and we manage the inventory of such items. In providing our service, we maintain a database of information about each end-user and his or her marketing efforts, purchasing history and other information. This database of information is a valuable strategic asset, which our clients rely upon to conduct their operations. Through this database, for example, we can help our clients create targeted direct marketing campaigns. As part of our service, we also help clients re-engineer their methods of business communication, which typically results in significant improvements in productivity and cost savings for our clients. These engagements contribute towards our strategy of maintaining strong and long-lasting client relationships in which we become an integrated part of our client's communication process and, as a result, less susceptible to competition from other communications service providers.

    One of the major clients of our Managed Communications Programs business unit is Coldwell Banker Corporation. As an example of the services we provide, we are the preferred vendor for all promotional material used by Coldwell Banker's real estate agents, and we designed the Coldwell Banker catalogue that comprises such items. The 88 page catalogue contains over 200 promotional items, including business cards, "just listed" mailing cards, home buying brochures and umbrellas with the Coldwell Banker logo. Real estate agents can place orders for any item in the catalogue by telephone, fax or the Internet. We then either ship from our own inventory, print-on-demand, or procure the item from a third party supplier. Our staff is trained to cross-sell certain items and suggest particular product group offerings in specific circumstances. For example, we may suggest to a new agent a starter kit containing business cards, letterhead, envelopes and home buyer guides. If an agent is sponsoring a promotional event, such as a golf outing, we may up-sell certain items by suggesting golf shirts with the Coldwell Banker logo, which we would purchase from a third party supplier. By centralizing the purchasing and fulfillment with us, Coldwell Banker ensures that all of its agents adhere to a uniform brand image. Coldwell Banker also realizes significant savings by eliminating purchasing agents and buyers and consolidating its buying power. We also maintain a database of the spending histories for each agent and are able to recommend starter kits or quantities based on historical usage. Furthermore, we can report purchasing habits and trends to Coldwell Banker for analysis.

    We offer our Managed Communications Programs clients software applications, including the following:

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  Merrill net:Prospect, introduced in 1998, and Merrill net:Prospect Plus, introduced in 1999, are Internet ordering sites used by real estate agents for target mailings. Key features include a postcard with business reply, a personalized postcard with agent photo, the choice of three standard or custom headlines, the ability to order on-line with turnaround in two to three days, and options for custom messages and a property photo. Some of the additional features offered by Merrill net:Prospect Plus include a custom broker monthly mailing program, on-line photo display, custom broker headlines, on-line mailing history and database storage and maintenance.

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  Merrill@ccess, introduced in 1998, is an on-line ordering, requisitioning and inventory management system that can be customized to meet specific user requirements. It provides a visual representation of all marketing communication materials including kits, kit components and their contents. Merrill@ccess also has the ability to display availability, estimate the approximate cost of the order, provide various shipping methods, and confirm the order in real time.

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  e-stores, introduced in 1997, are e-Commerce sites that are customized for particular clients. These stores provide order entry and database services that interface with our fulfillment and print manufacturing operations. Our standard e-stores includes "shopping cart" transactions, various security features, product descriptions and images, a help guide and search engine. Our advanced e-stores include, in addition to the standard features, printable order forms, product previews, quota administration, more advanced security features, user profile product display, shopping carts with edits, order history, status reporting and custom shipping methods.

    Our marketing approach varies based on the type of client. For our real estate and franchisor clients, we employ a two tier selling approach. First, we use a direct sales force to market our overall package of services to the parent company or franchisor, with the goal of becoming the preferred vendor for branded promotional materials for the agent or franchise network. This tier of the sales and implementation cycle typically ranges from 12 to 36 months, reflecting the time required to analyze and understand the client's logistical and communications requirements, to design and implement an appropriate program and to transition the services from the client's own operations or its outside vendor. We believe that the investment of time and resources into this sales cycle strengthens our relationships with our clients and creates a barrier to entry by other competitors. For the second tier of the sale, we market the products approved by the parent company or franchisor to the agents or franchisees. We market to these clients through the Internet, direct mail and, occasionally, through direct sales. For our corporate clients, we have a single tier approach based entirely on direct sales efforts.

    We generally contract to supply branded promotional materials to large geographically dispersed companies or franchisors for a typical three-year term. In the case of our real estate and franchisor clients, we are promoted as the preferred vendor to their agents or franchisees and our revenue is generated by selling products to these agents or franchisees. Our basic products and services (such as business cards and flyers) are priced on a "per piece" basis, while other, more customized products and services (such as umbrellas and golf shirts) are sold on a "cost plus" basis. If we manage a client's entire inventory and fulfillment needs, we either charge a fixed fee, which would include all necessary software tools, or we charge on a menu basis, where our clients can pick the services they desire.

  Operations

    We use a sophisticated order entry system for receiving and processing orders, which includes mail orders, fax and a large inbound telemarketing staff. We fulfill these orders by bulk printing these items through the Merrill Print Group with further personalizing and imprinting completed at our facility in St. Cloud, Minnesota. Our other catalogue products are shipped directly to the client from our third party vendors. We use an automated "materials handling system" that manages order processing, billing, shipping and inventory levels. Most orders are filled within four days of receipt. We recently began an initiative to move our clients to our e-stores and telephone order systems from the traditional fax and mail order methods, which we believe will strengthen our ability to cross-sell our products and increase our revenue. At June 30, 2000, we employed 864 employees, including 140 customer service employees and 102 sales, marketing and sales support personnel.

  Competition

    We compete primarily based on the scope of the services that we provide, price and the overall quality of our customer service. The competitive market for our Managed Communications Programs services is highly fragmented. Our main competitors are large, national integrated print and information service providers, as well as a number of smaller regional and local companies.

Merrill Print Group

  Overview

    The Merrill Print Group offers comprehensive digital prepress, printing and fulfillment services to our other business units and to corporations, design firms and governmental agencies. We maintain an outsourcing strategy and a low fixed-cost asset base in order to maximize the utilization rate of our printing assets. As a result, our capital expenditures are lower than those of a traditional commercial printing company. In addition, we believe our low fixed-cost asset base and outsourcing strategy provide us with a competitive advantage during downturns in printing market demand, when the impact on our profitability is minimized relative to our competition.

    In April 1999, we broadened Merrill Print Group's capabilities by acquiring Daniels Printing, a full-service financial and commercial printing company based in suburban Boston, Massachusetts. In operation for over 100 years, Daniels Printing has long been a provider of high-quality printing and related services to investment companies and corporations predominantly in the Northeastern United States. Daniels Printing sells its high-end color printing products in the form of annual reports, brochures, marketing materials and other advertising materials and packaging to large corporate clients.

  Services and Marketing

    We offer a broad range of prepress, printing and distribution services. Our prepress capabilities consist of both traditional and digital prepress services, including all of the necessary image preparation of a document prior to its printing. This stage of the process involves a significant amount of client interaction, including a client's review of proofs and the layout of documents. In addition to printing time sensitive documents, such as the prospectuses and proxy statements produced by our Financial Document Services and Investment Company Services business units, we also print high-quality commercial documents, such as annual reports, high-end marketing materials and branded promotional materials sold by both our Managed Communications Program and the Merrill Print Group. In addition, we print ballots in connection with public elections and referenda in the counties and the State of California. Our distribution services consist primarily of distributing regulatory and investor information to transfer agents or investment bankers as directed by these clients.

    Currently, our principal clients are our other business units, which together account for a majority of our capacity. As part of our focus on attracting third party commercial printing, we intend to direct our marketing efforts to design firms, high growth companies, Fortune 1000 companies that require high quality printing and companies in industries that are dependent on print media in reaching their target markets.

    Contracts for our printing services are generally on a purchase order basis. Pricing is based on the quantity of materials printed, the number of pages and type of paper required, the amount of color in the document and the time frame allowed to complete the document.

  Operations

    We operate printing plants in St. Paul, Minnesota; Los Angeles, California; Chicago, Illinois; Dallas, Texas; Union, New Jersey; and suburban Boston, Massachusetts. These plants primarily serve the printing requirements of clients in our Financial Document Services and Investment Company Services business units. Printing requirements associated with Investment Company Services and the compliance document printing within Financial Document Services are significantly more predictable and less time sensitive than printing associated with financial transactions. By leveraging our printing assets among both types of printing, we are able to maximize our utilization by scheduling the more predictable and less time-sensitive printing during lulls in demand for transactions-based printing. This leverage provides us with a competitive advantage in maximizing utilization and operating efficiencies.

We also operate a specialized color printing facility in St. Cloud, Minnesota. This facility primarily serves our Managed Communications Programs business unit. With our plant in suburban Boston, Massachusetts, we have high-quality, high-speed presses and enhanced prepress capabilities. All of our facilities are linked together by a high speed data network. As part of our outsourcing strategy, we subcontract certain of our printing requirements, particularly those of our Financial Document Services and Investment Company Services business units, to third-party local printing plants. At June 30, 2000, we employed 588 employees. Our customer service and print production groups are responsible for the coordination of all prepress and distribution services whether the work is produced internally or externally. This group is responsible for maintaining our high-quality levels while maximizing our utilization levels and operating efficiencies.

  Competition

    The commercial printing market is highly fragmented and we compete with national and regional printing companies. For our high-end annual reports and collateral printing, we compete with a number of national companies. Competition in our commercial printing business is intense and is based on quality, price, technological capability and established relationships. We believe that we maintain a strong competitive position in our markets due to our targeted marketing and sales programs, our high level of customer service, and our manufacturing efficiency and productivity.

Document Services

  Document Management Services

  Overview

    Our Document Management Services business unit provides law firms, corporate legal departments, investment banks and other professional services firms with information management products and services designed to enhance productivity and reduce costs. We provide a total outsourcing solution to our clients' information management needs, including providing all of the staff, technology and equipment necessary to manage the varying levels of demand associated with this function. We operate 84 document service centers on-site at client locations in 11 U.S. metropolitan markets. In these centers we manage a range of services, including document imaging, copying, fax management and desktop publishing. We offer these services typically over a three to five year contractual period. Supporting this business are over 500 of our employees resident in our clients' facilities. We also manage reprographics and regional imaging centers that provide litigation support for small and large-scale assignments. In addition, we offer a sophisticated, web-based litigation support software program that enhances our clients' productivity in the storage and retrieval of legal documents associated with complex corporate and litigation matters.

    We have focused our operations principally on the legal market given the complexity and importance of its document and information management requirements. This focus has provided us with an expertise and strong reputation in handling their time sensitive and confidential documents, which we believe provides us with a significant competitive advantage. We plan to use our expertise in managing the legal market's documents needs to expand into other professional services markets, such as the investment banking and accounting firm market, which have similarly complex information and document management requirements. The software and other technology-based solutions that we have developed for the legal market may also be readapted with limited additional investment for use in these other customer segments. We also focus our operations in markets where we already have a critical mass of operations or in markets where we have been offered a project and believe we can rapidly establish a critical mass. This approach strengthens our profitability by allowing us to leverage our local management infrastructure and to better utilize our local workforce, which can be moved among our client locations depending upon the relative workload and demand required by each of our clients within the market.

    We believe that the outsourcing of document and information management operations by clients within our targeted customer segments will grow rapidly over the next several years. As the requirements of these document and information management operations become increasingly complex, the investment and resources needed by our clients to maintain their competitive advantage becomes significantly more burdensome. The skills of the workforce needed to manage such operations also increases. Given that these operations represent an ancillary function to our clients' core operations, our clients experience difficulty in attracting a skilled workforce to manage this function. As a result, many of these clients feel economically compelled to outsource these operations.

  Services and Marketing

    We offer a broad array of document-based information management services including:

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  Document service centers, in which we offer comprehensive copying, fax and mailroom management, records management, desktop publishing and document imaging services within a client's offices. Through our document service centers, we address a client's total document management needs, including providing on-site employees, equipment and management of the operation.

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  Large-volume reprographics, in which we provide digital printing and copying services to our clients for projects that are time sensitive, highly confidential and often require a rapid turnaround time. We provide photocopying services, sequential numbering, storage and retrieval of paper documents that are often provided to us in multiple boxes on varying paper sizes and binding techniques. We produce photocopies at our own service facilities or using equipment and personnel that we provide at the client's office. These services are typically provided to clients for a specific litigation matter and range in volume from 6,000 to five million pages. Larger reproduction services are generally for "high profile" cases that continue for several months or years.

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  Imaging, coding and repository services, in which we create electronic document repositories for clients. We convert documents from paper to an electronic medium using scanning equipment at our own regional imaging centers, equipment and personnel at the client's office or the Internet. We provide the images to the client on CD-ROM, using our imaging software, or through the Internet, using our Merrill UR Law software. We also provide coding services, which are heavily used in litigation matters at our national coding center in Norwalk, Connecticut. As part of this service, each page in a large volume of documents can be coded with various parameters, including the author, the document type, title, primary recipient and carbon and blind copy recipients. Our Electronic File Discovery (EFD) service electronically captures e-mail files and their attached documents, automatically extracting bibliographic information (including dates, sender and all recipients) and textual content on a page basis for full text searches.

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  Litigation support software, in which we provide a web-based, document imaging, coding and retrieval system enabling our clients to analyze, sort, annotate, edit and print litigation documents. We offer our Merrill UR Law  subscription services to law firms and corporate law departments either on a project basis, on a firm-wide basis or as part of our imaging and coding service offerings.

    We principally target law firms and corporate law firms that have a minimum of 26 attorneys (estimated to be over 2,000 law firms and 200 corporate law departments). We also target investment banks and accounting firms which have complex document and information management needs that are likely to be outsourced. To increase awareness of our service offering, we host presentations at trade shows and conduct limited advertising in directory and trade publications. Our sales effort is also supported through our document service centers, where our staff can gain an in-depth knowledge of our clients' total document and information management needs and are thus able to sell other services we offer that our clients may not yet be utilizing. Given the range of services we provide in our document services centers and the integration of these operations into our clients' communication processes, the sale of this service requires a consultative approach and typically requires six to nine months to complete. Software applications also generally require a six to nine month sales cycle. We believe that the investment of time and resources into these sales cycles strengthens our relationships with our clients and creates a barrier to entry by other competitors. Sales of our reprographics, imaging and coding services are event-driven and typically have a short sales cycle lasting from days to weeks.

    Pricing for our services in this business unit varies substantially depending on the type and scope of the project. Document service centers are typically provided under three to five year contracts, with pricing dependent on the level of support staff and the number of copies provided monthly. Reprographic, imaging, coding and repository services may be provided on a purchase order or long-term contractual basis, depending on the size of the job. In the case of projects linking several locations, such as our document repository services, we will also charge a flat administration fee reflecting considerations such as the minimum number of pages required to establish the repository and the cost of relevant software applications. We also charge licensing and subscription fees for our Merrill UR Law software.

  Operations

    We operate 84 document service centers located on-site at our clients' premises in 11 U.S. metropolitan markets. We provide the management, staffing and equipment for all of these centers. We have lease arrangements with major manufacturers of photocopying equipment, whereby we lease such equipment on an as-needed basis and pay for usage on a per copy basis (as opposed to paying a fixed monthly rental cost). We also are able to replace, remove or add equipment generally for no additional charges. These arrangements are in line with our overall operating strategy of minimizing our fixed-cost asset base. We also operate reprographics facilities in Los Angeles (three centers) and San Francisco, California; Denver, Colorado; St. Paul, Minnesota; Chicago, Illinois; Dallas and Houston, Texas; Boston, Massachusetts; Union, New Jersey; and Washington, D.C. These facilities are equipped with high-performance photocopying equipment and, in some locations, servers and personal computers for our Merrill UR Law software. Our national imaging center in Norwalk, Connecticut, contains all of the equipment used to convert documents into a digital format, including scanners, personal computers, printers, photocopying equipment and servers. At June 30, 2000, we employed 1,177 employees, including 29 customer service employees and 64 sales, marketing and sales support personnel. Approximately 500 of our employees in our document service centers are located on-site at our clients' premises.

  Competition

    In our Document Management Services business unit, we compete with nationwide services companies, including Bowne & Co., Inc. and Uniscribe Professional Services, Inc., and a number of smaller, local companies. We also compete with other vendors of specialized litigation support services and a large number of photocopying and imaging shops, including both privately-owned and franchised operations. Competition in this part of our business is intense and is based principally on service, price, speed, accuracy, technological capability and established relationships. For our Merrill UR Law software, we compete with various software products, most commonly a product offered by Summation Legal Technologies, Inc. We compete primarily on the basis of quality and features of the product, customer service and support as well as cost.

Technology

  Overview

    Our technology expertise has positioned us as a leader in the evolution of document creation, management and distribution in both print and electronic formats. We view our technological expertise as an important competitive advantage, and we have made a significant investment in competencies that maintain our leading position and diversify our revenue base. These competencies include:

  •
  text processing, conversion and formatting;

  •
  Internet, extranet and intranet capabilities;

  •
  database management;

  •
  image and graphic processing; and

  •
  digital printing.

    We strive to leverage the applications we develop for a specific client or business unit by modifying them for use by other clients or business units. Merrill e-Collaborate, for example, was first used in our Financial Document Services business, but has since received strong interest from clients in both Investment Company Services and Document Management Services. We also plan to utilize the e-Commerce capabilities we have developed in our Managed Communications Programs business unit for applications in our Investment Company Services business unit.

    Currently, we employ approximately 235 full-time project managers, software developers, and support personnel responsible for the design, development and implementation of our technology-based offerings. We have also created a program, Merrill Technology Portfolio, whereby we establish and partly fund companies to develop innovations related to technological capabilities or products that are useful to our business. Recently, we have begun to offer the entrepreneur sponsoring these innovations up to a 20% equity interest in the venture, in the form of stock options or stock grants. We believe that this program allows us to attract and retain the top talent in our industry, to provide them with incentives to realize their innovations and to leverage our investment in technology.

  Product and Services

    Our technology services assist our clients to communicate more effectively with their clients by streamlining the document creation, production and distribution process and by assisting the client in administering the process. Many of our technology services improve the speed by which the documents are created, produced and distributed as well as the accuracy of these documents by automating the gathering and distribution of financial and textual information.

    The following table lists our principal proprietary communications tools.

Product	Key Features	Business Unit(s)

Creation Tools

MerrillDirect	• A secure, business-to-business web site that assists clients in developing, preparing and distributing financial documents through the Internet.	Financial Document Services
• Using Merrill's online EDGAR component, filers can submit SEC-regulated documents directly from their word processing format to MerrillDirect for EDGAR conversion. The file is automatically converted to the required EDGAR format and returned to the user for review. Once the filing is approved, the user submits the document to the SEC via MerrillDirect.
• MerrillDirect provides composition and alteration capabilities in native word processing formats, such as Word or Excel, as well as EDGAR filings.

MerrillReports	• Assists investment companies in preparing their shareholder reports by automating the process of creating, composing and transmitting financial reports.	Investment Company Services
• Gathers information from a funds accounting system and transfer agents records.
• Customized to a fund's accounting system and to the specific requirements of each fund's financial mapping, style and design elements.
• Allows a mutual fund to create and distribute its own proofs internally and to its filing agent.

Merrill TextManager	• Allows an investment fund to create, manage and share text among multiple users, facilitating collaboration within and among teams.	Investment Company Services
• Creates an electronic library of text that can be retrieved and reused, ensuring consistency among multiple documents and reducing review cycles.
• Tracks changes within individual documents and changes among groups of documents.

Merrill e-Collaborate	• Web-based document management tool designed to streamline the creation of time sensitive documents.	Financial Document Services and Investment Company Services
• Secure electronic work space where working group members can offer comments and review proofs instantly, without having to wait for couriers or faxes.
• Built in address book with e-mail capabilities.
• Contains a group discussion area and links to various securities law publications.

Product	Key Features	Business Unit(s)

Merrill UR Law	• Web-based document imaging, coding and retrieval system that enables our clients to analyze, sort, annotate, edit and print litigation documents.	Document Management Services
• Includes drag and drop folders and visual representations of searches that make Merrill UR Law easy to use.
• Allows clients to share discovery documents over the Internet.

Merrill net:Prospect Merrill net:Prospect Plus	• Turn-key, on-line management and direct mail fulfillment system that is customizable to individual real estate broker specifications.	Managed Communications Programs
• Key features include a postcard with business reply, a personalized postcard with agent photo, the choice of standard or custom headlines, the ability to order on-line with quick turnaround, and options for custom messages and a property photo.
• Additional features of Merrill net:Prospect Plus include a custom broker monthly mailing program, on-line photo display, custom broker headlines, on-line mailing history and database storage and maintenance.

e-stores	• Customized e-Commerce sites providing order entry and database services that interface with our fulfillment and print manufacturing operations.	Managed Communications Programs
• Includes "shopping cart" transactions, various security features, product descriptions and images, a help guide and search engine.
• Advanced e-stores include, in addition to the standard features, printable order forms, product previews, quota administration, more advanced security features, user profile product display, shopping carts with edits, order history, status reporting and custom shipping methods.

Production Tools

Job Control System	• Enables our customer service representatives to track client information for a particular print job, including names, addresses and proof delivery locations.	Financial Document Services, Investment Company Services and Merrill Print Group

MDB<>Link	• Offers clients the ability to print a "blueline" directly in their office, eliminating the need for courier and overnight delivery of bluelines.	Financial Document Services

Distribution Tools

Merrill e:Proof	• Electronic distribution method of typeset and EDGAR documents through Internet e-mail or a secure point-to-point connection.	Financial Document Services and Investment Company Services

Merrill<>Link	• Permits a client to receive sharp, clear page proofs right in a client's office without the necessity of couriers, e-mail or faxes through the use of a remote printer.	Financial Document Services and Investment Company Services
• Multiport capabilities permitting printers in multiple locations to receive proof pages simultaneously.

Product	Key Features	Business Unit(s)

Electronic Distribution Services	• Consent database system designed to comply with SEC regulations requiring investment funds to obtain consent from investors before sending them disclosure information electronically.	Financial Document Services and Investment Company Services
• Maintains a database of consent replies and preferences for diskette, CD-ROM or Internet distribution.

Merrill IR Edge	• Web-based service where we host, create and design investor relations web sites for our clients, including, at the client's election, electronic distribution of regulatory and investor reports, stock price information, research reports, press releases, links to other helpful web sites and other information important to investors.	Financial Document Services

Information Tools

MerrillConnect	• Integrated software system that completely manages the sales and marketing process for investment funds, including sales tracking, marketing analyses and a central database of all investor contacts including order entry, database management and fulfillment.	Investment Company Services

Merrill@ccess	• On-line ordering, requisitioning and inventory management system that can be customized to meet specific user requirements.	Managed Communications Programs
• Provides visual representation of all marketing communication materials including kits and kit components and their contents.
• Has the ability to display availability, estimate the approximate cost of the order, provide various shipping methods and confirm the order in real time.

Employees

    As of June 30, 2000, we had 4,066 full-time employees and 239 temporary employees. None of our employees are covered by a collective bargaining agreement. We consider our employee relations to be good.

    We compete intensely with others in the industry to attract and retain qualified technical and sales personnel. To date, we believe that we have provided incentives sufficient to minimize the loss of key personnel and to attract additional staff for both replacement and expansion. Many of our sales personnel are under employment contracts of varying terms with us.

Properties

    We lease or own the following facilities:

Location	Description	Leased or Owned
St. Cloud, Minnesota	Printing, warehouse and office facilities; 123,000 sq. ft.	Owned
St. Paul, Minnesota	Office and prepress facilities; 150,000 sq. ft. in two buildings, of which approximately 85,000 sq. ft. is leased to other businesses	Owned
Everett, Massachusetts	Printing and office facilities; 135,745 sq. ft. in two buildings	Owned
St. Paul, Minnesota	Printing and office facilities; 47,000 sq. ft.	Leased for a term expiring November 30, 2005
New York, New York	Conference and office facilities; 102,000 sq. ft.	Leased for a term expiring October 31, 2014
New York, New York	Conference and office facilities; 13,830 sq. ft.	Leased for a term expiring November 25, 2005
Boston, Massachusetts	Conference and office facilities; 13,500 sq. ft.	Leased for a term expiring November 30, 2003
Woburn, Massachusetts	Printing, warehouse and office facility; 78,900 sq. ft.	Leased for a term expiring March 31, 2005 with option to renew for three additional five year terms.
Other cities	Conference, office, printing and warehouse facilities; 140 to 77,000 sq. ft.	Leased with expirations ranging from July 31, 2000 to March 25, 2010.

    We believe that our facilities are adequate for our current operations.

Environmental Matters

    We are subject to many laws and regulations relating to the protection of the environment and human health and safety. While we do not believe compliance with these laws will have a material adverse effect on our business, we cannot assure you that we have been and will be at all times in compliance with all such requirements, or that we will not incur material fines, penalties, costs or liabilities in connection with such requirements or a failure to comply with them. In addition, these laws may become more stringent and our processes may change, therefore the amount and timing of expenditures in the future may vary substantially from those currently anticipated.

    Some environmental laws require investigation and cleanup of environmental contamination at properties we now or previously owned, leased or operated or at which our waste was disposed of or released. Although we are not currently aware of any obligations to perform any remediation that will require us to incur costs which would have a material adverse effect on our business, we may be required to conduct remedial activities in the future which may be material to our business, and we also may be subject to claims for property damage, personal injury, natural resource damages or other issues as a result of such matters.

Legal Proceedings

    Two purported shareholder class action lawsuits have been filed against our company and each of our directors in Minnesota state court on behalf of our unaffiliated shareholders. The lawsuits allege, among other things, that (1) John Castro and Rick Atterbury unfairly possessed non-public information concerning the prospects of our company when negotiating with our company on behalf of themselves and Viking Merger Sub and (2) the individual defendants breached their fiduciary duties to our shareholders by facilitating, through unfair procedures, Viking Merger Sub's proposal to acquire our company to the exclusion of others, for unfair and inadequate consideration. The lawsuits further allege that these actions prevented or could prevent our shareholders from realizing the full and fair value of their stock. The plaintiffs sought preliminary and permanent injunctive relief restraining the defendants from proceeding with a transaction with Viking Merger Sub and a declaratory judgment that the defendants have breached their fiduciary duties.

    On October 22, 1999, Merrill, the defendant directors and the named plaintiffs, on behalf of themselves and the putative class of persons on behalf of whom the plaintiffs brought the lawsuits, reached an agreement in principle with respect to the settlement of this litigation. On that date, counsel to each of the parties to the litigation entered into a memorandum of understanding, agreeing to execute and present to the court as soon as is practicable an appropriate stipulation of settlement and any other documentation required in order to obtain approval by the court of the settlement. The proposed settlement is subject to the approval of the court, some additional limited discovery (which was completed) and the closing of the merger (which was completed). We anticipate that any settlement of this litigation will not have a material adverse effect on our financial condition, operating results or liquidity.

    On October 28, 1999 in the Court of Common Pleas in Allegheny County Pennsylvania, SmartTran filed a Praecipe for Issuance of Writ of Summons against us for the alleged breach of contract, and subsequently filed a lawsuit on March 2, 2000. We removed the case to federal court. The lawsuit relates to an agreement where we agreed to pay SmartTran a commission if they could negotiate an improvement of our vendor discounts with shipping companies. We anticipate that any settlement of this litigation will not have a material adverse effect on our financial condition, operating results or liquidity.

    On April 20, 2000, Uniscribe Professional Services Inc. filed a lawsuit against Peter Smith and us in the Superior Court, Judicial District of Fairfield at Bridgeport, Connecticut. This lawsuit alleges that Peter Smith breached a non-disclosure and non-compete agreement with Uniscribe when he accepted employment with us. This lawsuit also alleges that we tortiously interfered with this non-compete agreement. On April 25, 2000, Uniscribe filed a second lawsuit against us in the Supreme Court of the State of New York, County of New York. This lawsuit alleges that we breached a non-disclosure agreement by hiring certain Uniscribe employees and by using confidential information of Uniscribe in violation of the non-disclosure agreement. In May 2000, this lawsuit was removed to federal court in the Southern District of New York. The parties have agreed in principal to consolidate these cases in the Connecticut State court, however, such agreement has not yet been finalized. We intend to vigorously defend these lawsuits. We anticipate that this litigation will not have a material adverse effect on our financial condition, operating results or liquidity.

MANAGEMENT

Executive Officers and Directors

    The following table sets forth the name, age as of June 30, 2000 and position with Merrill of each person who serves as a director or as an executive officer of our company.

Name	Age	Position
John W. Castro (1)	51	President, Chief Executive Officer and Director
Rick R. Atterbury	46	Executive Vice President, Chief Technology Officer and Director
Steven J. Machov	49	Vice President, Secretary and General Counsel
Kathleen A. Larkin	40	Vice President, Human Resources
Robert H. Nazarian	49	Executive Vice President and Chief Financial Officer
Allen J. McNee	41	President, Document Management Services
B. Michael James	43	President, Financial Document Services
Mark A. Rossi	42	President, Investment Company Services
Joseph P. Pettirossi	35	President, Managed Communications Programs
Raymond J. Goodwin	36	President, Merrill Print Group
Lawrence M. Schloss	45	Director
Matthew I. Sirovich	34	Director
James A. Quella	50	Director

    John W. Castro has been our President and Chief Executive Officer since 1984 and a member of our board of directors since 1981. Mr. Castro also serves as a Director of BMC Industries, Inc. and Minnesota Life Insurance Company.

    Rick R. Atterbury is our Executive Vice President and Chief Technology Officer and a member of our board of directors. Mr. Atterbury has served as a member of our board of directors since 1989 and as our Executive Vice President and Chief Technology Officer since February 1999. From 1996 to January 1999, Mr. Atterbury was our Executive Vice President, and prior to that time, he served as our Vice President of Operations.

    Steven J. Machov has been our Vice President since 1993, our Secretary since 1990 and our General Counsel since 1987.

    Kathleen A. Larkin has been our Vice President of Human Resources since 1993.

    Robert H. Nazarian joined our company in April 2000 as our Executive Vice President and Chief Financial Officer. Prior to joining Merrill, Mr. Nazarian served as Executive Vice President and Chief Financial Officer of Florida East Coast Industries, a diversified transportation and telecommunications company, from July 1999 to April 2000. From August 1998 to April 1999, he served as Treasurer of Northwest Airlines, Inc. From October 1995 to July 1998, he served as Chief Financial Officer for Air New Zealand Limited. Prior to joining Air New Zealand Limited, Mr. Nazarian served as Group Financial Controller for Lion Nathan Limited in Australia and New Zealand from October 1989 to September 1995.

    Allen J. McNee has been our President of Document Management Services since February 1999. From February 1996 through January 1999, Mr. McNee was our Vice President of Document Management Services. Prior to that time, Mr. McNee served as our Director of Facilities Management/Document Reproduction Group, from February 1992 through January 1996.

    B. Michael James has been our President of Financial Document Services since February 1999 and President of our subsidiary, Merrill/New York Company since January 1994. From January 1996 to February 1999, Mr. James was Vice President of our East Region and International Operations. Prior to that time, Mr. James was our Vice President of Human Resources from June 1989, when Mr. James joined us, to January 1994.

    Mark A. Rossi has been our President of Investment Company Services since February 1999. From February 1997 to February 1999, Mr. Rossi was our Vice President of the Central Region. Prior to that time, Mr. Rossi served as our President of Southern California, from February 1993 to January 1997.

    Joseph P. Pettirossi has been our President of Managed Communications Programs since February 1999. From July 1996 to February 1999, Mr. Pettirossi was the President of one of our subsidiaries, Merrill/ May, Inc. Prior to joining us in 1996, Mr. Pettirossi was the Chief Operating Officer and Chief Financial Officer of Northwest Racquet Swim & Health Clubs, Inc., from November 1994 to June 1996 and the Vice President and Chief Financial Officer of the Minnesota Professional Basketball Limited Partnership and the Minnesota Arena Limited Partnership, from September 1992 to March 1995.

    Raymond J. Goodwin has been our President of Merrill Print Group since February 1999. From March 1997 to February 1999, Mr. Goodwin was our central Region Sales Manager. Prior to that time, Mr. Goodwin served as President of our Denver and Houston operations, from January 1993 to March 1997.

    Lawrence M. Schloss was appointed to our board of directors in November 1999 upon completion of the merger with Viking Merger Sub. Mr. Schloss has been a Managing Director of DLJ Inc. since 1985 and is Head of DLJ's Merchant Banking Group. Mr. Schloss joined DLJ in 1978. He is a member of the Investment Committee of DLJ Merchant Banking Partners I, L.P. and DLJ Merchant Banking Partners II, L.P. (Co-Chairman), Chairman of DLJ Investment Partners I, L.P. and DLJ Investment Partners II, L.P. (mezzanine fund), Global Retail Partners, L.P., DLJ Real Estate Capital Partners, L.P., DLJ Diversified Partners, L.P., DLJ Fund Investments, L.P. and Private Equity Partners, L.P. He currently serves as Chairman of the Board of McCulloch Corp. and as a Director of DecisionOne Corporation, Thermadyne Holdings, Inc., and Wilson Greatbatch Corp. Mr. Schloss previously served as Director of GTECH Holdings Corporation, OSi Specialties, Inc., Krueger International, Inc. and MPB Corporation.

    Matthew I. Sirovich was appointed to our board of directors in June 2000. Mr. Sirovich joined DLJ in 1992 and has been a Principal of DLJ Merchant Banking II, Inc. since February 1998. From January 1996 until then he was a Vice President in the same group and from 1992 to 1995, he was an Associate in Donaldson, Lufkin & Jenrette's investment banking group. From 1989 to 1990, he was the Financial Manager of Concord Camera Corp. and from 1987 to 1989, he was an Analyst in the corporate finance department of Drexel Burnham Lambert Inc. He currently serves on the board of directors of NextPharma Technologies S.A., BioPartners S.A., and Thiemann S.A.

    James A. Quella was appointed to our board of directors in June 2000. Mr. Quella joined DLJ Merchant Banking Partners in July 2000 as the Managing Director and Senior Operating Partner. From January 2000 until July 2000, he served as the Managing Director of GH Venture Partners, a seed stage venture capital firm. From April 1997 to January 2000, Mr. Quella was the Vice-Chairman: Market Development of Mercer Management Consulting, and from January 1996 to April 1997, he served as the Director of the Executive Committee. In October 1992, he founded the Financial Services Practice Group, which he also managed until December 1995.

    It is currently contemplated that the number of our directors will be increased to eight. The identity of the three additional directors, however, has not been determined at this time.

Director Compensation

    Our directors are not paid any additional compensation for their service as members of our board of directors.

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our four other most highly compensated executive officers who were executive officers at the end of the fiscal year and whose salary and bonus exceeded $100,000 in fiscal year 2000.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation
					Securities Underlying Options (2)	All Other Compensation (3)
Name and Principal Position	Year	Salary	Bonus (1)
John W. Castro President and Chief Executive Officer	2000 1999 1998	$375,000 359,375 300,000	$0 626,000 840,000	(4) (5)	0 35,000 69,000	$59,585 47,504 44,824
Rick R. Atterbury Executive Vice President and Chief Technology Officer	2000 1999 1998	275,000 264,583 225,000	0 375,600 504,000	(4)	0 25,000 69,000	42,641 37,700 35,890
B. Michael James	2000	300,000	0		0	31,963
President—Financial Document	1999	250,000	103,125		16,000	31,213
Services	1998	250,000	265,625		16,000	26,728
Mark A. Rossi	2000	300,000	0		0	25,274
President—Investment Company	1999	250,000	122,500		16,000	25,300
Services	1998	250,000	190,500		24,000	28,409
Joseph P. Pettirossi	2000	250,000	0		0	21,027
President—Managed Communications	1999	229,917	42,500		18,000	15,261
Program	1998	150,000	120,000		16,000	11,960

(1)
Cash bonuses for services rendered have been included as compensation for the year earned, even though all or part of such bonuses were actually calculated and paid in the following year.

(2)
All options shown in this table were cashed-out in connection with the merger with Viking Merger Sub.

(3)
"All Other Compensation" for fiscal year 2000 includes: (a) $11,200 each for Mr. Castro, Mr. Atterbury, Mr. James, Mr. Rossi and Mr. Pettirossi contributed by us for our 401(k) and defined contribution retirement plans; (b) premium payments under life insurance policies on the lives of the executives at the following incremental costs: Mr. Castro $1,402 and Mr. Atterbury $1,002; and (c) our contributions to the Supplemental Retirement Plan: Mr. Castro $46,983, Mr. Atterbury $30,439, Mr. James $20,763, Mr. Rossi $14,074 and Mr. Pettirossi $9,827.

(4)
Messrs. Castro and Atterbury elected not to receive any bonuses during fiscal 2000 even though they were each entitled to receive a bonus.

(5)
Mr. Castro deferred receipt of $140,000 of this amount.

Options

    We did not grant any options to our executive officers named in the Summary Compensation Table above during fiscal year 2000. The following table summarizes option exercises during fiscal year 2000 by the executive officers named in the Summary Compensation Table above.

Aggregated Option Exercises In
Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
John W. Castro	27,600	$51,750
Rick R. Atterbury	0	0
B. Michael James	49,500	244,431
Mark A. Rossi	45,300	250,204
Joseph P. Pettirossi	3,200	7,400

(1)
Value based on the difference between the fair market value of one share of common stock on the date of exercise and the exercise price of the option.

    All outstanding options whether vested or unvested were canceled upon consummation of the merger with Viking Merger Sub. The holders of each option received in cash a per share amount equal to $22.00 less the exercise price per share of the option. The following table shows the number of options held by each of the executive officers named in the Summary Compensation Table above and the amounts paid to these individuals at the effective time of the merger in exchange for cancellation of these options.

Name	Outstanding Options	Payment at Effective Time
John W. Castro	76,400	$410,000
Rick R. Atterbury	205,000	1,805,125
B. Michael James	92,500	1,014,438
Mark A. Rossi	69,700	685,563
Joseph P. Pettirossi	41,600	278,250

Employment Arrangements

    On November 23, 1999, we entered into employment agreements with John Castro and Rick Atterbury. Mr. Castro receives an annual base salary of $375,000, and Mr. Atterbury receives an annual base salary of $275,000. Their salaries will be reviewed annually by our board of directors and may be increased by our board in its sole discretion. In addition, each of Messrs. Castro and Atterbury are entitled to participate in an annual bonus program.

    Messrs. Castro and Atterbury are entitled to certain payments in the event we terminate them without cause. Each would be entitled to receive:

  •
  a lump sum payment equal to 2.99 times his annual base salary;

  •
  a lump sum payment equal to 2.99 times his average bonus over the three consecutive years immediately before his termination; and

  •
  continuation of all insurance and other benefits for a period of three years.

    In addition, the executives' entire account balance and all accrued benefits under our Supplemental Executive Retirement Plan and those under our other plans or arrangements providing similar benefits will vest and become nonforfeitable as of the termination date.

    The following table illustrates the amount of the lump sum payments that Messrs. Castro and Atterbury would be entitled to receive if they were terminated prior to May 23, 2000:

Executive	Amount of Payment
John W. Castro	$3,273,200
Rick R. Atterbury	2,113,300

    The above amounts exclude:

  •
  costs associated with medical, dental and vision benefits;

  •
  cash payments for tax obligations arising from excise taxes, if any; and

  •
  the amount of the executive's vested benefits under the Supplemental Executive Retirement Plan.

    Should either Mr. Castro or Mr. Atterbury receive any payments under his employment agreement in connection with a change of control he would be entitled to a gross-up payment intended to offset the effect of any excise tax owed under Section 4999 of the Internal Revenue Code.

Change in Control Provisions

  Option and Direct Investment Plans

    Under our 1999 Stock Option Plan, if a "DLJMB liquidation event" (as defined below) occurs, an optionee's options may become immediately exercisable in full and remain exercisable for the remainder of their terms. An exhibit to the optionee's option agreement states whether or not the vesting of his or her option will accelerate upon a DLJMB liquidation event. Under our Direct Investment Plan, if a DLJMB liquidation event occurs, all of a participant's unvested coinvestment shares will become immediately vested in full. To the extent the acceleration of the vesting of an option or coinvestment shares, together with any other payment the optionee or the participant has the right to receive from us would constitute a "parachute payment" under the Internal Revenue Code, then the payments will be reduced so they will not be subject to any excise tax imposed by the Internal Revenue Code. The payments will not be reduced, however, if the optionee or the participant is subject to a separate agreement with us that provides otherwise.

    A "DLJMB liquidation event" means any of the following, except for transfers to "permitted transferees," as defined in the Investors' Agreement dated November 23, 1999 among us and our shareholders:

  •
  a sale or other transfer by DLJMB of 90% or more of its shares of common equity in Merrill (including all common equity originally purchased by DLJMB and any additional common equity purchased by DLJMB thereafter, whether voting, class B or any other class of common equity created by Merrill) to one or more persons or entities (in one transaction or in a series of related transactions) other than in connection with a public offering of our common equity;

  •
  the sale, lease, exchange or other transfer of substantially all of our assets to a person or entity that is not controlled by us; or

  •
  a merger or consolidation to which we are a party if our shareholders immediately prior to the effective date of such merger or consolidation do not have beneficial ownership immediately following the effective date of such merger or consolidation of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors.

  Change in Control Agreements

    In April 2000, the Compensation Committee of the Board of Directors adopted change in control agreements with all of the direct reports of our President and Chief Executive Officer. These executives are entitled to receive certain benefits if they are terminated either:

  •
  within 24 months of a "change in control" or

  •
  prior to a "change in control" if the termination was either a condition to the "change in control" or was at the request or insistence of a person related to the "change in control."

    The executives are not considered "terminated" for purposes of these agreements if they die or are terminated for "cause" (defined as the executive's (1) gross misconduct; (2) willful and continued failure to substantially perform his or her duties after demand is given by the Chairman of the Board; or (3) conviction of a felony or gross misdemeanor which is materially and demonstrably injurious to us or which impairs the executive's ability to substantially perform his or her duties). The executive is, however, considered "terminated" if the executive voluntarily leaves our employ for "good reason." "Good reason" means:

  •
  An adverse and material change in title, status, position, authority, duties or responsibilities as an executive;

  •
  Reduction in base salary or an adverse change in the form or timing of the pay;

  •
  Failure to cover the executive under similar benefit plans at a substantially similar total cost to the executive (including equity based plans);

  •
  Relocation to more than 30 miles from the executive's existing office;

  •
  Failure to obtain a successor's consent to the change in control agreement;

  •
  Any termination of employment not properly noticed; or

  •
  Our refusal to allow the executive to continue to attend to matters or engage in activities not directly related to our business.

    The executive is entitled to receive the following payments and benefits upon the triggering of these agreements:

  •
  Cash payment equal to two times the sum of the executive's (1) base salary plus (2) target cash bonus for the year during which the change in control occurs or the average of the cash bonus for the three fiscal years ending immediately prior to the change in control, whichever is greater;

  •
  Medical, dental and vision benefits to the executive, his or her family members and dependents for two years after the "date of termination" of employment, at a substantially similar total cost to the executive;

  •
  The account balance under our Supplemental Executive Retirement Plan will become fully vested and non-forfeitable. In addition, we will cause all distributions under this plan to be made regardless of the provisions of the plan that permit such distributions to be deferred; and

  •
  Cash payment, if any, sufficient to cover all tax obligations arising from excise taxes.

    These change in control agreements have a term ending January 31, 2001; provided, the agreements will automatically renew for additional 12-month periods unless we give the executive 90 days' advance notice of our intent to terminate the agreements. In addition, if a "change in control" occurs during the term of the agreements, the agreements will continue for an additional 24 months.

    A "change in control" for purposes of these agreements means:

  •
  the sale, lease, exchange or other transfer of substantially all of our assets;

  •
  when, after February 1, 2000, any person becomes, directly or indirectly, the "beneficial owner" of 20% or more of the "combined voting power" of our outstanding securities;

  •
  a merger or consolidation, if our shareholders do not own more than 80% of the "combined voting power" of the surviving corporation's outstanding securities. "Combined voting power" is measured by shares of the surviving corporation that ordinarily have the right to vote at the election of directors;

  •
  when individuals who constitute our board of directors on February 1, 2000, cease to constitute at least a majority of the board. For purposes of determining these individuals, directors whose election or nomination is approved by a majority of the directors serving on February 1, 2000, are considered to be members of the board as of February 1, 2000; or

  •
  a change in control that would be required to be reported on a Form 8-K, 10-K or 10-Q, whether or not we are subject to those reporting requirements.

    The following table illustrates the amount of the lump sum payments that our executives named in the Summary Compensation Table above would have been entitled to receive if a "change in control" had occurred as of April 30, 2000:

Executive	Amount of Payment
B. Michael James	$825,000
Mark A. Rossi	825,000
Joseph P. Pettirossi	625,000

    The above amounts exclude:

  •
  costs associated with medical, dental and vision benefits; and

  •
  cash payments for tax obligations arising from excise taxes, if any, and the amount of the executive's vested benefits under the Supplemental Executive Retirement Plan.

Board Indemnification Agreements

    In May 1999, we entered into compensation and indemnification agreements with each of the members of the special committee of the board of directors, Paul G. Miller, Ronald N. Hoge and Michael S. Scott Morton, to compensate them for their additional duties, responsibilities and burdens in connection with their service on the special committee in considering the merger with Viking Merger Sub, Inc. In return for their services as members of the special committee, each of Messrs. Miller, Hoge and Scott Morton received $25,000. We also reimbursed them for any reasonable out-of-pocket travel and other expenses incurred in connection with their service on the special committee. In addition to their general right to indemnification under our articles of incorporation, we agreed to indemnify and advance expenses to each of them to the full extent provided by applicable law and our articles of incorporation in connection with any threatened, pending or completed proceeding, including a proceeding by or in the right of the company.

    We also entered into indemnification agreements with each of our disinterested members of the board of directors to compensate them for their additional duties, responsibilities and burdens in connection with their service on the board in considering the merger with Viking Merger Sub. In addition to their general right to indemnification under our articles of incorporation, we also agreed to indemnify and advance expenses to each of them to the full extent provided by applicable law and our articles of incorporation in connection with any threatened, pending or completed proceeding, including a proceeding by or in the right of the company.

Stock Option Plan

    On December 20, 1999, our board of directors and shareholders adopted the 1999 Stock Option Plan pursuant to which we may grant incentive and non-statutory stock options to purchase shares of our class B common stock to employees, non-employee directors, consultants and independent contractors. Our board has created a compensation committee to, among other things, administer the option plan, including determining the persons who are to receive options, as well as the type, terms and number of shares subject to each option. The option plan will terminate on December 19, 2009, unless our board of directors decides to terminate it earlier.

Shares Available for Issuance

    We have reserved 825,000 shares of our class B common stock for issuance under the option plan. As of June 30, 2000, we had granted options to purchase 569,670 shares of our class B common stock at an exercise price of $22.00 per share to some of our employees and independent contractors of our company. Any options granted generally become exercisable over a six-year period, or in the case of some options, in the event certain performance milestones are met. Shares subject to options granted under the option plan that lapse or are terminated may again be subject to grants under the plan.

Effect of Termination of Employment or Other Service

    Options granted under the option plan generally terminate when an optionee's employment or other service with our company terminates. The reason for the optionee's termination dictates what happens to his or her options. Unless otherwise provided in the optionee's stock option agreement, if an optionee is terminated for "cause," his or her options will immediately terminate and no longer be exercisable. In addition, we will have the right to repurchase from the optionee all shares of class B common stock the optionee previously acquired upon the exercise of any options at a price equal to the exercise price paid by the optionee to acquire these shares of class B common stock.

    Unless otherwise provided in an optionee's stock option agreement, if an optionee's employment or other service with us terminates for any other reason whatsoever, whether due to voluntary resignation, death, disability, retirement or termination by us without cause, the options that were exercisable as of the optionee's termination date will remain exercisable for one year. There are other situations, however, when an optionee's options may terminate earlier. For example, if an optionee engages in an "adverse action" (as defined below) before or within 12 months after the termination of his or her employment or other service with us, the compensation committee may immediately terminate all of the optionee's rights under the option plan and his or her options. We refer you to the information under the heading "—Effect of an adverse action" below. In no circumstance will an optionee's options remain exercisable after their expiration date.

    For purposes of the option plan, "cause" means:

  •
  dishonesty, fraud, misrepresentation, embezzlement or other act of dishonesty with respect to Merrill or any subsidiary of Merrill;

  •
  any serious unlawful or criminal activity;

  •
  any intentional and deliberate breach of a duty or duties that are material in relation to an optionee's overall duties;

  •
  any material breach of any employment, service, confidentiality or non-compete agreement the optionee has entered into with us; or

  •
  any action the compensation committee determines to be adverse to Merrill or any of our subsidiaries (an "adverse action"); such as:

  - the disclosure of any of our confidential information to any person not authorized to receive it;

  - the engagement in any commercial activity that in the judgment of the compensation committee competes with our business; or

  - the interference with our relationships with employees or customers.

    In the event an optionee's employment or other service with us changes such that the number of hours the optionee works is significantly reduced for what will likely be an extended period of time, the compensation committee will have the right to modify the terms of any unvested options the optionee then holds, including without limitation the right to immediately terminate without notice of any kind all of the optionee's rights he or she has in the optionee's unvested options.

Limitations on Our Right to Repurchase

    In connection with any repurchase of optionee's shares, we will only be required to pay the optionee for these shares as rapidly as permissible without violating any of our loan covenants or other contractual restrictions applicable to and binding upon us. Any amounts not paid to an optionee on the repurchase date will bear interest at a fixed annual rate equal to 8%. In addition, we will only be required to repurchase any shares to the extent that the repurchase does not violate any applicable laws.

Effect of an Adverse Action

    Our compensation committee may immediately terminate all of an optionee's rights under the option plan and his or her options if the optionee engages in any "adverse action" (as defined above) before or within 12 months after the termination of the optionee's employment or other service with us. In addition, if an optionee take an adverse action during the 12 months before or within 12 months after his or her termination, the compensation committee may rescind any option exercises that occurred during such period and require the optionee to pay us within 10 days of receipt of notice of such rescission, the amount of any gain the optionee realized as a result of the rescinded exercise.

Effect of a DLJMB Liquidation Event

    If a DLJMB liquidation event occurs, an optionee's options may become immediately exercisable in full and remain exercisable for the remainder of their terms. An exhibit to the optionee's option agreement states whether or not the vesting of his or her option will accelerate upon a DLJMB liquidation event. To the extent the acceleration of the vesting of an option, together with any other payment the optionee has the right to receive from us would constitute a "parachute payment" under the Internal Revenue Code, then the payments will be reduced so they will not be subject to any excise tax imposed by the Internal Revenue Code. The payments will not be reduced, however, if the optionee is subject to a separate agreement with us that provides otherwise.

Transfer Restrictions

    An optionee may not assign or transfer any of his or her options prior to their exercise to any person, including trusts for estate planning purposes. Furthermore, the optionee may not subject any of his or her options to any lien during the optionee's lifetime. Once an optionee exercises his or her options, all shares of our class B common stock issued upon exercise of these options will be subject to the transfer restrictions and other provisions set forth in the Investors' Agreement dated November 23, 1999 among Merrill and our shareholders. Upon the exercise of an option, an optionee will automatically become a party to and be bound by all the terms and conditions of the Investors' Agreement. If the optionee:

  •
  acquires more than a certain percentage of the total shares of class B common stock available for issuance under the option plan as determined by the compensation committee from time to time; or

  •
  is an employee of Merrill or any of our subsidiaries and reports directly to our Chief Executive Officer or Chief Operating Officer,

the optionee will be deemed a "Co-invest Management Stockholder" and a "Management Stockholder" for all purposes of the Investors' Agreement. If the optionee does not meet the above criteria, he or she will be deemed an "Other Stockholder" for purposes of the Investors' Agreement.

Direct Investment Plan

    On December 20, 1999, our board of directors and shareholders adopted the Direct Investment Plan pursuant to which we may offer certain of our employees, non-employee directors, consultants and independent contractors the opportunity to purchase reinvestment and coinvestment shares of our class B common stock. Our board has created a compensation committee to, among other things, administer the direct investment plan. The direct investment plan will terminate on December 19, 2009, unless our board of directors decides to terminate it earlier.

Number of Shares Reserved for Issuance

    We have reserved 1,459,091 shares of our class B common stock for issuance under the Direct Investment Plan. Of the 1,459,091 shares, 227,272 shares are designated for reinvestment shares and 1,231,819 shares are designated for coinvestment shares. As of June 30, 2000, we had sold 147,694 reinvestment shares and 1,033,528 coinvestment shares to some of our employees and independent contractors of our company.

Reinvestment Shares

    The reinvestment shares are the shares of class B common stock participants are permitted to purchase out of their own funds. Not all participants in the Direct Investment Plan are given the opportunity to purchase reinvestment shares. Participants are solely responsible for paying the entire amount of the purchase price of reinvestment shares, and unlike the coinvestment shares, we do not lend participants any funds to purchase their reinvestment shares.

Coinvestment Shares

    The coinvestment shares are the shares of class B common stock participants are permitted to purchase with our financial assistance. We loan participants an amount up to 65% of the total purchase price of the coinvestment shares a participant elects to purchase. The participant is solely responsible for paying the remaining 35% or more balance of the purchase price. The proceeds of the loan must be used solely to assist the participant with the purchase of his or her coinvestment shares. As a condition to us making the loan, all of a participant's coinvestment shares must be pledged as collateral for the loan.

    Assuming we loaned the participant 65% of the total purchase price of the coinvestment shares, upon the purchase of coinvestment shares, a participant will become immediately vested with respect to

35% of the coinvestment shares since this portion will have been fully paid by the participant. With respect to the coinvestment shares, they will vest as follows:

Vesting Date	% of Coinvestment Shares Vested as of the Vesting Date*
One year from purchase date	35% of the coinvestment shares
Two years from purchase date	35% of the coinvestment shares
Three years from purchase date	57% of the coinvestment shares
Four years from purchase date	79% of the coinvestment shares
Five years from purchase date	100% of the coinvestment shares

*
In the event that the vesting of any coinvestment shares results in a fractional share, this fractional share will be rounded up to the nearest whole share.

    A participant may not sell or transfer his or her unvested coinvestment shares while they are pledged to us, except to us in certain circumstances. Once coinvestment shares vest, the participant will be able to transfer these shares to the extent permitted by the direct investment plan and the Investors' Agreement, and the participant will receive more favorable pricing in the event we later repurchase his or her shares.

Non-recourse Promissory Notes

    Any loan we make to assist participants in purchasing coinvestment shares is evidenced by a nonrecourse promissory note. The loan accrues interest at a fixed annual rate of 8%. While interest on the loan accrues, the participant is not required to pay any interest during the term of the note. All accrued but unpaid interest and the principal balance must be paid on the earlier of:

  •
  the date the participant's employment or other service with us terminates;

  •
  a DLJMB liquidation event;

  •
  the date the participant sells his or her pledged shares to someone as permitted by the Investors' Agreement, other than a "permitted transferee" (as defined under the Investors' Agreement) and other than to us in connection with a hardship repurchase;

  •
  within 120 days following an initial public offering of any of our equity securities; or

  •
  eight years from the date of the note.

    In the event the repayment of a participant's note is triggered by an initial public offering of our equity securities, the participant may repay his or her note with cash, or with the compensation committee's approval, reinvestment shares or coinvestment shares. We will pay the participant the fair market value for each reinvestment share and vested coinvestment share we repurchase, and the compensation committee in its sole discretion will determine the purchase price for any unvested coinvestment shares repurchased. A participant may not be required to repay his or her note at that time if the total proceeds from the purchase of the participant's shares does not exceed the outstanding principal balance on his or her note plus accrued but unpaid interest and any resulting tax liability.

    The compensation committee may decide, however, to extend the maturity of a note. In addition, a participant may prepay his or her note at anytime.

    A participant may not at any time sell his or her unvested coinvestment shares. Although a participant may sell his or her vested coinvestment shares under certain circumstances set forth in the direct investment plan and the Investors' Agreement, depending upon the type of sale, the participant may be required to repay his or her note with the proceeds of the sale.

    If a participant transfers all or a portion of his or her vested coinvestment shares to a "permitted transferee" (as defined in the Investors' Agreement), such permitted transferee, as a condition to the transfer of the coinvestment shares, must agree to be bound by the terms and conditions of the Direct Investment Plan and any agreement evidencing the sale of these shares to the participant, and must also agree to take these shares subject to the terms and conditions of the note and pledge agreement. The participant, however, must remain the primary obligor of all obligations outstanding under the note and the pledge agreement regardless of his or her transfer to a permitted transferee.

    If a participant sells all or a portion of his or her vested coinvestment shares to someone other than a permitted transferee in accordance with the terms of the Investors' Agreement, the participant's note will become immediately due and payable to the extent of the lesser of:

  •
  the total unpaid principal balance and interest on the loan; or

  •
  the net after tax proceeds realized upon such sale.

    We will have the right to set-off against any amounts we owe the participant, including without limitation, any dividends paid on the shares, amounts the participant owes under the note. Amounts will be applied first to accrued interest on the note and then to the outstanding principal balance on the note.

Pledge of Shares

    As collateral for the note, a participant must grant to us a security interest in all of the participant's coinvestment shares by executing a pledge agreement. Any stock certificates issued for coinvestment shares are held by us as collateral for the loan until such time as the loan and all accrued interest on the loan are paid in full. If the collateral for a participant's note exceeds the outstanding balance of the loan and all accrued interest, we may, upon the participant's request and in our discretion, release some of the participant's shares.

    If we repurchase a participant's pledged coinvestment shares, the proceeds will be applied against the outstanding balance of the participant's loan and all accrued interest. So long as a participant's coinvestment shares are pledged to us, they may not be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, except as permitted under the Investors' Agreement.

    If the participant is unable to pay his or her note when it becomes due, we will have the right under the pledge agreement to reacquire the participant's shares. If, at any time pursuant to the terms of the direct investment plan, we repurchase a participant's pledged coinvestment shares, the proceeds of the repurchase will be applied against the outstanding balance of his or her loan and all accrued interest before the participant receive any proceeds.

    The note is a non-recourse note, which means that if the proceeds of the repurchase do not exceed the outstanding balance of the participant's loan and all accrued interest, we will not have the right under the terms of the note to hold the participant personally responsible for the remaining amount he or she owes under the note.

Right of Repurchase

    If a participant's employment or other service with us terminates for any reason whatsoever, whether due to voluntary resignation, death, disability, retirement, or termination by us with or without cause prior to a DLJMB liquidation event, we will have the right to repurchase all or any portion of the participant's shares. The price we will pay for these shares depends on the reason for the participant's termination.

    If the participant's employment or other service with us is terminated by us for cause, we will pay for each share owned by the participant (whether it is a reinvestment share or a coinvestment share or is vested or unvested) the lesser of:

  •
  an amount equal to:

  - the fair market value of each share as determined on the valuation date in the fiscal year in which the participant's employment or other service is terminated;

  - plus any increase, or minus any decrease, in the fair market value of the participant's shares from the beginning of the fiscal year in which the participant's employment or other service is terminated until the date of the participant's termination (the "Pro Rata Adjustment"); or

  •
  the purchase price the participant paid for each share, without any accrued and unpaid interest on the loan relating to the coinvestment shares being paid.

    Unless otherwise determined by the compensation committee, if a participant's employment or other service with us terminates for any other reason whatsoever other than for cause, we will pay the participant:

  •
  for each coinvestment share that has vested at the time of termination and all of the participant's reinvestment shares, an amount equal to:

  - the fair market value of each share as determined on the valuation date in the fiscal year in which the participant's employment or other service is terminated;

  - plus or minus any Pro Rata Adjustment.

  •
  for each coinvestment share that has not vested at the time of termination, an amount equal to the lesser of:

  - the fair market value of each coinvestment share as determined on the valuation date in the fiscal year in which the participant's employment or other service is terminated, plus or minus any Pro Rata Adjustment; or

  - the purchase price the participant paid for each unvested coinvestment share plus all accrued and unpaid interest on the loan relating to the unvested coinvestment share.

    In the event we repurchase any of the participant's coinvestment shares, the compensation committee, in its sole discretion, will on the repurchase date make an appropriate adjustment to the purchase price paid on this date to repay any interest that has accrued on the participant's loan from the date of the termination of the participant's employment or other services with us until the date we repurchase the participant's coinvestment shares.

Determination of Fair Value

    Since our class B common stock is not currently listed on an exchange or quoted on Nasdaq, the over-the-counter bulletin board or other comparable service, "fair market value" for purposes of the Direct Investment Plan is determined by the compensation committee. This determination will be performed on an annual basis on a date that is no more than 120 days after our fiscal year end. The compensation committee will base its determination on a specified formula or such other value as the compensation committee determines is appropriate. The formula that the compensation committee may use in determining fair market value is as follows:

  •
  multiply six times our EBITDA (as defined in the plan) as shown on our consolidated statement of operations for our most recent fiscal year end and as adjusted to reflect any material acquisitions or dispositions or other material changes in our business;

  •
  subtract our total debt and the total amount of the liquidation preference on our preferred stock;

  •
  add our total cash to this difference; and

  •
  divide the sum by the number of shares of our capital stock outstanding on the valuation date, including all options and warrants.

Put Right

    So long as a participant's employment or other service with us terminates by reason of voluntary resignation, death, disability, retirement or terminated by us without cause, the participant will have the right to "put" all or any portion of his or her reinvestment shares and vested coinvestment shares to us and require us to repurchase these shares in the event neither we nor anyone to whom we may assign our right of repurchase decides to repurchase the participant's shares.

    The per share price at which we must purchase these shares will be equal to:

  •
  the fair market value for each share as determined on the valuation date in the fiscal year in which the participant's employment or other service is terminated;

  •
  plus or minus any Pro Rata Adjustment.

Hardship Repurchases

    In the event a participant feels he or she has an immediate and heavy financial need, the participant may request that the compensation committee repurchase his or her shares. A repurchase under these circumstances will be permitted only if the compensation committee determines in its sole discretion that the repurchase is made on account of the participant's immediate and heavy financial need and is necessary to satisfy this financial need. A repurchase will be deemed to be made on account of an immediate and heavy financial need only if the compensation committee determines in its sole discretion that the repurchase will be made to pay:

  •
  expenses for medical care (as described in Section 213(d) of the Internal Revenue Code), incurred or to be incurred by the participant, his or her spouse or dependent (as described in Section 152 of the Internal Revenue Code);

  •
  payments necessary to prevent the participant from being evicted from his or her principal residence or foreclosure on the mortgage on his or her principal residence; or

  •
  any other situation in which the compensation committee in its sole discretion determines the participant is in immediate and heavy financial need.

    A hardship repurchase will be deemed to be necessary to satisfy the participant's immediate and heavy financial need only if the compensation committee determines in its sole discretion that the aggregate purchase price we must pay is not more than the sum of the amount of the participant's immediate and heavy financial need plus the amount necessary to pay any estimated federal, state or local taxes or penalties that the participant will incur in connection with the repurchase. The compensation committee will only be entitled to pay the participant the fair market value for each share as determined on the most recent valuation date prior to the hardship repurchase.

Limitations on Our Right to Repurchase

    In connection with any repurchase of a participant's shares, we will only be required to pay the participant for these shares as rapidly as permissible without violating any of our loan covenants or other contractual restrictions applicable to and binding upon us. Any amounts not paid to a participant on the repurchase date will bear interest at a fixed annual rate equal to 8%. In addition, we will only be required to repurchase any shares to the extent that the repurchase does not violate any applicable laws.

Effect of Adverse Action

    If a participant engages in any adverse action before or within 12 months after the participant's employment or other service with us terminates by reason of voluntary resignation, death, disability, retirement or is terminated by us without cause, we will have the right to repurchase all of the participant's shares for the lesser of:

  •
  the fair market value for each share as of the most recent valuation date prior to the participant's termination of employment or other service; or

  •
  the purchase price the participant paid for his or her shares.

    In addition, if the participant received an amount in excess of this purchase price in connection with a prior repurchase by us or the sale or other transfer of these shares during the 12 months before or 12 months after the date the participant's employment or other service with us terminates, the participant will be required to pay us in cash any such excess within 10 days of receipt of notice from us.

Effect of DLJMB Liquidation Event

    If a DLJMB liquidation event occurs, all of a participant's unvested coinvestment shares will become immediately vested in full. To the extent the acceleration of the vesting of these coinvestment shares, together with any other payment the participant has the right to receive from us would constitute a "parachute payment" under the Internal Revenue Code, then the payments will be reduced so they will not be subject to any excise tax imposed by the Internal Revenue Code. The payments will not be reduced, however, if the participant is subject to a separate agreement with us that provides otherwise.

Transfer Restrictions

    All shares purchased under the Direct Investment Plan are subject to the transfer restrictions and other provisions of the Direct Investment Plan and the Investors' Agreement. Under the Direct Investment Plan, any shares pledged as collateral to secure a note may not be transferred to anyone other than a permitted transferee. In addition, a participant is prohibited from selling or transferring any of his or her shares during the first six months after the purchase date.

    In addition to the restrictions on transferability imposed by the Direct Investment Plan, a participant that purchases reinvestment or coinvestment shares will automatically become a party to and be bound by all the terms and conditions of the Investors' Agreement. If a participant:

  •
  acquires more than a certain percentage of the total shares of class B common stock available for sale under the direct investment plan, as determined by the compensation committee from time to time; or

  •
  is an employee of Merrill or any of our subsidiaries and reports directly to our Chief Executive Officer or Chief Operating Officer,

the participant is deemed a "Co-invest Management Stockholder" and a "Management Stockholder" for all purposes of the Investors' Agreement. If a participant does not meet the above criteria, he or she is deemed an "Other Stockholder" for purposes of the Investors' Agreement.

SECURITY OWNERSHIP OF MANAGEMENT
AND BENEFICIAL OWNERS OF FIVE PERCENT OR MORE

    The following table sets forth information with respect to the beneficial ownership of our class B common stock and preferred stock as of June 30, 2000 by (1) any person or group who beneficially owns more than 5% of our class B common stock or preferred stock, (2) each of our executive officers named in our "Summary Compensation" table and (3) all of our directors and executive officers as a group. Unless otherwise noted, each person possesses sole voting and investment power with respect to the shares indicated. Shares not outstanding but deemed beneficially owned because of the right to acquire them within 60 days are considered outstanding only when determining the amount and percent owned by each person.

Name of Beneficial Owner	Number of Shares of Preferred Stock (1)	Percentage of Outstanding Preferred Stock	Number of Shares of Class B Common Stock (1)	Percentage of Outstanding Class B Common Stock
DLJ Merchant Banking funds (2)	337,500	67.5%	3,212,852	59.8%
John W. Castro	0	0	909,091	16.9%
Rick R. Atterbury (3)	0	0	70,000	1.3%
BNY Capital Corporation (4)	62,500	12.5%	43,033	*
Connecticut General Life Insurance Company (5)	48,750	9.8%	33,566	*
Carlyle High Yield Partners, L.P. (6)	37,500	7.5%	25,820	*
B. Michael James (7)	0	0	21,000	*
Mark A. Rossi (7)	0	0	27,554	*
Joseph P. Pettirossi (7)	0	0	20,666	*
Lawrence M. Schloss (8)	0	0	0	0
Matthew I. Sirovich (8)	0	0	0	0
James A. Quella (8)	0	0	0	0
All directors and executive officers as a group (13 persons) (3)(7)(8)(9)	0	0	1,113,641	20.7%

*
less than one percent

(1)
Under the SEC's rules, each person or entity is deemed to be a beneficial owner with the power to vote and direct the disposition of these shares.

(2)
Consists of shares held directly by DLJ Merchant Banking Partners II, L.P. and the following affiliated investors: DLJ Merchant Banking Partners II-A, L.P.; DLJ Offshore Partners II, C.V.; DLJ Diversified Partners, L.P.; DLJ Diversified Partners-A, L.P.; DLJ Millennium Partners, L.P.; DLJ Millennium Partners-A, L.P.; DLJMB Funding II, Inc.; DLJ First ESC L.P.; DLJ EAB Partners, L.P.; and DLJ ESC II, L.P. See "Related Party Relationships and Transactions." Includes 232,377 shares of class B common stock issuable upon the exercise of outstanding warrants. The address of each of these investors is 277 Park Avenue, New York, New York 10172, except that the address of Offshore Partners is John B. Gorsiraweg 14, Willemstad, Curaçao, Netherlands Antilles.

(3)
Excludes 104,000 coinvestment shares issued under our Direct Investment Plan that have not vested.

(4)
Includes 43,033 shares of class B common stock issuable upon the exercise of outstanding warrants. BNY Capital Corporation's address is 48 Wall Street, New York, New York 10005.

(5)
Includes 25,820 shares of class B common stock issuable upon the exercise of outstanding warrants. Connecticut General Life Insurance Company's address is 900 Cottage Grove Road, Bloomfield, Illinois 06002.

(6)
Includes 33,566 shares of class B common stock issuable upon the exercise of outstanding warrants. Carlyle High Yield Partners, L.P.'s address is 1001 Pennsylvania Avenue N.W., Suite 220 South, Washington, D.C. 20004.

(7)
Excludes 39,000, 40,560 and 30,420 coinvestment shares issued under our Direct Investment Plan that are held by Messrs. James, Rossi and Pettirossi, respectively, that have not vested.

(8)
Messrs. Schloss, Sirovich and Quella are officers of DLJ Merchant Banking, Inc., an affiliate of the DLJ Merchant Banking funds. Shares shown for Messrs. Schloss, Sirovich and Quella exclude shares shown as held by the DLJ Merchant Banking funds, as to which they disclaim beneficial ownership. The address for Messrs. Schloss, Sirovich and Quella is c/o DLJ Merchant Banking Inc., 277 Park Avenue, New York, New York 10172.

(9)
Excludes 117,791 coinvestment shares issued under our Direct Investment Plan that are held by executive officers not named above, that have not vested.

RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

Investors' Agreement

    On November 23, 1999, Viking Merger Sub, DLJ Merchant Banking funds, Messrs. Castro and Atterbury and certain other investors entered into an Investors' Agreement which restricts certain transfers of the shares of our capital stock. The agreement permits:

  •
  such shareholders (other than DLJ Merchant Banking funds) to participate in certain sales of shares of capital stock by the DLJ Merchant Banking funds;

  •
  DLJ Merchant Banking funds to require such other shareholders to sell shares of capital stock in certain circumstances, including if DLJ Merchant Banking funds choose to sell 75% or more of the shares owned by them at a price in excess of $22.00 per share; and

  •
  such shareholders to purchase certain equity securities proposed to be issued by us on a preemptive basis.

    The Investors' Agreement includes a registration rights provision under which the shareholders which are a party to it have the right to request us to register their shares under the Securities Act in specified circumstances.

    Under the agreement, DLJ Merchant Banking funds have the right to nominate four of the eight members of our board of directors. Three of the eight members of our board will be nominated by Messrs. Castro and Atterbury. One member of the board will be nominated by a DLJ mezzanine fund that owns our preferred shares and warrants. The current parties to the Investors' Agreement have agreed to vote their common shares so that the composition of our board is as set out above. The participants in our 1999 Stock Option Plan and Direct Investment Plan are subject to all the terms of the agreement except for the voting agreement provisions.

Financial Advisory Fees and Agreements

    DLJ Securities Corporation, an affiliate of DLJ Merchant Banking funds, acted as financial advisor to us and as the initial purchaser of the units we sold in connection with our merger with Viking Merger Sub. We paid customary fees to DLJ Securities Corporation as compensation for its services as financial advisor and initial purchaser. DLJ Capital Funding, Inc., an affiliate of DLJ Merchant Banking funds, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the new credit facility and as a lender under the new credit facility. The aggregate amount of all fees paid to the DLJ entities in connection with the merger and the related financings was approximately $15.8 million, plus out-of-pocket expenses.

    We have agreed to pay DLJ Securities Corporation an annual advisory fee of $300,000. We and our subsidiaries may from time to time enter into other investment banking relationships with DLJ Securities Corporation or one of its affiliates pursuant to which DLJ Securities Corporation or its affiliates will receive customary fees and will be entitled to reimbursement for all related reasonable disbursements and out-of-pocket expenses. We expect that any arrangement will include provisions for the indemnification of DLJ Securities Corporation against a variety of liabilities, including liabilities under the federal securities laws.

Interest Cap Transaction

    On December 22, 1999, we entered into an interest cap transaction with DLJ International Capital for $462,000. The effective date of the interest cap transaction is March 24, 2000 and terminates December 24, 2001. The cap rate is 7.5% for up to $110.0 million of borrowings under Merrill Communications LLC's credit facility.

Purchase of Shares from DLJMB

    In connection with our pending employee offering of class B common stock to our employees, we anticipate purchasing from DLJMB, 258,307 shares of class B common stock for $22.00 per share, or an aggregate purchase price of approximately $5.7 million, in order to adjust the ownership percentage of DLJMB compared to our other shareholders.

Sale of Shares to Atterbury

    In connection with the employee offering, we sold an aggregate of 104,000 coninvestment shares of our class B common stock to Rick Atterbury for $22.00 per share under our Direct Investment Plan. We financed 100% of the purchase price for these shares through an 8% nonrecourse promissory note secured by all of the coinvestment shares purchased by Mr. Atterbury, plus an additional 56,000 shares of our class B common stock previously acquired by Mr. Atterbury. We refer you to the section called "Direct Investment Plan—Nonrecourse Promissory Notes" for the terms and conditions of the notes. The coinvestment shares vest as follows: 35% of the coinvestment shares vest on January 28, 2003; 65% of the coinvestment shares vest on January 28, 2004; and 100% of the coinvestment shares vest on January 28, 2005. After giving effect to this transaction and Mr. Atterbury's retained equity interest in connection with the merger, the percentage of the total amount loaned by us to Atterbury to the total purchase price paid by Atterbury for all these shares did not exceed 65%.

Sale of Shares to Executive Officers

    In May 2000, pursuant to our Direct Investment Plan, we sold an aggregate of 350,417 coinvestment shares to our executive officers at a price of $21.00 per share, and an aggregate of 11,905 reinvestment shares to our executive officers at a price of $21.00 per share. We financed 35% of the purchase price of the coinvestment shares through an 8% nonrecourse promissory note secured by the coinvestment shares. We refer you to the section called "Direct Investment Plan—Nonrecourse Promissory Notes" for the terms and conditions of the notes. The coinvestment shares vest according to the vesting schedule set forth in the Direct Investment Plan (see "Direct Investment Plan—Coinvestment Shares"). The following table illustrates these stock issuances:

	Coinvestment Shares			Reinvestment Shares
Executive	Number of Coinvestment Shares	Total Purchase Price	Purchase Price Financed	Number of Reinvestment Shares	Total Purchase Price
B. Michael James, President—Financial Document Services	60,000	$1,260,000	$819,000	0	0
Mark A. Rossi, President—Investment Company Services	62,400	1,310,400	851,760	5,714	$120,000
Joseph P. Pettirossi, President—Managed Communications Programs	46,800	982,800	638,820	4,286	90,006
Allen J. McNee, President—Document Management Services	46,800	982,800	638,820	0	0
Raymond J. Goodwin, President—Merrill Print Group	27,211	571,480	371,430	0	0
Steven J. Machov, Vice President, General Counsel and Secretary	55,206	1,159,326	753,562	0	0
Kathleen A. Larkin, Vice President—Human Resources	31,200	655,200	425,880	0	0
Kay A. Barber, Former Chief Financial Officer	20,800	436,800	283,920	1,903	40,000

Executive Loan Program

Summary

    In fiscal 1999, we adopted a Stock Purchase Loan Program, which enabled employees who report to our President and Chief Executive Officer to borrow money to exercise stock options and to pay any related income and employment taxes due. We held the shares obtained upon exercise of the underlying stock options as collateral for the loan.

    Each borrowing arrangement was evidenced by a written demand promissory note executed by the executive at the time of borrowing. The total amount that any executive could borrow under the Stock Purchase Loan Program was determined by the Compensation Committee but could not exceed:

  •
  for the first loan request, either:

  •
  100% of the exercise price of the option plus 100% of the resulting income and employment taxes actually paid within 15 months of the exercise; or

  •
  60% of the cost to purchase stock on the open market at the fair market value at the time of purchase.

  •
  for any subsequent loan, the lesser of:

  •
  100% of the exercise price of the option plus 100% of the resulting income and employment taxes actually paid within 15 months of the exercise;

  •
  60% of the cost to purchase stock on the open market at the fair market value at the time of purchase;

  •
  the amount that, when added to the principal amount of all outstanding loans under the Stock Purchase Loan Program, will not exceed 60% of the market value of all stock pledged as collateral by the executive immediately following the loan; or

  •
  eight times the executive's then current base salary.

    No loan could be made that would cause the aggregate amount outstanding under all loans to an executive to exceed 100% of the market value of all stock pledged as collateral by that executive under the Stock Purchase Loan Program. If the market value of all shares held as collateral fell below an executive's loan balance, the executive was required to make arrangements to repay that portion of the loan, or pledge additional shares, equal to the difference between the market value and the loan balance. The loans made to executives under the Stock Purchase Loan Program were made on an interest-free basis.

Repayment Terms

    Loans under the program were required to be repaid within five years of the grant of the loan. The term of the loan, however, could have been extended at the discretion of the Compensation Committee. The note provided that 30% of the employee's bonus compensation received under our bonus plan, net of applicable estimated taxes and other withholdings, must be applied to repay the principal balance under the note. In addition, 50% of the proceeds from any sale of stock pledged under the Stock Purchase Loan Program was required to be applied to the repayment of amounts outstanding under the Stock Purchase Loan Program. All dividends received by an executive were also required to be applied to the loan.

Aggregate Amount Outstanding During Fiscal 2000

    During fiscal year 2000, the following executive officers had loans outstanding under our Stock Purchase Loan Program as follows:

Executive Officer	Largest Aggregate Amount Outstanding During Fiscal 2000
John W. Castro, President and Chief Executive Officer	$367,313
Rick R. Atterbury, Executive Vice President and Chief Technology Officer	0
B. Michael James, President—Financial Document Services	493,238
Mark A. Rossi, President—Investment Company Services	441,992
Joseph P. Pettirossi, President—Managed Communications Program	0
Allen J. McNee, President—Document Management Services	76,165
Raymond J. Goodwin, President—Merrill Print Group	75,142
Steven J. Machov, Vice President, General Counsel and Secretary	298,156
Kathleen A. Larkin, Vice President—Human Resources	182,757
Kay A. Barber, Former Chief Financial Officer	321,212

    Upon completion of the merger with Viking Merger Sub, all borrowings under the Stock Purchase Loan Program were paid in full.

NOTEHOLDERS

    Below is information with respect to the aggregate principal amount of notes held by the selling noteholder. The notes are being registered to permit public secondary trading of the notes, and the selling noteholder may offer the notes for resale from time to time. We refer to the information under the heading "Plan of Distribution."

    We have filed with the SEC a registration statement, of which this prospectus forms a part, with respect to the resale of the notes from time to time, under Rule 415 under the Securities Act, in the over-the-counter market, in privately-negotiated transactions, in underwritten offerings or by a combination of these methods of sale, and have agreed to use our reasonable best efforts to keep this registration statement effective until the later of (1) the date on which the selling noteholder is no longer deemed an affiliate of Merrill and (2) the earlier of November 23, 2001 and such earlier date when the notes offered hereby no longer remain outstanding.

    The notes offered by this prospectus may be offered from time to time by the entity named below:

Name and Address of Selling Noteholder	Percentage of Outstanding Notes Owned Prior to the Offering	Aggregate Principal Amount of Notes Owned Prior to the Offering	Percentage of Outstanding Aggregate Principal Amount of Notes Owned After the Offering
Donaldson, Lufkin and Jenrette Securities Corporation 1 Pershing Plaza Jersey City, New Jersey 07399	10.8%	$15,157,000	*

*
less than one percent

    The selling noteholder named above has not, or within the past three years had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as disclosed under the heading "Management", since some of our directors and officers are affiliated with the selling noteholder listed above and under the heading "Related Party Relationships and Transactions", since the selling noteholder listed above and its affiliates have received financial advisory and other fees from Merrill and have entered into an investment banking relationship with Merrill.

    Because the selling noteholder may, under this prospectus, offer all or some portion of the notes, no estimate can be given as to the aggregate principal amount of notes that will be held by the selling noteholder upon termination of any sales. In addition, the selling noteholder identified above may have sold, transferred or otherwise disposed of all or a portion of its notes, since the date on which it provided the information regarding its notes, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We refer you to the information under the heading "Plan of Distribution."

    Only the selling noteholder identified above who beneficially owns the notes set forth opposite the selling noteholder's name in the table above on the effective date of the registration statement of which this prospectus forms a part may sell those notes under the registration statement. Prior to any use of this prospectus in connection with an offering of the notes by any noteholder not identified above, this prospectus will be supplemented to set forth the name and aggregate principal amount of notes beneficially owned by the selling noteholder intending to sell such notes, and the aggregate principal amount of notes to be offered. The prospectus supplement will also disclose whether any selling noteholder selling in connection with the prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, us or any of our affiliates during the three years prior to the date of the prospectus supplement if this information has not been disclosed in this prospectus.

    Donaldson, Lufkin & Jenrette Securities Corporation, which is listed above as the selling noteholder above, has made the following representations:

  •
  it acquired the notes in the ordinary course of its business;

  •
  it is not engaged in, and does not intend to engage in, a distribution of the notes; and

  •
  it has no arrangement or understanding to participate in a distribution of the notes.

DESCRIPTION OF MERRILL COMMUNICATIONS LLC'S CREDIT FACILITY

    Merrill Communications LLC's credit facility includes:

  •
  a $50.0 million revolving credit facility, and

  •
  a $220.0 million term loan facility, consisting of a $65.0 million term loan A and a $155.0 million term loan B.

    The term loan A and the revolving credit facility matures on November 23, 2005, and the term loan B matures on November 23, 2007. This credit facility is subject to a potential, although uncommitted, increase of up to $30.0 million at our request at any time prior to November 23, 2005. The increase is only available if one or more financial institutions agree to finance this increase.

    We pledged all of our limited liability company interests in Merrill Communications LLC as collateral for the credit facility.

    Loans under the credit facility bear interest, at our option, at:

  •
  the reserve adjusted LIBOR rate plus 3.00% or at the alternate base rate plus 1.75% for borrowings under the revolving credit facility and for term loan A, and

  •
  the reserve adjusted LIBOR rate plus 3.75% or at the alternate base rate plus 2.50% for term loan B.

    Merrill Communications LLC pays commitment fees in an amount equal to 0.50% per year on the daily average unused portion of the revolving credit facility. These fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility. Beginning November 23, 2006, the applicable margins for revolving credit loans and term loan A and commitment fees will be subject to possible reductions based on our leverage ratio, which measures the ratio of our consolidated total debt to our consolidated EBITDA (as defined in the credit facility).

    Merrill Communications LLC pays a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the credit facility at a rate per year equal to, with respect to each letter of credit, the then existing applicable LIBOR rate margin for revolving credit loans, multiplied by the stated amount of each letter of credit, which shall be shared by all lenders participating in that letter of credit on a pro rata basis, and an additional fronting fee to the issuer of each letter of credit, payable quarterly in arrears. Merrill Communications LLC also pays customary transaction charges in connection with any letters of credit.

    The term facility is subject to the following amortization schedule:

Year	Term Loan A Amortization	Term Loan B Amortization
1	0%	1%
2	5	1
3	10	1
4	20	1
5	25	1
6	40	1
7	—	1
8	—	93

	100%	100%

    The credit facility is subject to mandatory prepayment:

  •
  with 100% of the net after-tax cash proceeds of the sale or other disposition of any of our property or assets, or receipt of casualty proceeds by us, subject to specified exceptions, including our right to reinvest such proceeds during the 365 day period after our receipt of them;

  •
  with 50% of the net cash proceeds received from the issuance of our equity securities unless our leverage ratio is less than 3.5:1 on a pro forma basis, subject to specified exceptions;

  •
  with 100% of the net cash proceeds received from issuances of our debt securities, subject to specified exceptions; and

  •
  with 50% of excess cash flow, as defined in the new credit facility, for each fiscal year unless the leverage ratio is less than 3.5:1 on a pro forma basis, subject to specified exceptions.

    All mandatory prepayment amounts will be applied first pro rata to the prepayment of the term facilities to reduce the remaining amortization payments in direct order of maturity. Merrill Communications LLC is permitted to elect, in its sole discretion, to permit lenders holding a portion of term loan B to decline to have their loan prepaid. Any lender holding a portion of term loan B may then, in its sole discretion, waive the application of its pro rata share of any mandatory prepayment, with 50% of the waived proceeds applied to the prepayment of the term A loan, until paid in full, and the balance retained by Merrill Communications LLC.

    We and all our direct and indirect domestic restricted subsidiaries are guarantors of Merrill Communications LLC's credit facility. Merrill Communications LLC's obligations under the credit facility are secured by a first priority perfected lien on substantially all existing and after-acquired property of Merrill Communications LLC and the subsidiary guarantors, including substantially all accounts receivable, inventory, equipment, intellectual property and other personal property and certain real property interests, and a pledge of all of our limited liability company interests in Merrill Communications LLC and of all of the stock of all Merrill Communications LLC's existing or future domestic restricted subsidiaries and no more than 65% of the voting stock of any foreign restricted subsidiary unless there is a change in tax laws such that no adverse income tax consequences to us or Merrill Communications LLC would result from a pledge in excess of 65%.

    The credit facility contains customary covenants and restrictions on our and Merrill Communications LLC's ability to engage in specified activities, including, but not limited to:

  •
  limitations on other indebtedness, liens and investments;

  •
  restrictions on dividends and redemptions and prepayments of subordinated debt;

  •
  limitations on capital expenditures;

  •
  restrictions on certain mergers and acquisitions, sales of assets and sale leaseback transactions;

  •
  restrictions or changes in our business; and

  •
  restrictions on transactions with our affiliates and our entering into negative pledges or certain other restrictive agreements.

    The credit facility also contains financial covenants requiring us to maintain:

  •
  minimum EBITDA (as defined in the credit facility);

  •
  minimum coverage of interest expense;

  •
  minimum coverage of fixed charges; and

  •
  a maximum leverage ratio.

    Borrowings under the credit facility are subject to significant conditions, including compliance with the financial ratios and the other covenants included in the credit facility and the absence of any material adverse change.

DESCRIPTION OF NOTES

General

    The definitions of some of the terms used in the following summary are set forth below under "—Definitions." For purposes of this summary, the term "Merrill" refers only to Merrill Corporation and not to any of its subsidiaries.

    The notes were issued pursuant to an indenture among Merrill Corporation, the Guarantors party thereto and Norwest Bank Minnesota, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

    The following description is a summary of the material provisions of the indenture. It is not complete and is qualified in its entirety by reference to the indenture, including the definitions therein of some of the terms used below. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Copies of the indenture are available as set forth below under the heading "Where You Can Find More Information."

Brief Description of the Notes and the Subsidiary Guarantees

  The Notes

    The notes are:

  •
  general unsecured obligations of Merrill;

  •
  rank behind in right of payment to all secured indebtedness to the extent of the assets securing that indebtedness;

  •
  rank behind in right of payment to all existing and future Senior Indebtedness of Merrill, including guarantees under Merrill Communications LLC's Credit Facility;

  •
  rank equally in right of payment with any future senior subordinated Indebtedness of Merrill;

  •
  rank ahead in right of payment to all future subordinated Indebtedness of Merrill; and

  •
  effectively behind all liabilities of Merrill's non-guarantor subsidiaries.

  The Subsidiary Guarantees

    The notes are unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by our existing Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries. The Guarantees are:

  •
  general unsecured obligations of the Guarantors;

  •
  rank behind in right of payment to all existing and future Senior Indebtedness of the Guarantors, including borrowings and guarantees under the Credit Facility;

  •
  rank equally in right of payment with any future senior subordinated Indebtedness of the Guarantors; and

  •
  rank ahead of in right of payment to any future subordinated Indebtedness of the Guarantors.

    As of April 30, 2000, Merrill and the Guarantors had outstanding approximately $258.0 million of Senior Indebtedness and our non-guarantor subsidiaries had $1.4 million of outstanding liabilities, including trade payables but excluding intercompany obligations. The indenture permits Merrill and its Subsidiaries to incur additional Indebtedness, including Senior Indebtedness, in the future. See "Risk Factors—The notes and the guarantees are subordinated to our secured and senior indebtedness" and "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

    All of our Subsidiaries except Merrill Corporation Ltd., Merrill Corporation S.A.R.L., Document.com, Inc. and Cetara Corporation are Restricted Subsidiaries. As of and for the three months ended April 30, 2000, these four subsidiaries accounted for less than 6.5% of our assets and 6.7% of our revenue. So long as we satisfy the conditions described in the definition of "Unrestricted Subsidiary," we are permitted to designate current or future Subsidiaries as "Unrestricted" Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants included in the indenture and do not guarantee the notes.

Principal, Maturity and Interest

  •
  The notes are initially limited in aggregate principal amount to $140.0 million and mature on May 1, 2009.

  •
  The notes were issued in denominations of $1,000 and integral multiples thereof.

  •
  Interest on the notes accrues at the rate of 12.0% per year.

  •
  We pay interest in arrears every May 1 and November 1 to holders of record on the immediately preceding April 15 and October 15.

  •
  Interest on the notes accrues from the most recent date to which interest has been paid.

  •
  Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

    We pay principal of, premium, if any, and interest and liquidated damages, if any, on the notes:

  •
  at the office or agency we maintain for that purpose within the City and State of New York;

  •
  or, at our option, by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes;

  •
  however, all payments with respect to notes represented by one or more permanent Global Notes are paid by wire transfer of immediately available funds to the account of The Depository Trust Company or any successor thereto.

    Until we designate another office or agency, our office or agency in New York is the office of the trustee maintained for that purpose.

    Subject to the covenants described below, we may issue additional notes under the indenture having the same terms in all respects as the notes, or similar in all respects except for the payment of interest on the notes (1) scheduled and paid prior to the date of issuance of those additional notes or (2) payable on the first Interest Payment Date following that date of issuance. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the indenture.

Subordination

    The payment of Subordinated Note Obligations are subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the indenture or thereafter incurred.

    Upon any distribution to creditors of Merrill in a liquidation or dissolution of Merrill or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Merrill or its property, an assignment for the benefit of creditors or any marshaling of Merrill's assets and liabilities,

  (1)
  the holders of Senior Indebtedness are entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness, including interest after the commencement of any such proceeding whether or not allowable as a claim in any such proceeding at the rate specified in the applicable Senior Indebtedness, before the holders of notes are entitled to receive any payment with respect to the Subordinated Note Obligations, and

  (2)
  until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the holders of notes are entitled shall be made to the holders of Senior Indebtedness.

    However, holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "—Legal Defeasance and Covenant Defeasance."

    Merrill also may not make any payment upon or in respect of the Subordinated Note Obligations, except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance," until all Obligations with respect to Senior Indebtedness have been paid in full in cash or Cash Equivalents if:

  (1)
  a default in the payment of the principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

  (2)
  any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which that default relates to accelerate its maturity and the trustee receives a notice of that default (a "Payment Blockage Notice") from Merrill or the holders of any Designated Senior Indebtedness.

    Payments on the notes may and shall be resumed:

  (1)
  in the case of a payment default, upon the date on which that default is cured or waived; and

  (2)
  in case of a nonpayment default, the earlier of the date on which that nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a payment default on Designated Senior Indebtedness then exists.

    No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been waived or cured for a period of not less than 90 days.

    "Designated Senior Indebtedness" means:

  (1)
  any Indebtedness outstanding under the Credit Facility; and

  (2)
  any other Senior Indebtedness permitted under the indenture the principal amount of which is $25 million or more and that has been designated by Merrill in writing to the trustee as "Designated Senior Indebtedness."

    "Permitted Junior Securities" means Equity Interests in Merrill or unsecured debt securities of Merrill that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Indebtedness that have a final maturity date and a Weighted Average Life to Maturity which is at least six months greater than the final maturity of the Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness).

    "Senior Indebtedness" means, with respect to any Person:

  (1)
  all Obligations of that Person outstanding under the Credit Facility and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an

    Affiliate thereof at the time the contract was entered into under the Credit Facility or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not that interest is an allowable claim in that bankruptcy proceeding;

  (2)
  any other Indebtedness, unless the instrument under which that Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of that Person; and

  (3)
  all Obligations with respect to the foregoing.

    Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness does not include:

    (a)
    any liability for federal, state, local or other taxes;

    (b)
    any Indebtedness of that Person, other than pursuant to the Credit Facility, to any of its Subsidiaries or other Affiliates;

    (c)
    any trade payables; or

    (d)
    any Indebtedness that is incurred in violation of the indenture.

    "Subordinated Note Obligations" means all Obligations with respect to the notes, including, without limitation, principal, premium, if any, interest and liquidated damages, if any, payable pursuant to the terms of the notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action, including claims for damages, or otherwise.

    We will promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of notes may recover less ratably than creditors of Merrill who are holders of Senior Indebtedness. See "Risk Factors—Risks relating to our indebtedness and your notes—Because the notes and subsidiary guarantees rank behind our secured and senior indebtedness, holders of notes may receive proportionately less than holders of our secured and senior debt in a bankruptcy, liquidation, reorganization or similar proceeding."

Guarantees

    Our payment obligations under the notes are jointly and severally guaranteed by the Guarantors. The Guarantee of each Guarantor are subordinated to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of that Guarantor, including that Guarantor's borrowings under, or guarantee of, the Credit Facility, to the same extent that the notes are subordinated to Senior Indebtedness of Merrill. The obligations of each Guarantor under its Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors—Risks relating to our indebtedness and your notes—Fraudulent transfer statutes may limit your rights as a noteholder."

    No Guarantor may consolidate with or merge with or into another Person or entity, whether or not the Guarantor is the surviving Person, unless:

  (1)
  subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger, if other than Merrill or the Guarantor, unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee under the indenture, the Guarantee and the registration rights agreement; and

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default exists.

    In the event of:

  •
  a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, if the Guarantor applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the indenture;

  •
  a sale or other disposition of all of the capital stock of a Guarantor, if the Net Proceeds of that sale are applied in accordance with the "Asset Sale" provisions of the indenture; or

  •
  the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture,

    that Guarantor will be released and relieved of any obligations under its Guarantee.

Optional Redemption

    Except as provided below, the notes are not redeemable at Merrill's option prior to November 1, 2004. Thereafter, the notes are subject to redemption at any time at the option of Merrill, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2004	106.0%
2005	104.0%
2006	102.0%
2007 and thereafter	100.0%

    Notwithstanding the foregoing, on or prior to November 1, 2002, Merrill may redeem up to 35% of the aggregate principal amount of all of the notes originally issued under the indenture in cash at a redemption price of 112.0% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of all of the notes originally issued under the indenture remains outstanding immediately after the occurrence of the redemption; and

  (2)
  the redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

Selection and Notice

    If less than all of the notes are to be redeemed at any time, the trustee will select the notes for redemption as follows:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

  (2)
  if the notes are not so listed, on a pro rata basis, by lot or by another method the trustee considers fair and appropriate.

No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

    Except as set forth below under the heading "Repurchase at the Option of Holders," Merrill is not required to make mandatory redemption of, or sinking fund payments with respect to, the notes.

Repurchase at the Option of Holders

  Change of Control

    Upon the occurrence of a Change of Control, each holder of notes has the right to require Merrill to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control, Merrill will, or will cause the trustee to, mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in that notice. Merrill will comply with the requirements of Rule 14e-1 under the Securities and Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to a Change of Control Offer, Merrill will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

    On the Change of Control Payment Date, Merrill will, to the extent lawful:

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Merrill.

    The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for that holder's notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple thereof.

    The indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Merrill will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of notes required by this covenant. The indenture requires Merrill to publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Merrill repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    The Credit Facility generally prohibits Merrill from purchasing any notes and also provides that certain change of control events, which may include events not otherwise constituting a Change of Control under the indenture, with respect to Merrill would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which Merrill becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Merrill is prohibited from purchasing notes, Merrill could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain that prohibition. If Merrill does not obtain such a consent or repay those borrowings, Merrill will generally remain prohibited from purchasing notes. In that case, Merrill's failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, constitute a default under the Credit Facility. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

    Merrill will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Merrill and purchases all notes validly tendered and not withdrawn under that Change of Control Offer.

    "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Merrill and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties;

  (2)
  the adoption of a plan for the liquidation or dissolution of Merrill;

  (3)
  the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of Merrill; or

  (4)
  the first day on which a majority of the members of the board of directors of Merrill are not Continuing Members.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Merrill and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Merrill to repurchase notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Merrill and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    "Continuing Members" means, as of any date of determination, any member of the board of directors of Merrill who:

  (1)
  was a member of Merrill's board of directors immediately after consummation of the Merger and the Merger Financing; or

  (2)
  was nominated for election or elected to Merrill's board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of Merrill's board of directors at the time of that nomination or election or was proposed by DLJ Merchant Banking Funds.

  Asset Sales

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Merrill or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration therefor received by Merrill or the Restricted Subsidiary is in the form of:

  (a)
  cash or Cash Equivalents; or

  (b)
  property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by Merrill or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary.

    For the purposes of this provision, each of the following shall be deemed to be cash:

      (i)
      any liabilities, as shown on Merrill's or the Restricted Subsidiary's most recent balance sheet, of Merrill or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Merrill or the Restricted Subsidiary from further liability;

      (ii)
      any securities, notes or other obligations received by Merrill or the Restricted Subsidiary from the transferee that are converted by Merrill or the Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt by Merrill of the Restricted Subsidiary, but only to the extent of the cash or Cash Equivalents received; and

      (iii)
      any Designated Noncash Consideration received by Merrill or any of its Restricted Subsidiaries in that Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of that Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

    The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i), (ii) and (iii) above, is equal to or greater than what the total after-tax proceeds of such Asset Sale would have been had that Asset Sale complied with the aforementioned 75% limitation.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Merrill or the Restricted Subsidiary, as the case may be, shall apply the Net Proceeds, at its option (or to the extent Merrill or Merrill Communications LLC is required to apply the Net Proceeds pursuant to the terms of the Credit Facility), to:

  (1)
  repay or purchase Senior Indebtedness or Pari Passu Indebtedness of Merrill or any Indebtedness of any Restricted Subsidiary, as the case may be,

    provided that if Merrill shall so repay or purchase Pari Passu Indebtedness of Merrill;

    (a)
    it will equally and ratably reduce Indebtedness under the notes if the notes are then redeemable; or

    (b)
    if the notes may not then be redeemed, Merrill shall make an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of notes to purchase at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, the notes that would otherwise be redeemed; or

  (2)
  (a)  an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business; or

  (b)
  the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if:

  (x)
  as a result of the acquisition by Merrill or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary; or

  (y)
  the Investment in that Capital Stock is permitted by clause (6) of the definition of Permitted Investments.

    Pending the final application of any Net Proceeds, Merrill may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by the indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of the second preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, Merrill will be required to make an offer to all holders of notes (an "Asset Sale Offer") to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture.

    To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Merrill may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased as set forth under "—Selection and Notice." Upon completion of an offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    Merrill will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, Merrill will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

Covenants

  Restricted Payments

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Merrill's or any of its Restricted Subsidiaries' Equity Interests other than:

  •
  dividends or distributions payable in Equity Interests other than Disqualified Stock of Merrill;

  •
  or dividends or distributions payable to Merrill or any Wholly Owned Restricted Subsidiary of Merrill;

  (2)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of Merrill, other than any of those Equity Interests owned by Merrill or any Restricted Subsidiary of Merrill;

  (3)
  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Merrill that is subordinated in right of payment to the notes, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing that Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or

  (4)
  make any Restricted Investment

  (all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to that Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (2)
  Merrill would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  that Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Merrill and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)), (2) through (7), (9), (10), (12), (13), (14) and (16) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of Merrill for the period (taken as one accounting period) commencing August 1, 1999 to the end of Merrill's most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

    (b)
    100% of the Qualified Proceeds received by Merrill after the date of the indenture from contributions to Merrill's capital or from the issue or sale after the date of the indenture of Equity Interests of Merrill or of Disqualified Stock or convertible debt securities of Merrill to the extent that they have been converted into those Equity Interests, other than:

    •
    Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Merrill and

    •
    Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock; plus

    (c)
    the amount equal to the net reduction in Investments in Persons after the date of the indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

    (i)
    Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to Merrill or any Restricted Subsidiary from those Persons;

    (ii)
    Qualified Proceeds received upon the sale or liquidation of those Investments; and

    (iii)
    the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (8) or (12) below arising from the redesignation of that Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued, proportionate to Merrill's equity interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation).

    The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, the payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Merrill in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Merrill) of other Equity Interests of Merrill (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of Merrill with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Merrill held by any employee or independent contractor of Merrill (or any of its

    Restricted Subsidiaries) pursuant to any equity subscription agreement or stock option agreement; provided that:

    (a)
    the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed:

    (i)
    $7.5 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following clause (ii)) of $15.0 million in any calendar year; plus

    (ii)
    the aggregate net cash proceeds received by Merrill during that calendar year from any reissuance of Equity Interests by Merrill to members of management of Merrill and its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit an acquisition or retirement for value pursuant to this clause (4) shall be excluded from clause (3)(b) of the preceding paragraph; and

    (b)
    no Default or Event of Default shall have occurred and be continuing immediately after that transaction;

  (5)
  payments and transactions in connection with:

  (a)
  the Merger, including, without limitation, any payments made pursuant to the Merger Agreement or the financial advisory agreements with DLJ Securities Corporation described under "Related Party Relationships and Transactions";

  (b)
  the Merger Financing;

  (c)
  the Offering;

  (d)
  the Credit Facility (including commitment, syndication and arrangement fees payable thereunder); and

  (e)
  the application of the proceeds thereof, and the payment of fees and expenses with respect thereto;

  (6)
  the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

  (a)
  that dividend is paid pro rata to all holders of that class of common stock; and

  (b)
  at least a majority of that class of common stock is held by Merrill or one or more of its Restricted Subsidiaries;

  (7)
  the repurchase of any class of common stock of a Restricted Subsidiary if:

  (a)
  that repurchase is made pro rata with respect to that class of common stock; and

  (b)
  at least a majority of that class of common stock is held by Merrill or one or more of its Restricted Subsidiaries;

  (8)
  any other Restricted Investment made in a Permitted Business which, together with all other Restricted Investments made pursuant to this clause (8) since the date of the indenture, does not exceed $25.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (8), either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Merrill's equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (8));

    provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Investment;

  (9)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Merrill or any Restricted Subsidiary issued on or after the date of the indenture in accordance with the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

  (10)
  repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

  (11)
  the payment of dividends or distributions on Merrill's common stock, following the first public offering of Merrill's common stock after the date of the indenture, of up to 6.0% per year of the net proceeds received by Merrill from that public offering of its common stock other than with respect to public offerings with respect to Merrill's common stock registered on Form S-8; provided that no Default or Event of Default shall have occurred and be continuing immediately after any such payment of dividends or distributions;

  (12)
  any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (12) since the date of the indenture, does not exceed $25.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (12) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Merrill's equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (12); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

  (13)
  the pledge by Merrill of the Capital Stock of an Unrestricted Subsidiary of Merrill to secure Non-Recourse Debt of that Unrestricted Subsidiary;

  (14)
  the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of the indenture, provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of:

  (a)
  the amount of cash and Cash Equivalents received by that Restricted Subsidiary from the issue or sale thereof; and

  (b)
  any accrued dividends thereon the payment of which would be permitted pursuant to clause (9) above;

  (15)
  any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by Merrill after the date of the indenture from contributions to Merrill's capital or from the issue and sale after the date of the indenture of Equity Interests of Merrill or of Disqualified Stock or convertible debt securities to the extent they have been converted into that Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Merrill and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time that Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of those Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (3)(b) of the preceding paragraph); and

  (16)
  distributions or payments of Receivables Fees.

    The board of directors of Merrill may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by Merrill and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of that designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of:

  (1)
  the net book value of that Investments at the time of that designation; and

  (2)
  the fair market value of that Investments at the time of that designation.

    That designation will only be permitted if that Restricted Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of:

  (1)
  all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Merrill or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment; and

  (2)
  Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by Merrill of those Qualified Proceeds.

    The fair market value of any non-cash Restricted Payment shall be determined by the board of directors of Merrill whose resolution with respect thereto shall be delivered to the trustee.

    Not later than the date of making any Restricted Payment, Merrill shall deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

  Incurrence of Indebtedness and Issuance of Preferred Stock

    The indenture provides that:

  (1)
  Merrill will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness);

  (2)
  Merrill will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

  (3)
  Merrill will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;

provided that Merrill or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for Merrill's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred or that Disqualified Stock is issued would have been at least 2.0 to 1, determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

  (1)
  the incurrence by Merrill and its Restricted Subsidiaries of Indebtedness under the Credit Facility and the Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Merrill and those Restricted Subsidiaries thereunder) outstanding under the Credit Facility and the Foreign Credit Facilities does not exceed an amount equal to $325.0 million;

  (2)
  the incurrence by Merrill and its Restricted Subsidiaries of Existing Indebtedness;

  (3)
  the incurrence by Merrill of Indebtedness represented by the old notes issued in Offering (and notes offered hereby) and the indenture and guarantees thereof by its Restricted Subsidiaries;

  (4)
  the incurrence by Merrill or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock represented by Capital Expenditure Indebtedness, Capital Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used in the business of Merrill or that Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable) or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (4), not to exceed $30.0 million outstanding after giving effect to that incurrence;

  (5)
  Indebtedness arising from agreements of Merrill or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; provided that:

  (a)
  that Indebtedness is not reflected on the balance sheet of Merrill or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

  (b)
  the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Merrill and/or that Restricted Subsidiary in connection with that disposition;

  (6)
  the incurrence by Merrill or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred;

  (7)
  the incurrence by Merrill or any of its Restricted Subsidiaries of intercompany Indebtedness or Disqualified Stock between or among Merrill and/or any of its Restricted Subsidiaries; provided that:

  (a)
  if Merrill is the obligor on that Indebtedness or Disqualified Stock, that Indebtedness or Disqualified Stock is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Disqualified Stock being held by a Person other than Merrill or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness or Disqualified Stock to a Person that is not either Merrill or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness or Disqualified Stock by Merrill or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

  (8)
  the incurrence by Merrill or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging:

  (a)
  interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding;

  (b)
  exchange rate risk with respect to agreements or Indebtedness of that Person payable denominated in a currency other than U.S. dollars; and

  (c)
  risk with respect to fluctuations in the cost of raw materials, including paper,

provided that those agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or the cost of raw materials or by reason of fees, indemnities and compensation payable thereunder;

  (9)
  the guarantee by Merrill or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock of Merrill or a Restricted Subsidiary of Merrill that was permitted to be incurred by another provision of this covenant;

  (10)
  the incurrence by Merrill or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock in connection with an acquisition in an aggregrate principal amount (or accreted value, as applicable) or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (10), not to exceed $30.0 million outstanding after giving effect to that incurrence;

  (11)
  obligations in respect of performance and surety bonds and completion guarantees (including related letters of credit) provided by Merrill or any Restricted Subsidiary in the ordinary course of business; and

  (12)
  the incurrence by Merrill or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) outstanding or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (12), not to exceed $30.0 million.

    For purposes of determining compliance with this covenant:

  •
  in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Merrill shall, in its sole discretion, classify that item of Indebtedness or Disqualified Stock in any manner that complies with this covenant and that item of Indebtedness or Disqualified Stock will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof; and

  •
  accrual of interest or dividends, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness or Disqualified Stock for purposes of this covenant.

  Liens

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of Merrill on any asset or property now owned or hereafter acquired by Merrill or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the notes are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing subordinated Indebtedness of Merrill, that Lien is subordinated to the Lien securing the notes to the same extent that subordinated Indebtedness is subordinated to the notes.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  (a) pay dividends or make any other distributions to Merrill or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

  (b)
  pay any Indebtedness owed to Merrill or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Merrill or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to Merrill or any of its Restricted Subsidiaries.

    However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  Existing Indebtedness as in effect on the date of the indenture;

  (2)
  the Credit Facility as in effect as of the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

  (3)
  the indenture and the notes;

  (4)
  applicable law and any applicable rule, regulation or order;

  (5)
  any agreement or instrument of a Person acquired by Merrill or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, that Indebtedness was permitted by the terms of the indenture to be incurred;

  (6)
  customary non-assignment or subletting provisions in leases or licenses entered into in the ordinary course of business and consistent with past practices;

  (7)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (5) above on the property so acquired;

  (8)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of that Subsidiary;

  (9)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of Merrill's board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing that Indebtedness;

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (12)
  other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issuance Date pursuant to the provisions of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (13)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

  (14)
  restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Merrill, are necessary or advisable to effect that Receivables Facility.

  Merger, Consolidation, or Sale of Assets

    The indenture provides that Merrill may not consolidate or merge with or into (whether or not Merrill is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

  (1)
  Merrill is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Merrill) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than Merrill) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Merrill under the registration rights agreement, the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

  (3)
  immediately after that transaction no Default or Event of Default exists; and

  (4)
  Merrill or the Person formed by or surviving any such consolidation or merger (if other than Merrill), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made:

  (a)
  will, at the time of such transaction and after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

  (b)
  would, together with its Restricted Subsidiaries, have a higher Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of Merrill and its Restricted Subsidiaries immediately prior to that transaction.

    The foregoing clause (4) will not prohibit the Merger or:

  (a)
  a merger between Merrill and a Wholly Owned Subsidiary of Merrill created for the purpose of holding the Capital Stock of Merrill;

  (b)
  a merger between Merrill and a Wholly Owned Restricted Subsidiary; or

  (c)
  a merger between Merrill and an Affiliate incorporated solely for the purpose of reincorporating Merrill in another State of the United States,

so long as, in the case of clauses (a), (b) and (c), the amount of Indebtedness of Merrill and its Restricted Subsidiaries is not increased thereby.

    The indenture provides that Merrill will not lease all or substantially all of its assets to any Person.

  Transactions with Affiliates

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Merrill (each of the foregoing, an "Affiliate Transaction"), unless:

  (1)
  that Affiliate Transaction is on terms that are no less favorable to Merrill or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by Merrill or that Restricted Subsidiary with an unrelated Person; and

  (2)
  Merrill delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, either:

  (a)
  a resolution of the board of directors set forth in an Officers' Certificate certifying that the relevant Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; or

  (b)
  an opinion as to the fairness to the holders of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

  (1)
  customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Merrill or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (a) $7.5 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee) and consistent with the past practice of Merrill or that Restricted Subsidiary;

  (2)
  transactions between or among Merrill and/or its Restricted Subsidiaries;

  (3)
  payments of customary fees by Merrill or any of its Restricted Subsidiaries to the DLJ Merchant Banking funds and their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith;

  (4)
  any agreement as in effect on the date of the indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the notes in any material respect) or any transaction contemplated thereby;

  (5)
  payments and transactions in connection with:

  •
  the Merger and the Merger Financing, including, without limitation, any payments made pursuant to the Merger Agreement or the financial advisory agreements with DLJ Securities Corporation described under "Related Party Relationships and Transactions,"

  •
  the Credit Facility and the payment of the fees and expenses with respect thereto, including commitment, syndication and arrangement fees payable thereunder, and

  •
  the Offering, including underwriting discounts and commissions in connection therewith, and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto;

  (6)
  Restricted Payments that are permitted by the provisions of the indenture described under the caption "—Restricted Payments" and any Permitted Investments; and

  (7)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

  Sale and Leaseback Transactions

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries, to enter into any sale and leaseback transaction; provided that Merrill or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

  (1)
  Merrill or that Restricted Subsidiary, as the case may be, could have:

  (a)
  incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to that sale and leaseback transaction pursuant to the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (b)
  incurred a Lien to secure that Indebtedness pursuant to the covenant described under the caption "—Liens";

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the board of directors and set forth in an

    Officers' Certificate delivered to the trustee) of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and Merrill applies the proceeds of that transaction in compliance with, the covenant described under the caption "Repurchase at the Option of Holders—Asset Sales."

  No Senior Subordinated Indebtedness

    The indenture provides that:

  •
  Merrill will not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness and senior in right of payment to the notes.

  •
  no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to that Guarantor's Guarantee.

  Additional Note Guarantees

    The Indenture provides that, if any Wholly Owned Restricted Subsidiary of the Company that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Facility, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel, in accordance with the terms of the Indenture.

  Reports

    The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Merrill will furnish to the holders of notes:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Merrill were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Merrill's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Merrill were required to file those reports, in each case, within the time periods specified in the SEC's rules and regulations.

    In addition, whether or not required by the rules and regulations of the SEC, Merrill will file a copy of all that information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.

    In addition, Merrill and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

    The indenture provides that each of the following constitutes an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the notes (whether or not prohibited by the subordination provisions of the indenture);

  (2)
  default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the indenture);

  (3)
  failure by Merrill or any of its Restricted Subsidiaries for 30 days after receipt of notice from the trustee or holders of at least 25% in principal amount of all of the notes taken together and then outstanding to comply with the provisions described under the captions "Repurchase at the Option of Holders—Change of Control," "—Asset Sales," "Covenants—Restricted Payments," "—Incurrence of Indebtedness and Issuance of Preferred Stock" or "—Merger, Consolidation or Sale of Assets";

  (4)
  failure by Merrill for 60 days after notice from the trustee or the holders of at least 25% in principal amount of all of the notes taken together and then outstanding to comply with any of its other agreements in the indenture or the notes;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Merrill or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Merrill or any of its Restricted Subsidiaries), whether that Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

  (a)
  is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"); or

  (b)
  results in the acceleration of that Indebtedness prior to its stated final maturity and,

    in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

  (6)
  failure by Merrill or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed within a period of 60 days; and

  (7)
  except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

  (8)
  certain events of bankruptcy or insolvency with respect to Merrill or any of its Restricted Subsidiaries that is a Significant Subsidiary.

    If any Event of Default (other than an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Merrill or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the holders of at least 25% in principal amount of all of the notes taken together and then outstanding may direct the trustee to declare all the notes to be due and payable immediately. Upon any such declaration, the notes shall become due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Facility shall be outstanding, that acceleration shall not be effective until the earlier of:

  (1)
  an acceleration of any such Indebtedness under the Credit Facility; or

  (2)
  five business days after receipt by Merrill and the administrative agent under the Credit Facility of written notice of that acceleration.

    Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Merrill or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture.

    The holders of a majority in aggregate principal amount of all of the notes taken together and then outstanding by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or liquidated damages, if any, that has become due solely because of the acceleration) have been cured or waived, provided that, in the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in that clause (5) have rescinded the declaration of acceleration in respect of that Indebtedness within 30 days of the date of that declaration and if:

  (1)
  the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (2)
  all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

    Subject to certain limitations, holders of a majority in principal amount of all of the notes taken together and then outstanding may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The holders of a majority in aggregate principal amount of all of the notes taken together and then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

    Merrill is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Merrill is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying that Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

    No director, officer, employee, incorporator or shareholder of Merrill or any Guarantor, as such, shall have any liability for any obligations of Merrill or the Guarantors under the notes, the Guarantees or the indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of notes by accepting a note waives and releases all that liability. The waiver and release are part of the consideration for issuance of the notes. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

    Merrill may, at its option and at any time, elect to have all of its obligations, and all obligations of the Guarantors, discharged with respect to the outstanding notes, Guarantees and the indenture ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on those notes when those payments are due from the trust referred to below;

  (2)
  Merrill's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and Merrill's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

    In addition, Merrill may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment with respect to the notes, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance,

  (1)
  Merrill must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in those amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Merrill must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Merrill shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

  (a)
  Merrill has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of the indenture, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon that opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Merrill shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

  (5)
  that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Merrill or any of its Subsidiaries is a party or by which Merrill or any of its Subsidiaries is bound;

  (6)
  Merrill must have delivered to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  Merrill must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Merrill with the intent of preferring the holders of notes over the other creditors of Merrill with the intent of defeating, hindering, delaying or defrauding creditors of Merrill or others; and

  (8)
  Merrill must deliver to the trustee an Officers' Certificate and an opinion of counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Paying Agent and Registrar to the Notes

    The trustee is initially acting as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the notes. We or any of our subsidiaries may act as paying agent or registrar.

Transfer and Exchange

    A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Merrill may require a holder to pay any taxes and fees required by law or permitted by the indenture. Merrill is not required to transfer or exchange any note selected for redemption. Also, Merrill is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

    Except as provided below, the indenture, the Guarantee and the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes and old notes taken together and then outstanding, and any existing default or compliance with any provision of the indenture, the Guarantee or the notes may be waived with the consent of the holders of a majority in principal amount of the notes and old notes taken together. Consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes shall be included for those purposes.

    Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than the provisions described under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or extend the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from that acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults;

  (7)
  waive a redemption payment with respect to any note (other than the provisions described under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, any:

  (1)
  amendment to or waiver of the covenant described under the caption "—Repurchase at the Option of Holders—Change of Control"; and

  (2)
  amendment to Article 10 of the indenture (which relates to subordination)

will require the consent of the holders of at least two-thirds in aggregate principal amount of all of the notes taken together and then outstanding if that amendment would materially adversely affect the rights of holders of notes.

    Notwithstanding the foregoing, without the consent of any holder of notes, Merrill and the trustee may amend or supplement the indenture, the Guarantees or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of Merrill's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of Merrill or to provide for the assumption of any Guarantor's obligations under its Guarantee in the case of a merger or consolidation of that Guarantor;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to provide for guarantees of the notes; or

  (7)
  to evidence and provide acceptance of the appointment of a successor Trustee under the indenture.

Concerning the Trustee

    The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Merrill, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount of all of the notes taken together and then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

    The certificates representing the notes were issued in fully registered form, without coupons. Except as described below, the notes were deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and registered in the name of Cede & Co. as DTC's nominee, in the form of a global note (the "global registered note").

  The Global Registered Note

    Under procedures established by DTC (1) upon deposit of the global registered note, DTC or its custodian credited on its internal system interests in the global registered note to the accounts of persons who have accounts with DTC ("Participants") and (2) ownership of the global registered note is shown on, and the transfer of ownership thereof is effected only through, records maintained by DTC or its nominee, with respect to interests of Participants, and the records of Participants with respect to interests of persons other than Participants. Ownership of beneficial interests in the global registered note is limited to Participants or persons who hold interests through Participants.

    So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee will be considered the sole owner or holder of the notes represented by the global registered note for all purposes under the indenture. No beneficial owner of an interest in the global registered note will be able to transfer such interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

    Payments of the principal of, or premium and interest on, the global registered note are made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Merrill, the trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global registered note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    We expect that DTC or its nominee, upon receipt of any payment of the principal of, or premium and interest on, the global registered note, credits Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global registered note as shown on the records of DTC or its nominee. We also expect that payments by Participants to owners of beneficial interests in the global registered note held through such Participants are governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments are the responsibility of such Participants.

    Transfers between Participants in DTC are effected in accordance with DTC rules and are settled in immediately available funds. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in states which require physical delivery of the notes or to pledge such securities, such holder must transfer its interest in the global registered note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

    DTC has advised us that DTC will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more Participants to whose account at DTC interests in the global registered note are credited and only in respect of such portion of the aggregate principal amount of notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange the global registered note for certificated notes, which it will distribute to its Participants.

    DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the global registered notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither Merrill nor the trustee has any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes

    Interests in the global registered note are exchangeable or transferable, as the case may be, for certificated notes if:

(1)
DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global registered note and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)
We, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form; or

(3)
there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the notes.

    In addition, beneficial interests in the global registered note may be exchanged for certificated notes upon request but only upon at least 20 days' prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated notes delivered in exchange for the global registered note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

Same Day Settlement And Payment

    The indenture requires that payments in respect of the notes represented by the global registered note, including principal, premium, if any, interest and Liquidated Damages, if any, be made by wire transfer of immediately available next day funds to the accounts specified by the holder. With respect to certificated notes, Merrill will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Merrill expects that secondary trading in certificated notes will also be settled in immediately available funds.

Definitions

    Set forth below are some of the defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all those terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Accounts Receivable Subsidiary" means an Unrestricted Subsidiary of Merrill to which Merrill or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

    "Acquired Indebtedness" means, with respect to any specified Person,

  (1)
  Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of that specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into or becoming a Subsidiary of that specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering an asset acquired by that specified Person at the time that asset is acquired by that specified Person.

    "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Sale" means:

  (1)
  the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Merrill and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described under the caption "—Change of Control" and/or the provisions described under the caption "—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance, sale or transfer by Merrill or any of its Restricted Subsidiaries of Equity Interests of any of Merrill's Restricted Subsidiaries,

  in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

    (a)
    that have a fair market value in excess of $5.0 million; or

    (b)
    for net proceeds in excess of $5.0 million.

  Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

  (1)
  dispositions in the ordinary course of business;

  (2)
  a disposition of assets by Merrill to a Restricted Subsidiary or by a Restricted Subsidiary to Merrill or to another Restricted Subsidiary;

  (3)
  a disposition of Equity Interests by a Restricted Subsidiary to Merrill or to another Restricted Subsidiary;

  (4)
  the sale and leaseback of any assets within 90 days of the acquisition thereof;

  (5)
  foreclosures on assets;

  (6)
  any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

  (7)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (8)
  a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption "—Restricted Payments";

  (9)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

  (10)
  the licensing or sale of intellectual property.

    "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

    "Capital Expenditure Indebtedness" means Indebtedness or Disqualified Stock incurred by any Person to finance the purchase or construction of any property or assets acquired or constructed by that Person which have a useful life or more than one year so long as:

  (1)
  the purchase or construction price for that property or assets is included in "addition to property, plant or equipment" in accordance with GAAP;

  (2)
  the acquisition or construction of that property or assets is not part of any acquisition of a Person or line of business; and

  (3)
  that Indebtedness or Disqualified Stock is incurred within 90 days of the acquisition or completion of construction of that property or assets.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Equivalents" means:

  (1)
  Government Securities;

  (2)
  any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the Credit Facility;

  (3)
  commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of Merrill) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

  (4)
  any bankers acceptances or money market deposit accounts issued by an Eligible Institution;

  (5)
  any fund investing exclusively in investments of the types described in clauses (1) through (4) above; and

  (6)
  in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) above, including without limitation any deposit with a bank that is a lender to any Restricted Subsidiary.

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of that Person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

  (1)
  provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period;

  (2)
  Fixed Charges of that Person for that period;

  (3)
  depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges, but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of that Person and its Restricted Subsidiaries for that period;

  (4)
  net periodic post-retirement benefits;

  (5)
  other income or expense net as set forth on the face of that Person's statement of operations;

  (6)
  expenses and charges related to the Merger and Merger Financing, including, without limitation, any payment made pursuant to the Merger Agreement or the financial advisory agreements with DLJ Securities Corporation described under "Related Relationships and Party Transactions," the Credit Facility, the Offering and the application of the proceeds thereof; and

  (7)
  any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Merger and Merger Financing, in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

    "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

  (1)
  the interest expense of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall (a) any amortization of deferred financing costs, (b) interest expense attributable to any defeased (covenant or legal) Indebtedness and (c) any non-cash interest expense on preferred stock or warrants (other than non-cash interest expense on Disqualified Stock) be included in Consolidated Interest Expense; and

  (2)
  the consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

    Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that

  (1)
  the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

  (2)
  the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, except for any such restriction existing under or by reason of the Credit Facility;

  (3)
  the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded; and

  (4)
  the cumulative effect of a change in accounting principles shall be excluded.

    "Credit Facility" means that Credit Agreement, dated as of November 23, 1999 among Merrill Communications LLC, as borrower, Merrill, as guarantor, various financial institutions party thereto, and DLJ Capital Funding, Inc., as syndication agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:

  (1)
  extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

  (2)
  adding or deleting lenders, borrowers or guarantors thereunder;

  (3)
  increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date that Indebtedness is incurred it would not be prohibited by the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

  (4)
  otherwise altering the terms and conditions thereof.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Merrill or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of Merrill, less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that Person subject to the terms of any debt instrument to which that Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase that Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to those provisions unless that repurchase or redemption complies with the covenant described under the caption "—Covenants—Restricted Payments," and provided further that, if that Capital Stock is issued to any plan for the benefit of employees of Merrill or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Merrill in order to satisfy applicable statutory or regulatory obligations.

    "DLJ Merchant Banking funds" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

    "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States or any State, district or territory thereof.

    "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Existing Indebtedness" means Indebtedness or Disqualified Stock of Merrill and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of the indenture, until those amounts are repaid.

    "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of,

  (1)
  the Consolidated Interest Expense of that Person for that period; and

  (2)
  all dividend payments on any series of preferred stock of that Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock and any non-cash dividends on preferred stock that is not Disqualified Stock), in each case, on a consolidated basis and in accordance with GAAP.

    "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date).

    In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of making the computation referred to above, the Merger and acquisitions that have been made by Merrill or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Merrill (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

    "Foreign Credit Facilities" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

    "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Guarantors" means (i) each Wholly Owned Restricted Subsidiary of Merrill on the date of the Indenture that is a Domestic Subsidiary and (ii) any other Subsidiary that executes a Guarantee of the notes in accordance with the provisions of the indenture.

    "Hedging Obligations" means, with respect to any Person, the obligations of that Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements (b) forward foreign exchange contracts or currency swap agreements, (c) other agreements or arrangements designed to protect that Person against fluctuations in interest rates or currency values and (d) agreements designed to protect that Person against fluctuations in raw material prices, including paper.

    "Indebtedness" means, with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person, provided that Indebtedness shall not include the pledge by Merrill of the Capital Stock of an Unrestricted Subsidiary of Merrill to secure Non-Recourse Debt of that Unrestricted Subsidiary.

    The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

  (2)
  the principal amount thereof (together with any interest thereon that is more than 30 days past due), in the case of any other Indebtedness provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of the indenture, the Spot Rate in effect on the date of the indenture.

    "Investments" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an investment by Merrill for consideration consisting of common equity securities of Merrill shall not be deemed to be an Investment other than for purposes of clause (3) of the definition of "Qualified Proceeds."

    If Merrill or any Restricted Subsidiary of Merrill sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Merrill such that, after giving effect to any such sale or disposition, that Person is no longer a Subsidiary of Merrill, Merrill shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity

Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final three paragraphs of the covenant described under the caption "—Restricted Payments."

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

    "Management Loans" means one or more loans by Merrill to employees, independent contractors and/or directors of Merrill and any of its Restricted Subsidiaries to finance the purchase by such employees, independent contractors and directors of common stock of Merrill.

    "Merger" means the merger of Merrill with Viking Merger Sub, Inc., pursuant to the terms of the Merger Agreement.

    "Merger Agreement" means that Merger Agreement dated as of July 14, 1999 between Merrill and Viking Merger Sub, Inc., a company controlled by DLJ Merchant Banking Partners II, L.P. and its affiliates, as amended.

    "Merger Financing" means;

  (1)
  the issuance and sale by Viking Merger Sub, Inc. of its common stock, warrants to purchase common stock and preferred stock for consideration;

  (2)
  the issuance and sale by Merrill of the units; and

  (3)
  the execution and delivery by Merrill and certain of its subsidiaries of the Credit Facility and the borrowing of loans, if any, and issuance of letters of credit thereunder in each case, to fund the Merger and related transactions, including without limitation, the payment of fees and expenses and the refinancing of outstanding indebtedness of Merrill and its subsidiaries.

    "Net Income" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

  (a)
  any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

  (b)
  the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on that extraordinary or nonrecurring gain (or loss).

    "Net Proceeds" means the aggregate cash proceeds received by Merrill or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,

  (1)
  the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

  (2)
  taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

  (3)
  amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the Credit Facility) secured by a Lien on the asset or assets that were the subject of that Asset Sale; and

  (4)
  any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Merrill or its Restricted Subsidiaries from that escrow arrangement, as the case may be.

    "Non-Recourse Debt" means Indebtedness,

  (1)
  no default with respect to, which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Merrill or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Merrill to secure debt of that Unrestricted Subsidiary) or assets of Merrill or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by Merrill or any of its Restricted Subsidiaries if Merrill or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the indenture.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Offering" means the offering of the units by Merrill in November 1999.

    "Pari Passu Indebtedness" means Indebtedness of Merrill that ranks pari passu in right of payment to the notes.

    "Permitted Business" means any Person engaged directly or indirectly in the communications and document services business or any business reasonably related, incidental or ancillary thereto.

    "Permitted Investments" means:

  (1)
  any Investment in Merrill or in a Restricted Subsidiary of Merrill;

  (2)
  any Investment in cash or Cash Equivalents;

  (3)
  any Investment by Merrill or any Restricted Subsidiary of Merrill in a Person, if as a result of that Investment,

  (a)
  that Person becomes a Restricted Subsidiary of Merrill; or

  (b)
  that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Merrill or a Wholly Owned Restricted Subsidiary of Merrill;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Merrill;

  (6)
  any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (7)
  Investments relating to any special purpose Wholly Owned Subsidiary of Merrill organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of Merrill, are necessary or advisable to effect that Receivables Facility;

  (8)
  the Management Loans;

  (9)
  Hedging Obligations permitted to be incurred under "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (10)
  any Investment acquired in exchange for the license or sale of intellectual property.

    "Permitted Liens" means:

  (1)
  Liens on property of a Person existing at the time that Person is merged into or consolidated with Merrill or any Restricted Subsidiary, provided that those Liens were not incurred in contemplation of that merger or consolidation and do not secure any property or assets of Merrill or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation;

  (2)
  Liens existing on the date of the indenture;

  (3)
  Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Merrill or its Restricted Subsidiaries, or repairs, additions or improvements to those assets, provided that:

  (a)
  those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

  (b)
  those Liens do not extend to any other assets of Merrill or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

  (c)
  the Incurrence of that Indebtedness is permitted by "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (d)
  those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

  (4)
  Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as that Lien does not extend to any other property (other than improvements thereto);

  (5)
  Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice;

  (6)
  Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

  (7)
  Liens securing (a) Indebtedness (including all Obligations) under the Credit Facility or any Foreign Credit Facility and (b) Hedging Obligations payable to a lender under the Credit Facility or an Affiliate thereof or to a Person that was a lender or Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations) under the Credit Facility;

  (8)
  Liens created by the defeasance (covenant or legal) of any Indebtedness; and

  (9)
  other Liens securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

    "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of Merrill or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of Merrill or any of its Restricted Subsidiaries; provided that:

  (1)
  the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference of that Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, plus premium, if any, and accrued interest on the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

  (2)
  that Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and

  (3)
  in the case of Disqualified Stock or, in the case of Indebtedness, if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, that Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Disqualified Stock or Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Principals" means the DLJ Merchant Banking funds, John Castro and Rick Atterbury.

    "Public Equity Offering" means

  (1)
  any issuance of common stock by Merrill, other than Disqualified Stock, and

  (2)
  any issuance of preferred stock by Merrill, other than Disqualified Stock,

that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4, excluding issuances of common stock pursuant to employee benefit plans of Merrill or otherwise as compensation to employees of Merrill.

    "Qualified Proceeds" means any of the following or any combination of the following:

  (1)
  cash;

  (2)
  Cash Equivalents;

  (3)
  assets (other than Investments) that are used or useful in a Permitted Business; and

  (4)
  the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Merrill or any Restricted Subsidiary of Merrill of that Capital Stock,

  (a)
  that Person becomes a Restricted Subsidiary of Merrill or any Restricted Subsidiary of Merrill; or

  (b)
  that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Merrill or any Restricted Subsidiary of Merrill.

    "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which Merrill or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

    "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

    "Related Party" means, with respect to any Principal,

  (1)
  any controlling shareholder or partner of that Principal on the date of the indenture; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a majority of the controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

    "Restricted Investment" means an Investment other than a Permitted Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the date hereof.

    "Spot Rate" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

    "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any that interest or principal prior to the date originally scheduled for the payment thereof.

    "Subsidiary" means, with respect to any Person,

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company,

    (a)
    the sole general partner or the managing general partner or managing member of which is that Person or a Subsidiary of that Person; or

    (b)
    the only general partners or managing members of which are that Person or of one or more Subsidiaries of that Person (or any combination thereof).

    "Total Assets" means the total consolidated assets of Merrill and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of Merrill.

    "Unrestricted Subsidiary" means any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with Merrill or any Restricted Subsidiary of Merrill unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Merrill or that Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Merrill;

  (3)
  is a Person with respect to which neither Merrill nor any of its Restricted Subsidiaries has any direct or indirect obligation,

  (a)
  to subscribe for additional Equity Interests (other than Investments described in clause (7) of the definition of Permitted Investments); or

  (b)
  to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels, of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Merrill or any of its Restricted Subsidiaries other than guarantees that are being released upon designation.

    Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an Officers' Certificate certifying that designation complied with the foregoing conditions and was permitted by the covenant described under the caption entitled "—Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Merrill as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption entitled "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," Merrill shall be in default of that covenant).

    The board of directors of Merrill may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Merrill of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

  (1)
  that Indebtedness is permitted under the covenant described under the caption entitled "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (2)
  no Default or Event of Default would be in existence following that designation.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying

    (a)
    the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or, in the case of Disqualified Stock, liquidation preference, including payment at final maturity, in respect thereof; by

    (b)
    the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

  (2)
  the then outstanding principal amount of that Indebtedness or Disqualified Stock.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of that Person all the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

    "Wholly Owned Subsidiary" of any Person means a Subsidiary of that Person all of the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Subsidiaries of that Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following describes the material United States federal income tax consequences of the ownership and disposition of the notes. This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this registration statement may affect the tax consequences described herein, possibly with retroactive effect.

    The following only discusses tax consequences with respect to notes that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as some financial institutions, tax-exempt entities, insurance companies, dealers and traders in securities or currencies and holders who hold the notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction, or persons who have ceased to be United States citizens or to be taxed as resident aliens.

    Persons considering the purchase of notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

    For U.S. federal income tax purposes, the excess of the stated redemption price at a maturity of each note over its issue price constitutes "original issue discount" (OID). The stated redemption price at maturity of a note will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of Merrill) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest.

    Holders of the notes will be required to include any qualified stated interest payments in income in accordance with the holder's method of accounting for U.S. federal income tax purposes. Holders of the notes will also be required to include OID in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before receipt of the cash attributable to such income, regardless of such holder's regular method of accounting for U.S. federal income tax purposes. Under these rules, holders will have to include in gross income increasingly greater amounts of OID in each successive accrual period. Merrill does not intend to treat the possibility of an optional redemption or repurchase of the notes as giving rise to any additional accrual of OID or recognition of ordinary income upon redemption, sale or exchange of a note.

    Upon the sale, exchange or retirement of a note, a holder of a note will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the note. The amount realized excludes amounts attributable to unpaid qualified stated interest accrued between interest payment dates and not previously included in income, which will be includible in income as interest in accordance with the holder's method of accounting. A holder's adjusted tax basis in a note will generally equal the issue price of such note increased by the amount of any OID previously included in income by such holder with respect to such note. Gain or loss realized on the sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if at any time of sale, exchange or retirement the note has been held for more than one year.

Backup Withholding and Information Reporting

    Backup withholding of U.S. federal income tax at a rate of 31% may apply to payments made in respect of a note (including OID) and payments of the proceeds from the sale of a note to a holder who is not an exempt recipient. Generally, individuals are not exempt recipients, whereas corporations and some other entities are exempt recipients. Backup withholding will apply only if the holder:

  •
  fails to furnish the holder's Taxpayer Identification Number (commonly referred to as a "TIN") which, in the case of an individual, is his or her Social Security Number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the Internal Revenue Service that the holder has failed to properly report payments of dividends; or

  •
  under particular circumstances, fails to certify, under penalty of perjury, that the holder has furnished a correct TIN and has not been notified by the Internal Revenue Service that the holder is subject to backup withholding.

    Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption if applicable. The amount of any backup withholding from a payment to a holder is not an additional tax and is allowable as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

    The notes offered hereby may be sold by the noteholders from time to time in:

  •
  transactions in the over-the-counter market;

  •
  negotiated transactions;

  •
  underwritten offerings; or

  •
  a combination of such methods of sale.

    The noteholders may sell the notes at:

  •
  fixed prices which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to prevailing market prices; or

  •
  negotiated prices.

    The noteholders may effect these transactions by selling the notes to or through broker-dealers, and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the noteholders and/or the purchasers of the notes for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    In order to comply with the securities laws of particular states, if applicable, the notes will be sold in the jurisdictions only through registered or licensed brokers or dealers. In addition, in particular states, the notes may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    The noteholders and any broker-dealers or agents that participate with the noteholders in the distribution of the notes may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the notes purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

    Each noteholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the notes shares by the noteholders.

    We will pay for all costs of the registration of the notes, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; except that, the selling noteholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling noteholders against particular civil liabilities, including some liabilities under the Securities Act of 1933, or we will compensate them for some of these liabilities incurred in connection therewith.

    DLJMB, an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), and some of its affiliates beneficially own approximately 59.8% of the Class B common stock of Merrill. Lawrence M. Schloss, Matthew I. Sirovich and James Quella, each of which is a principal of DLJMB, are members of the board of directors of Merrill. DLJSC acted as financial advisor to us and as the initial purchaser of the units we sold in connection with our merger with Viking Merger Sub. We paid customary fees to DLJSC as compensation for its services as financial advisor and initial purchaser. DLJ Capital Funding, Inc., an affiliate of DLJ Merchant Banking funds, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of Merrill Communications LLC's credit facility and as a lender under that credit facility. The aggregate amount of all fees paid to the DLJ entities in connection with the merger and the related financings was approximately $15.8 million, plus out-of-pocket expenses.

    Merrill has agreed to engage DLJSC as its exclusive financial and investment banking advisor for a period of five years beginning November 23, 1999. We have agreed to pay DLJSC an annual advisory fee of $300,000. We and our subsidiaries may from time to time enter into other investment banking relationships with DLJSC or one of its affiliates pursuant to which DLJSC or its affiliates will receive customary fees and will be entitled to reimbursement for all related reasonable disbursements and out-of-pocket expenses. We expect that any arrangement will include provisions for the indemnification of DLJSC against a variety of liabilities, including liabilities under the federal securities laws. See "Related Party Relationships and Transactions."

WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, and the rules and regulations promulgated under the Securities Act, with respect to the notes. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the attached exhibits and schedules. For additional information regarding our company and the notes, we refer you to the registration statement on Form S-1. The statements contained in this prospectus as to the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete. Accordingly, each such statement is qualified in all respects by reference to the full text of such contract, agreement or document filed as an exhibit to the registration statement or otherwise filed with the SEC.

    You may read and copy any of the information we file with the SEC, including the registration statement and exhibits thereto, at the following SEC public reference rooms:

Judiciary Plaza	Citicorp Center	7 World Trade Center
450 Fifth Street, N.W.	500 West Madison Street	Suite 1300
Washington, D.C. 20549	Chicago, Illinois 60621	New York, New York 10048

    You may obtain information regarding the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330. In addition, our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's web site at http://www.sec.gov. The Securities Act file number for our SEC filings is 333-     .

    We are required to file annual, quarterly and special reports and other documents with the SEC under the Securities Act. Our obligation to file periodic reports with the SEC will be suspended if the securities covered by this registration statement are held of record by fewer than 300 holders as of the beginning of our fiscal year other than the fiscal year in which the registration statement of which this prospectus is a part is declared effective. However, to the extent permitted, the indenture governing the notes requires us to file with the SEC financial and other information for public availability. In addition, the indenture governing the notes requires us to deliver to you upon your request copies of all reports that we file with the SEC without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

    Whether or not required by the SEC, so long as any notes are outstanding, we will file with the SEC for public availability (unless the SEC will not accept such a filing), within the time periods specified in the SEC's rules and regulations:

  •
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and,

    with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

  •
  all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file these reports.

    In addition, we will make this information available to security analysts and prospective investors upon request. For so long as any notes are outstanding, we will also furnish to the holders of the notes and to security analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we or our subsidiary guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934.

    Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Merrill Corporation, One Merrill Circle, St. Paul, Minnesota 55108; Attention: General Counsel.

LEGAL MATTERS

    The validity of the notes offered hereby was passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. A copy of the legal opinion rendered by Oppenheimer Wolff & Donnelly LLP was filed as an exhibit to the registration statement containing this prospectus.

EXPERTS

    The consolidated financial statements as of January 31, 1999 and 2000 and for each of the three years in the period ended January 31, 2000, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data of our company are based on our historical consolidated financial statements adjusted to give effect to the transactions described below.

    The unaudited pro forma consolidated statement of operations for the three month period ended April 30, 1999 and the years ended January 31, 2000 gives effect to the following as if each had occurred at the beginning of the period presented:

  (1)
  the merger with Viking Merger Sub, the merger financing and the application of the proceeds thereof;

  (2)
  the acquisition of Daniels Printing, Limited Partnership ("Daniels"), which was completed on April 14, 1999;

  (3)
  the acquisition of Alternatives Communications, Inc. ("Alternatives"), which was completed on June 14, 1999;

  (4)
  the elimination of Superstar Computing, Inc.'s historical operating results, as management has effectively shut down Superstar Computing, Inc.'s operations as of the date of this Registration Statement; and

    The pro forma adjustments are described in the accompanying notes to the financial statement and were applied to the respective historical consolidated financial statements of our company to reflect and account for the merger as a recapitalization consisting of an equity investment by investors, debt financing and the redemption of shares in the merger. As a recapitalization, the historical basis of our assets and liabilities will be carried forward to the surviving company with the aggregate cost of repurchasing our shares accounted for as a reduction of shareholders' equity. Accordingly, the historical basis of our assets and liabilities has not been impacted by the merger.

    The unaudited pro forma consolidated financial data are based upon estimates, available information and certain assumptions that management believes are reasonable under the circumstances and may be revised as additional information becomes available. The unaudited pro forma consolidated financial data should be read in conjunction with our historical financial statements, including the notes thereto, our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information appearing elsewhere in this Information Statement. The unaudited pro forma consolidated financial data do not purport to represent what our actual results or financial position would have been if the merger and the other transactions described above had actually occurred on the dates indicated and are not necessarily representative of our results for any future period.

MERRILL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

for the three month period ended April 30, 2000
(dollars in thousands, except share, per share data and ratio)

Acquisitions
Company Historical	Daniels Printing	Alternatives Communications	Net Acquisition Adjustments	Superstar Computing	Merger Adjustments	Pro-Forma(9)
Revenue	$131,836	$15,725	$4,954	$—	$(246)	$—	$152,269
Cost of revenue	84,564	10,622	3,430	116	(1)	163	—	98,305
(264	)(2)

Gross profit	47,272	5,103	1,524	148	(83)	—	53,964
Selling, general and administrative expenses	37,728	2,814	1,329	298	(3)	(121)	(24	)(4)	41,613
(469	)(2)	58	(5)

Operating income	9,544	2,289	195	318	38	(34)	12,350
Interest expense	(1,103)	(231)	(42)	—	—	(8,791	)(6)	(10,167)
Other expense, net	(206)	(37)	—	—	—	—	(243)

Income (loss) before provision for income taxes	8,235	2,021	153	318	38	(8,825)	1,940
Provision for income taxes	3,714	—	—	—	—	(1,146	)(7)	2,568

Income (loss) from continuing operations	4,521	2,021	153	318	38	(7,679)	(623)
Accreted preferred stock dividend	—	—	—	—	—	1,493	(8)	1,493

Net income (loss) available to common	$4,521	$2,021	$153	$318	$38	$(9,172)	$(2,120)

Pro Forma loss per common share(10)
Basic	$(0.51)
Diluted	$(0.51)
Pro Forma weighted average number of common shares outstanding(10)
Basic	4,191,943
Diluted	4,191,943
Other Data:
EBITDA	$14,707	$2,694	195	732	31	(51)	$18,308
Adjusted EBITDA(11)	14,707	2,694	195	732	31	(51)	18,308
Depreciation and amortization of intangibles	5,163	405	—	414	(7)	(17)	5,958
Capital expenditures	2,836	37	47	—	—	—	3,652
Cash interest expense	1,103	9,761
Ratio of earnings to fixed charges	5.5	x	1.2	x

MERRILL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

for the year ended January 31, 2000
(dollars in thousands, except share, per share data and ratio)

			Acquisitions
	Company Historical		Daniels Printing	Alternatives Communications	Net Acquisition Adjustments		Superstar Computing	Merger Adjustments		Pro-Forma(9)
Revenue	$587,737		$15,725	$6,837	$—		$(294)	$—		$610,005
Cost of revenue	393,452		10,622	4,954	116	(1)	(178)	—		408,353
					(613	)(2)

Gross profit	194,285		5,103	1,883	497		(116)	—		201,652
Selling, general and administrative expenses	146,352		2,814	2,295	326	(3)	(428)	(429	)(4)	150,341
					(852	)(2)		263	(5)
Merger costs	42,628		—	—	—		—	(42,628)		—

Operating income	5,305		2,289	(412)	1,023		312	42,794		51,311
Interest expense	13,235		231	63	—		—	27,888	(6)	41,417
Other expense, net	871		37	—	—		—	—		908

(Loss) income before provision for income taxes	(8,801)		2,021	(475)	1,023		312	14,906		8,986
Provision for income taxes	7,491		—	—	—		—	380	(7)	7,871

Loss (income) before minority interest	(16,292)		2,021	(475)	1,023		312	14,526		1,115
Minority interest	106		—	—	—		—	—		106

Loss (income) from continuing operations	(16,398)		2,021	(475)	1,023		312	14,526		1,009
Accreted preferred stock dividend	1,163		—	—	—		—	5,021	(8)	6,184

Net (loss) income available to common	$(17,561)		$2,021	$(475)	$1,023		$312	$9,505		$(5,175)

Pro Forma loss per common share(10)
Basic										$(1.23)
Diluted										$(1.23)
Pro Forma weighted average number of common shares outstanding(10)
Basic										4,191,943
Diluted										4,191,943
Other Data:
EBITDA	$28,475		$2,694	$(382)	$1,465		$300	$203		$32,755
Adjusted EBITDA(11)	74,247		2,694	(382)	1,465		300	203		78,527
Depreciation and amortization of intangibles	23,170		405	30	442		(12)	(37)		23,998
Capital expenditures	14,854		37	93	—		—	—		14,984
Cash interest expense	12,771									39,795
Ratio of earnings to fixed charges	0.5	x								1.2	x

    MERRILL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)
Reflects additional depreciation and amortization expense resulting from fair value adjustments to property, plant and equipment attributable to the Daniels acquisition.

(2)
Reflects the elimination of historical costs in conjunction with the Daniels and Alternatives acquisitions:

	Three Months Ended April 30, 1999			For the Period February 1, 1999 to November 23, 1999
	Daniels	Alternatives	Total	Daniels	Alternatives	Total
	(dollars in thousands)
Contractual executive compensation	$221	$101	$322	$442	$202	$644
Services and facilities(a)	185	—	185	371	—	371
Reduced employee compensation and benefits	225	—	225	450	—	450

	$631	$101	$732	$1,263	$202	$1,465

(a)
Includes contractual reduction in purchasing costs and the elimination of redundant facilities and services.

(3)
Reflects the amortization of goodwill on a straight line basis as follows:

	Three Months Ended April 30, 1999			For the Period February 1, 1999 to November 23, 1999
	Daniels	Alternatives	Total	Daniels	Alternatives	Total
	(dollars in thousands)
Goodwill	$23,300	$3,313		$23,300	$3,313
Amortization period in years	20	15		20	15
Annual goodwill amortizaiton	$1,165	$221		$1,165	$221
Months to include in pro forma	2.5	3		2.5	4.5
Incremental pro forma amortization	$243	$55	$298	$243	$83	$326
(4)
Reflects the elimination of public company expenses associated with conducting an annual meeting, producing and distributing annual reports and quarterly shareholder letters and board expenses.

(5)
Reflects retainer fees for investment banking services provided by DLJ Securities Corporation of $300,000 annually and the elimation of historical deferred financing costs of $17,000 and $37,000 for the three months ended April 30, 1999 and for the period February 1, 1999 to November 23, 1999, respectively.

(6)
Reflects the additional interest expense attributable to the merger financing:

	Three Months Ended April 30, 1999	For the Period February 1, 1999 to November 23, 1999
	(dollars in thousands)
Increase in interest expense
Revolving credit facility (a)	$43	$139
Term loan A (a)	1,479	4,814
Term loan B (b)	3,817	12,426
Notes (c)	4,200	13,673
Commitment fees on undrawn revolving credit facility	60	195
Amortization of discount	57	182
Accretion of unit warrant value (d)	25	80
Amortization of deferred financing costs	324	1,056

Total	10,005	32,565
Elimination of historical interest expense associated with repaid indebtedness	(1,214)	(4,677)

Net increase in interest expense	$8,791	$27,888

  (a)
  Interest expense was calculated at an assumed interest rate of 9.10%.

  (b)
  Interest expense was calculated at an assumed interest rate of 9.85%.

  (c)
  Interest expense was calculated at an interest rate of 12.00%.

  (d)
  For accounting purposes, a $1.7 million value has been ascribed to the warrants and has been classified as a component of shareholders' equity. The warrant value shall be accreted over 9.5 years.

    A one-eighth of one percent change in interest rates would impact interest expense for borrowings under the revolving credit facility and the term loans A and B, collectively, in the amount of approximately $69,000 and $275,000 for the three months ended April 30, 1999 and for the year ended January 31, 2000, respectively.

(7)
Reflects the income tax effect of all pro forma entries at statutory tax rates.

(8)
Reflects dividends on preferred stock issued in the merger ($40.0 million liquidation preference multiplied by a 14.5% compounded quarterly dividend rate). For accounting purposes, a $5.5 million value has been ascribed to the warrants and has been classified as a component of shareholders' equity. The warrant value shall be amortized over 12 years. The amortization for the three months ended April 30, 1999 and for the year ended January 31, 2000 would have been $42,000 and $170,000, respectively.

(9)
The direct investment plan is considered a variable plan for accounting purposes. Accordingly, non-cash compensation expense will be recorded when the fair market value of the class B common stock increases. The unaudited pro forma consolidated statement of operations for the three months ended April 30, 1999 and for the year ended January 31, 2000 does not include any related compensation expenses associated with the direct investment plan.

(10)
The total shares of common stock outstanding at the date of Recapitalization was 4,191,943, which equates to the pro forma weighted average number of common shares outstanding. Potentially dilutive warrants and stock options, assuming exercise of the warrants and stock options, were excluded from the computation of earnings per share, as they would be anti-dilutive due to the net loss.

(11)
Adjusted EBITDA reflects EBITDA exclusive of merger costs and start-up and transition costs related to international operations and certain new customer accounts.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
of Merrill Corporation:

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Merrill Corporation and Subsidiaries as of January 31, 1999 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended January 31, 2000, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Merrill Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
April 27, 2000
Saint Paul, Minnesota

Merrill Corporation

Consolidated Balance Sheet

(dollars in thousands)

	As of January 31,

	1999	2000

Assets
Current assets
Cash and cash equivalents	$23,477	$14,458
Trade receivables, less allowance for doubtful accounts of $8,126 and $5,905, respectively	102,365	129,186
Work-in-process inventories	12,639	19,110
Other inventories	7,559	8,240
Other current assets	12,253	22,374

Total current assets	158,293	193,368
Property, plant and equipment, net	44,935	59,491
Goodwill, net	49,744	75,945
Other assets	12,973	26,056

Total assets	$265,945	$354,860

Liabilities and Shareholders' Equity (Deficit)
Current liabilities
Current maturities of long-term debt	$2,210	$2,300
Current maturities of capital lease obligations	236	201
Accounts payable	29,640	35,808
Accrued expenses	44,642	43,318

Total current liabilities	76,728	81,627
Long-term debt, net of current maturities	38,110	352,615
Capital lease obligations, net of current maturities	1,375	1,196
Other liabilities	8,581	13,134

Total liabilities	124,794	448,572
Commitments and contingencies (Notes 4 and 6)
Minority interest	—	106
Preferred stock $.01 par value: 500,000 shares authorized; no shares and 500,000 shares, respectively, issued and outstanding. Liquidation value at January 31, 2000 was $41.1 million	—	35,697
Shareholders' equity (deficit)
Common stock, $.01 par value: 25,000,000 shares authorized; 15,823,155 and no shares, respectively, issued and outstanding	158	—
Class B common stock, $.01 par value: 10,000,000 shares authorized; no and 4,191,943 shares, respectively, issued and outstanding	—	42
Additional paid-in capital	12,722	99,158
Retained earnings (deficit)	128,271	(228,715)

Total shareholders' equity (deficit)	141,151	(129,515)

Total liabilities and shareholders' equity (deficit)	$265,945	$354,860

The accompanying notes are an integral part of the consolidated financial statements.

Merrill Corporation

Consolidated Statement of Operations

(dollars in thousands except share and per share data)

	For the Years Ended January 31,

	1998	1999	2000

Revenue	$459,516	$509,543	$587,737
Cost of revenue	295,390	330,632	393,452

Gross profit	164,126	178,911	194,285
Selling, general and administrative expenses	114,174	127,705	146,352
Merger costs	—	—	42,628

Operating income	49,952	51,206	5,305
Interest expense	(4,321)	(3,961)	(13,235)
Other income (expense), net	835	426	(871)

Income (loss) before provision for income taxes	46,466	47,671	(8,801)
Provision for income taxes	20,445	21,214	7,491

Net income (loss) before minority interest	26,021	26,457	(16,292)

Minority interest	—	—	106

Net income (loss) from continuing operations	26,021	26,457	(16,398)

Accreted preferred stock dividend	—	—	1,163

Net income (loss) available to common	$26,021	$26,457	$(17,561)

Net income (loss) available to common per share:
Basic	$1.61	$1.63	$(1.27)
Diluted	$1.54	$1.55	$(1.27)

Weighted average number of shares outstanding:
Basic	16,129,341	16,253,148	13,804,473
Diluted	16,906,382	17,020,673	13,804,473

The accompanying notes are an integral part of the consolidated financial statements.

Merrill Corporation

Consolidated Statement of Changes in Shareholders' Equity (Deficit)

(dollars in thousands)

	For the Years Ended January 31, 1998, 1999 and 2000

	Common Stock	Class B Common Stock	Additional Paid-in Capital	Retained Earnings	Total

Balance, January 31, 1997	$159	$—	$17,778	$78,223	$96,160
Exercise of stock options	7	—	5,410	—	5,417
Tax benefit realized upon exercise of stock options	—	—	2,192	—	2,192
Repurchase of common stock	(3)	—	(3,062)	—	(3,065)
Other	—	—	83	—	83
Cash dividends	—	—	—	(1,133)	(1,133)
Net income available to common	—	—	—	26,021	26,021

Balance, January 31, 1998	163	—	22,401	103,111	125,675

Exercise of stock options	2	—	2,147	—	2,149
Tax benefit realized upon exercise of stock options	—	—	884	—	884
Repurchase of common stock	(7)	—	(12,806)	—	(12,813)
Other	—	—	96	—	96
Cash dividends	—	—	—	(1,297)	(1,297)
Net income available to common	—	—	—	26,457	26,457

Balance, January 31, 1999	158	—	12,722	128,271	141,151

Exercise of stock options	3	—	3,000	—	3,003
Tax benefit realized upon exercise of stock options	—	—	521	—	521
Other	—	—	(5)	—	(5)
Cash dividends	—	—	—	(963)	(963)
Merger related:
Repurchase of common stock	(161)	—	(16,412)	(338,462)	(355,035)
Issuance of Class B common stock	—	42	92,181	—	92,223
Value ascribed to preferred stock warrants	—	—	5,466	—	5,466
Value ascribed to the note warrants	—	—	1,685	—	1,685
Net loss available to common	—	—	—	(17,561)	(17,561)

Balance, January 31, 2000	$—	$42	$99,158	$(228,715)	$(129,515)

The accompanying notes are an integral part of the consolidated financial statements.

Merrill Corporation

Consolidated Statement of Cash Flows

(dollars in thousands)

	For the Years Ended January 31,

	1998	1999	2000

Operating activities:
Net income (loss) available for common	$26,021	$26,457	$(17,561)
Adjustments to reconcile net income (loss) available for common to net cash provided by (used in) operating activities:
Depreciation and amortization	11,147	13,066	16,318
Amortization of intangible assets	6,500	5,617	6,943
Writedown of goodwill	—	1,180	125
Writedown of investment	—	—	594
Provision for losses on trade receivables	2,064	3,273	(80)
Provision for unbillable inventories	(1,063)	67	(660)
Deferred income taxes	(2,592)	(3,518)	(559)
Change in deferred compensation	1,285	1,807	(4,476)
Minority interest in earnings of subsidiary	—	—	106
Accreted preferred stock dividend	—	—	1,163
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	(36,706)	11,796	(10,227)
Work-in-process inventories	12,082	865	(1,554)
Other inventories	(1,667)	(333)	819
Other current assets	(4,012)	257	(1,085)
Accounts payable	7,336	(348)	(1,950)
Accrued expenses	11,537	(3,267)	(3,239)
Income taxes	(1,059)	(1,109)	(4,700)

Net cash provided by (used in) operating activities	30,873	55,810	(20,023)

Investing activities:
Purchase of property, plant and equipment	(17,069)	(16,479)	(14,854)
Business acquisitions, net of cash acquired	(13,179)	(4,039)	(55,245)
Other investing activities, net	137	(2,551)	(1,660)

Net cash used in investing activities	(30,111)	(23,069)	(71,759)

Financing activities:
Borrowings on notes payable to banks	104,275	86,600	157,575
Repayments on notes payable to banks	(110,225)	(86,600)	(159,707)
Proceeds from issuance of long-term debt	—	—	356,237
Debt issuance costs	—	—	(10,160)
Principal payments on long-term debt and capital lease obligations	(936)	(814)	(40,926)
Issuance of Class B common stock	—	—	70,683
Issuance of preferred stock	—	—	40,000
Repurchase of common stock	(3,065)	(12,813)	(333,495)
Dividends paid	(1,133)	(1,297)	(963)
Exercise of stock options	5,417	2,149	3,003
Tax benefit realized upon exercise of stock options	2,192	884	521
Other equity transactions, net	83	96	(5)

Net cash (used in) provided by financing activities	(3,392)	(11,795)	82,763

(Decrease) increase in cash and cash equivalents	(2,630)	20,946	(9,019)
Cash and cash equivalents, beginning of year	5,161	2,531	23,477

Cash and cash equivalents, end of year	$2,531	$23,477	$14,458

Supplemental cash flow disclosures
Income taxes paid	$22,000	$24,724	$11,291
Interest paid	3,757	3,599	9,912

In connection with the merger on November 23, 1999 (Note Two), 979,091 shares of our common stock with a total value of $21.5 million were exchanged for the same number of shares of our Class B common stock.

The accompanying notes are an integral part of the consolidated financial statements.

Merrill Corporation

Notes to Consolidated Financial Statements

ONE—Nature of Business and Significant Accounting Policies

    Nature of Business  We are a diversified communications and document services company applying advanced information systems and intranet/Internet technology to provide a broad range of services to our financial, legal and corporate clients. Our services integrate traditional composition, imaging and printing services with document management, distribution, marketing and software solutions.

    Use of Estimates  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

    Principles of Consolidation  The consolidated financial statements include all majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

    Cash Equivalents  We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    Inventories  Work-in-process, which includes purchased services, materials, direct labor and overhead, is valued at the lower of cost or net realizable value, with cost determined on a specific job-cost basis. Other inventories consist primarily of paper and printed materials and are valued at the lower of cost or market, with cost determined on a specific job-cost basis.

    Property, Plant and Equipment  Property, plant and equipment are stated at cost. Significant additions or improvements extending asset lives are capitalized; normal maintenance and repair costs are expensed as incurred. Depreciation is determined using the straight-line method over the estimated useful lives of the assets which range from three to 30 years. Amortization of leasehold improvements is recorded on a straight-line basis over the estimated useful lives of the assets or the lease term, whichever is shorter. When assets are sold or retired, related gains or losses are included in the results of operations.

    Goodwill  Goodwill recognized in business acquisitions accounted for as purchases is amortized on the straight-line method, generally over 15 to 20 years. We periodically evaluate the recoverability of unamortized goodwill through measurement of future estimated undiscounted operating unit cash flows.

    Income Taxes  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

    Revenue Recognition  We recognize revenue when service projects are completed or products are shipped.

    Business Segments  Effective January 31, 1999, we adopted Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires us to report information about our operating segments according to the management approach for determining reportable segments. This approach is based on the way management organizes segments within a company for making operating decisions and assessing performance. Segment results have been reported for all periods presented and are described in Note Ten.

    Net Income (Loss) Available to Common Per Share  We have disclosed basic and diluted net income per share for all periods presented in accordance with the SFAS No. 128, "Earnings Per Share." The dilutive effect on net income per share in fiscal years 1998 and 1999 resulted from the assumed exercise of dilutive stock options outstanding under the our stock option plans.

    Stock-based Compensation  We account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation costs for stock options granted to employees are measured as the excess, if any, of the fair value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. Such compensation costs, if any, are amortized on a straight-line basis over the underlying option vesting terms. We account for stock-based compensation to non employees using the fair value method prescribed by SFAS No. 123, "Accounting for Stock Based Compensation." Compensation costs for stock options granted to non-employees are based on fair value of the option at the date of grant.

    Insurance Obligations  We employ large deductible insurance policies covering workers compensation and employee healthcare costs. Costs are accrued that relate to these policies based on claims filed and estimates for claims incurred but not reported.

TWO—Merger

    On November 23, 1999, we merged with Viking Merger Sub, Inc. (Viking), an affiliate of DLJ Merchant Banking Partners II L.P. and certain of its affiliates and we continued as the surviving company. The transaction was accounted for as a recapitalization and did not have any impact on our historical basis of assets and liabilities. The transaction was principally financed by DLJ Merchant Banking Partners II L.P. and certain of its affiliates who, as a result of the merger, hold approximately 76.6% of the issued and outstanding Class B common shares. Certain members of management retained a 23.4% ownership of the issued and outstanding Class B common shares as a result of the merger.

    In connection with the merger, we entered into a new $270.0 million senior secured credit facility and issued $140.0 million of 12.0% senior subordinated notes with warrants to purchase 172,182 shares of Class B common stock. (Notes Five and Nine).

THREE—Selected Balance Sheet Data

	As of January 31,

	1999	2000

	(dollars in thousands)
Property, plant and equipment, net
Land	$1,951	$2,296
Buildings	12,111	18,477
Equipment	63,068	68,901
Furniture and fixtures	14,157	23,756
Leasehold improvements	18,664	22,751
Construction in progress	1,090	2,875

	111,041	139,056
Less accumulated depreciation and amortization	(66,106)	(79,565)

	$44,935	$59,491

Goodwill, net
Goodwill	$63,462	$94,417
Less accumulated amortization	(13,718)	(18,472)

	$49,744	$75,945

Accrued expenses
Commissions and compensation	$22,089	$23,759
Defined contribution plan	3,970	4,791
Purchase price consideration	7,734	800
Accrued interest	869	3,103
Other	9,980	10,865

	$44,642	$43,318

FOUR—Business Acquisitions

    On April 14, 1999, we purchased substantially all operating assets and assumed certain liabilities of Daniels Printing, Limited Partnership for approximately $44.0 million in cash, assumption and payment of existing lines of credit obligations totaling approximately $5.6 million and the assumption of certain ordinary course liabilities of $7.7 million. The acquisition has been accounted for as a purchase. The excess of the purchase price over the estimated fair value of the net identifiable assets acquired approximated $23.3 million and is being amortized using the straight-line method over 20 years.

    Pro forma (unaudited) results for the year ended January 31, 1998, 1999 and 2000, as if the acquisition had been effective at February 1, 1998, are as follows:

	For the Year Ended January 31,

	1998	1999	2000

	(dollars in thousands)
Revenues	$524,794	$575,702	$603,462
Net income (loss) available to common	$24,674	$26,737	$(16,376)
Net income (loss) available to common per share - diluted	$1.46	$1.57	$(1.18)

    On June 14, 1999, we purchased substantially all operating assets and assumed certain liabilities of Alternatives Communications Group, Inc. for approximately $2.6 million in cash, a promissory note for $0.8 million, payment of an existing line of credit obligation of $2.1 million, and the assumption of certain ordinary course liabilities of $1.9 million. The acquisition has been accounted for as a purchase and is not significant to our financial position or operating results. The excess of the purchase price over the estimated fair value of the net identifiable assets acquired approximated $3.6 million and is being amortized using the straight-line method over 15 years.

    On June 11, 1998, we purchased substantially all operating assets and assumed certain liabilities of Executech, Inc. and an affiliated company, World Wide Scan Services, LLC for approximately $3.2 million in cash and the assumption of certain ordinary course liabilities of $0.9 million. The agreement called for additional consideration totaling approximately $10.0 million through fiscal year 2003. The acquisition has been accounted for as a purchase and is not significant to our financial position or operating results. The excess of the purchase price over the estimated fair value of the net identifiable assets acquired approximated $12.8 million and is being amortized using the straight-line method over 15 years.

    These acquisitions were financed with excess operating cash and amounts available under our revolving credit facility. Results of the acquired companies' operations have been included in the Consolidated Statement of Operations from their respective date of acquisitions.

    Subsequent to January 31, 2000, we acquired certain assets and assumed certain ordinary course liabilities of NTEXT Corporation and Ames Envelope Company. These acquisitions have been accounted for as purchases and are not significant to our financial position or operating results.

FIVE—Financing Arrangements

    Bank Financing  In connection with the merger, we entered into a new $270.0 million senior secured credit facility on November 23, 1999 with a syndicate of financial institutions (the credit facility). The credit facility consists of a $50.0 million revolving credit facility and a $220.0 million term loan facility consisting of a $65.0 million term loan A and a $155.0 million term loan B. The revolving credit facility and the term loan A will mature on November 23, 2005 and the term loan B will mature on November 23, 2007. The new credit facility allows for a potential, although uncommited, increase of up to $30.0 million at our request at any time prior to November 23, 2005. This increase is only available if one or more financial institutions agree to finance this increase. The new credit facility is collateralized by substantially all our consolidated assets. Beginning August 1, 2000, the applicable margins for revolving credit loans, the term loan A and commitment fees will be subject to possible reductions based on our leverage ratio as defined in the credit agreement. The new credit facility is subject to mandatory principal prepayments if certain events occur as defined in the credit agreement. In addition, the new credit facility includes various covenants, including minimum requirements for Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), other financial ratios and limitations on the amounts of certain transactions, including payment of dividends.

    Amounts borrowed under the revolving credit facility bear interest, at our option, at the reserve adjusted LIBOR rate plus 3.00% or at the alternate base rate plus 1.75%. The revolving credit facility also requires commitment fees in an amount equal to 0.50% per year on the daily average unused portion of the revolving crdit facility. There were no borrowings outstanding under the revolving credit facility at January 31, 2000 or under the old revolving credit facility at January 31, 1999. The weighted average interest rates on borrowings on all revolving credit facilities were 8.26%, 8.44% and 6.35% for the years ended January 31, 1998, 1999 and 2000, respectively.

    Long-term debt  Long-term debt consisted of the following:

	As of January 31,

	1999	2000

	(dollars in thousands)
Term loan A, bearing interest at our option, at the reserve adjusted LIBOR rate plus 3.00% or at the alternate base rate plus 1.75%, with interest only payments through January 31, 2001, at which time quarterly principal and interest payments are due through November 2005. The reserve adjusted LIBOR rate at January 31, 2000 was 7.25%.	$—	$65,000
Term loan B, bearing interest at our option, at the reserve adjusted LIBOR rate plus 3.75% or at the alternate base rate plus 2.50%, with quarterly principal and interest payments due through November 2007.	—	154,613

Senior subordinated notes, face value of $140.0 million, net of $1.7 million of value subscribed to warrants to purchase 172,182 of our Class B common stock (Note Nine) and $3.8 million of unamortized discount, bearing interest at 12.0%. The notes mature on May 1, 2009 and require semi-annual interest payments. The notes may be redeemed on or after November 1, 2004. Up to 35.0% of value will be redeemable on or prior to November 1, 2002, with the net proceeds of a public equity offering should one occur. The notes include various covenants, including limitations on the amounts of certain transactions, including payments of dividends.	—	134,552

Unsecured senior notes, bearing interest at 7.463%, with semi-annual interest only payments through October 2000, at which time annual principal and semi-annual interest payments are due through October 2006. The notes were paid in full on November 23, 1999 in connection with the merger (Note Two).	35,000	—
Industrial development bonds, due in annual installments, including interest ranging from 4.2% to 5.5%, over the life of the bonds with the remaining unpaid balance due on August 1, 2010. The industrial development bonds were paid in full on November 23, 1999 in connection with the merger. (Note Two).	3,320	—
Unsecured promissory notes payable due in March 1999. The notes bear interest at LIBOR plus 1.0%, adjustable and payable annually. The interest rate at January 31, 1999 was 6.8125%.	2,000	—
Other	—	750

	40,320	354,915
Less current maturities of long-term debt	(2,210)	(2,300)

	$38,110	$352,615

    The aggregate cash maturities of long-term debt at January 31, 2000 are as follows:

(dollars in thousands)
2001	$2,300
2002	4,802
2003	8,050
2004	14,550
2005	17,798
Thereafter	312,863

$360,363

    Based on quoted market prices for similar issues, the fair value of long-term debt approximates its carrying value at January 31, 1999 and 2000.

    On December 22, 1999, we entered into an interest rate cap transaction with an affiliate of a shareholder for $462,000. The effective date of the interest cap transaction is March 24, 2000, and terminates December 24, 2001. The cap rate is 7.5% for up to $110.0 million of borrowings under our new credit facility.

SIX—Leases

    We lease an office and production facility and the associated land and equipment under capital leases that terminate at various dates through November 30, 2005. Certain leases contain bargain purchase options. A summary of property under capital leases, which is classified as property, plant and equipment, is as follows:

	As of January 31,

	1999	2000

	(dollars in thousands)
Land	$333	$333
Building	2,439	2,439
Equipment	389	389
Less accumulated amortization	(1,334)	(1,458)

	$1,827	$1,703

    We also lease office space and equipment under noncancelable operating leases which expire at various dates through October 31, 2014. Rental expense charged to operations was $8.0 million, $9.0 million and $11.2 million for the years ended January 31, 1998, 1999 and 2000, respectively.

    Future minimum rental commitments under noncancelable leases at January 31, 2000, are as follows:

	Capital Leases	Operating Leases

	(dollars in thousands)
2001	$334	$9,155
2002	330	8,410
2003	330	7,859
2004	330	6,490
2005	330	4,518
Thereafter	275	23,141

	1,929	$59,573
Imputed interest	(532)

Present value of minimum lease payments	1,397
Less current maturities of capital lease obligations	(201)

Capital lease obligations, net of current maturities	$1,196

SEVEN—Income Taxes

    Components of the provision for income taxes are as follows:

	For the Years Ended January 31,

	1998	1999	2000

	(dollars in thousands)
Current
Federal	$19,974	$21,204	$6,955
State	3,063	3,528	1,095

	23,037	24,732	8,050
Deferred	(2,592)	(3,518)	(559)

Provision for income taxes	$20,445	$21,214	$7,491

    Temporary differences comprising the net deferred tax asset recognized in the accompanying Consolidated Balance Sheet are as follows:

	As of January 31,

	1999	2000

	(dollars in thousands)
Deferred compensation	$3,997	$3,897
Property, plant and equipment	2,359	2,728
Vacation accrual	1,228	1,565
Allowance for doubtful accounts	1,188	1,511
Insurance reserves	1,406	1,248
Inventories	1,038	1,006
Goodwill amortization	1,131	1,001
International operating loss carryforward	—	963
Other, net	1,204	1,441

Net deferred tax asset before valuation allowance	13,551	15,360
Less valuation allowance	—	(1,250)

Net deferred tax asset	$13,551	$14,110

    Significant differences between income taxes on income for financial reporting purposes and income taxes calculated using the federal statutory tax rate are as follows:

	As of January 31,

	1998	1999	2000

	(dollars in thousands)
Provision (benefit) for federal income taxes at statutory rate	$16,263	$16,684	$(3,080)
State income taxes, net of federal benefit	1,646	1,967	717
Non-deductible merger costs	—	—	4,913
Non-deductible business meeting and entertainment expenses	1,832	2,003	2,612
Change in valuation allowance	—	—	1,250
Other	704	560	1,079

	$20,445	$21,214	$7,491

    Our consolidated federal income tax returns filed have been examined by the Internal Revenue Service through fiscal year 1998.

EIGHT—Defined Contribution Plan

    On February 1, 1998, we combined our defined contribution retirement plan and our 401(k) incentive savings plan. Under the new plan, Company contributions are based on 4% of eligible employee compensation plus a 100% matching contributions up to a maximum of the first 3% of a participant's 401(k) contribution. Substantially all of our employees are covered by the new plan. Related costs of all retirement plans charged to operations were $5.1 million, $6.1 million and $6.7 million for the years ended January 31, 1998, 1999 and 2000, respectively.

NINE—Preferred Stock

    Shares of preferred stock are non-voting, except as otherwise provided by law or by agreement and are due November 15, 2011. Each share of preferred stock is entitled to cumulative, quarterly dividends at a compound rate of 14.5% and a liquidation preference of $80.00 plus accrued dividends. Prior to November 15, 2004, dividends will accrete to the liquidation value of the preferred stock unless holders elect to receive such dividends in the form of additional shares of preferred stock. After November 15, 2004, dividends are payable in cash. Prior to the first dividend payment date, each share of preferred stock will be exchanged for 3.2 shares of preferred stock with identical terms in all respects except that the liquidation preference will be equal to $25.00 plus accured dividends. The preferred stock is subject to redemption at our option at 114.5% of liquidation preference, prior to November 15, 2004, declining to 100.0% of such liquidation preference after November 15, 2007. Upon the occurrence of a change of control, as defined in the terms of the preferred stock, each holder of preferred stock will have the right to require us to repurchase all or any part of the holder's preferred stock at an offer price in cash equal to 101.0% of the liquidation preference.

TEN—Shareholders' Equity

    Common Stock  The holders of common stock are entitled to one vote for each share on all matters voted upon by the shareholders and may not cumulate votes for the election of directors. Subject to the preferential rights of the Class B common stock and preferred stock, any shares of common stock outstanding will be entitled to participate equally in any distribution of net assets made to the shareholders in liquidation of our company and will be entitled to participate equally in dividends as when declared by the board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of common stock.

    Class B Common Stock  The Class B common stock is identical in all respects to the common stock and has equal rights and privileges, except that the Class B common stock, with the respect to rights on liquidation, winding up or dissolution of our company, ranks prior to the common stock. Subject to the preferential rights of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of outstanding shares of Class B common stock are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets to holders of common stock, an amount equal to $1.00 per share of Class B common stock. After such payment, the holders of common stock and Class B common stock will share on a pro rata basis in any distribution of our assets, subject to the preferential rights of the preferred stock.

    Subsequent to the merger, our board of directors and shareholders adopted the Direct Investment Plan where 1,459,091 shares of our Class B common stock are reserved for issuance to certain of our employees, non-employee directors, consultants and independent contractors. Of the 1,459,091 shares, 227,272 shares are designated as reinvestment shares and 1,231,819 shares are designated as coinvestment shares. Reinvestment shares are the shares of our Class B common stock where participants purchase the shares with their own funds. Coinvestment shares are the shares of our

Class B common stock where we lend participants up to 65% of the total amount each participant elects to purchase. As a condition to us making the loan, all of a participant's coinvestment shares must be pledged as collateral for the loan. The loan is a non-recourse promissory note that accrues interest at a fixed annual rate of 8%. Coinvestment shares, for which 65% of the total purchase price is funded by us, are immediately vested for 35% of the shares, with the remaining shares vesting over the next five years. While interest on the loan will accrue, the participant will not be required to pay any interest during the term of the note. The accrued interest and the principal balance will be due generally on the earlier of certain events or eight years. We have the right to repurchase all or any portion of the participant's shares upon their termination. The repurchase price is dependent on whether the participant was terminated for cause, however, in no event, will the repurchase price be greater than the fair market value. The fair market value will be determined by the compensation committee of the board of directors and will be based on a specific formula or such other value as the compensation committee determines. Upon termination, other than for cause, the participant has the right to put all or any portion of their reinvestment shares and vested coinvestment shares to us at fair market value.

    At January 31, 2000, there were no shares outstanding under the Direct Investment Plan. As of April 15, 2000, there were 128,514 reinvestment and 614,928 coinvestment shares outstanding. For accounting purposes, the Plan is considered a variable plan. Accordingly, a non-cash compensation charge will be recorded in the future when the fair market value of coinvestment shares exceed the original purchase price of such shares.

    Earnings Per Share  The denominator used to calculate diluted earnings per share includes the dilutive impact of 777,041, 767,525 and no stock options and warrants for the years ended January 31, 1998, 1999 and 2000, respectively.

    Warrants  Together with the issuance of preferred stock, we issued warrants to purchase 344,263 shares of our Class B common stock. Each warrant entitles the holder to purchase one share of our Class B common stock at an exercise price of $0.01 per share subject to antidilution provisions. The warrants are exercisable prior to November 16, 2011. For accounting purposes, $5.5 million from the proceeds of the preferred stock offering were allocated to the estimated value of the warrants and has been classified as additional paid in capital on our Consolidated Statement of Changes in Shareholders' Equity (Deficit).

    Together with the issuance of $140.0 million senior subordinated notes, we issued warrants to purchase 172,182 shares of our Class B common stock. Each warrant entitles the holder to purchase one share of our Class B common stock at an exercise price of $22.00 per share subject to antidilution provisions. The warrants become exercisable after October 31, 2001 and expire May 1, 2009. For accounting purposes, $1.7 million from the proceeds of the issuance of the $140.0 million senior subordinated notes were allocated to the estimated value of the warrants and has been classified as additional paid in capital on our Consolidated Statement of Changes in Shareholders' Equity (Deficit).

    Stock Options  Prior to the merger, we sponsored various incentive and stock option plans and the 1996 Non-employee Director Plan which provided for the issuance of no more than 6,506,000 shares and 400,000 shares, respectively of common stock to eligible participants and nonemployee directors. In connection with the merger, each of the 3,015,118 outstanding options and restricted stock awards whether or not vested was canceled and in lieu thereof, each holder of an option or restricted stock award received a cash payment in an amount equal to the excess, if any, of $22.00 over the exercise price of the option multiplied by the number of shares subject to the option, less applicable withholding taxes.

    Subsequent to the merger, our board of directors and shareholders adopted the 1999 Stock Option Plan where 825,000 shares of Class B common stock are reserved for granting incentive and non-statutory stock options to employees, non-employee directors, consultants and independent contractors. Options granted will generally become exercisable over a six-year period, or in the case of some options, when certain performance milestones are met. The option plan will terminate on December 19, 2009, unless our board of directors decides to terminate it earlier.

    A summary of selected information regarding all stock options for the three years ended January 31, 2000, is as follows:

	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price Per Share

Balance, January 31, 1997	2,687,828	$2.00 - $14.88	$8.74
Granted	1,129,200	11.19 - 22.75	13.95
Exercised	(759,400)	2.00 - 15.06	7.88
Canceled	(88,200)	8.13 - 10.00	8.86

Balance, January 31, 1998	2,969,428	2.00 - 22.75	10.94
Granted	611,000	18.25 - 21.38	20.95
Exercised	(239,750)	2.00 - 15.06	8.97
Canceled	(70,600)	8.13 - 21.38	13.92

Balance, January 31, 1999	3,270,078	3.68 - 22.75	12.89
Granted	196,000	14.125 - 20.00	17.74
Exercised	(309,160)	8.125 - 14.875	9.72
Canceled	(141,800)	8.125 - 21.375	13.81
Canceled at Merger date	(3,015,118)	3.68 - 22.75	13.49
Granted post merger	406,230	22.00	22.00

Balance, January 31, 2000	406,230	$22.00	$22.00

    At January 31, 2000, no options were exercisable.

    Had we used the fair value-based method of accounting for our incentive and stock option plans beginning on February 1, 1995, and charged compensation cost against income, over the vesting period based on the fair value of options at the date of grant, net income would have been reduced to the following pro forma amounts:

	For the Years Ended January 31,

	1998	1999	2000

	(dollars in thousands)
Net income (loss) available to common
As reported	$26,021	$26,457	$(17,561)
Pro forma	24,541	24,300	(11,352)
Net income (loss) available to common per share
As reported - basic	$1.61	$1.63	$(1.27)
As reported - diluted	1.54	1.55	(1.27)
Pro forma - basic	1.52	1.50	(0.82)
Pro forma - diluted	1.45	1.43	(0.82)

    The pro forma information above includes only stock options granted since fiscal year 1996.

    The weighted average grant date fair value of options granted during fiscal years 1998, 1999 and 2000 was $6.68, $10.32 and $5.67, respectively. The weighted average grant date fair value of options was calculated by using the fair value of each option grant, utilizing the Black-Scholes option-pricing model and the following key assumptions:

	For the Year Ended January 31,

	1998	1999	2000

Risk free interest rate	6.50%	5.50%	5.20%
Expected life	5 years	5 years	5 years
Expected volatility	43.52%	51.18%	49.59%
Expected dividend yield	0.38%	0.41%	0.46%

ELEVEN—Segment and Related Information

    Our business units have been aggregated into two reportable segments comprising Specialty Communication Services and Document Services.

    Specialty Communication Services  This segment consists of four business units—Financial Document Services, Investment Company Services, Managed Communications Programs and Merrill Print Group—that print documents and deliver services used in the financial marketplace, including mutual fund and insurance companies and banks, and national organizations. The principal markets for this segment include major metropolitan centers in the world including North America, Europe, Latin America and the Far East. Customers include major investment bankers, corporate officers, mutual fund companies, national and regional real estate networks and other business services.

    Document Services  Document Management Services is the sole business unit reported in this segment. They deliver document management solutions to legal and corporate clients through client-based service centers. These Merrill-managed facilities provide clients with a broad range of value-

added document services, including litigation copying and support, document imaging, electronic document storage and retrieval, binding and post-production shipping. The principal markets for this segment are major metropolitan areas in North America. Customers include law firms, corporate legal departments, investment banks and other professional service firms.

    The accounting policies of the reportable segments are the same as those described in Note One of Notes to Consolidated Financial Statements. We evaluate the performance of its operating segments based on revenue and operating earnings of the respective business units. Intersegment sales and transfers are not significant.

    Summarized financial information concerning our reportable segments is shown in the following table. The "Interest & Other" column includes corporate-related items and, as it relates to income (loss) before provision for income taxes, income and expense not allocated to reportable segments.

As of and for the year ended:	Specialty Communication Services	Document Services	Interest & Other	Total

	(dollars in thousands)
1998
Revenue	$405,742	$53,774	$—	$459,516
Income (loss) before provision for income taxes	57,276	(7,324)	(3,486)	46,466
Total assets	$205,200	$16,530	$24,749	$246,479

1999
Revenue	$446,579	$62,964	$—	$509,543
Income (loss) before provision for income taxes	52,995	(1,789)	(3,535)	47,671
Total assets	$186,825	$25,966	$53,154	$265,945

2000
Revenue	$510,482	$77,255	$—	$587,737
Income (loss) before provision for income taxes	3,174	2,131	(14,106)	(8,801)
Total assets	$253,587	$37,796	$63,477	$354,860

TWELVE—Guarantor Subsidiaries

    In connection with the November 1999 issuance of $140.0 million of 12% senior subordinated notes, our wholly-owned domestic subsidiaries (Guarantors) unconditionally guaranteed the notes.

    The guarantees are general unsecured obligations of the Guarantors, are subordinated in right of payment to all existing and future senior indebtedness of the Guarantors (including indebtedness of the credit facility) and will rank senior in right of payment to any future subordinated indebtedness of the Guarantors. The following consolidating financial information includes the accounts of the Guarantors and the combined accounts of the Non-Guarantors. Separate financial statements of each of the Guarantors are not presented because we believe that such information is not material in assessing the Guarantors.

Consolidating Balance Sheet
January 31, 1999
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Assets
Current assets
Cash and cash equivalents	$19,582	$3,895	$—	$23,477
Accounts receivable	100,322	2,043	—	102,365
Work-in-process inventories	12,166	473	—	12,639
Other inventories	7,559	—	—	7,559
Other current assets	12,253	—	—	12,253

Total current assets	151,882	6,411	—	158,293
Property, plant and equipment, net	44,921	14	—	44,935
Goodwill, net	49,744	—		49,744
Other assets	19,219	713	(6,959)	12,973

Total assets	$265,766	$7,138	$(6,959)	$265,945

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$2,210	$—	$—	$2,210
Current maturities of capital lease obligations	236	—	—	236
Accounts payable	29,622	18	—	29,640
Accrued expenses	44,481	161	—	44,642

Total current liabilities	76,549	179	—	76,728
Long-term debt, net of current maturities	38,110	—	—	38,110
Capital lease obligations, net of current maturities	1,375	—	—	1,375
Other liabilities	8,581	5,636	(5,636)	8,581

Total liabilities	124,615	5,815	(5,636)	124,794
Shareholders' equity	141,151	1,323	(1,323)	141,151

Total liabilities and shareholders' equity	$265,766	$7,138	$(6,959)	$265,945

Consolidating Balance Sheet
January 31, 2000
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Assets
Current assets
Cash and cash equivalents	$7,101	$7,357	$—	$14,458
Accounts receivable	123,928	5,258	—	129,186
Work-in-process inventories	18,321	789	—	19,110
Other inventories	8,240	—	—	8,240
Other current assets	21,332	1,042	—	22,374

Total current assets	178,922	14,446	—	193,368
Property, plant and equipment, net	55,553	3,938	—	59,491
Goodwill, net	75,945	—	—	75,945
Other assets	42,570	1,089	(17,603)	26,056

Total assets	$352,990	$19,473	$(17,603)	$354,860

Liabilities and Shareholders' (Deficit) Equity
Current liabilities
Current maturities of long-term debt	$2,300	$—	$—	$2,300
Current maturities of capital lease obligations	201	—	—	201
Accounts payable	35,362	446	—	35,808
Accrued expenses	42,507	811	—	43,318

Total current liabilities	80,370	1,257	—	81,627
Long-term debt, net of current maturities	352,615	—	—	352,615
Capital lease obligations, net of current maturities	1,194	2	—	1,196
Other liabilities	12,629	14,507	(14,002)	13,134

Total liabilities	446,808	15,766	(14,002)	448,572
Minority interest	—	—	106	106
Preferred Stock	35,697	—	—	35,697
Shareholders' (deficit) equity	(129,515)	3,707	(3,707)	(129,515)

Total liabilities and shareholders' (deficit) equity	$352,990	$19,473	$(17,603)	$354,860

Consolidating Statement of Operations
For the Year Ended January 31, 1998
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Revenue	$456,728	$4,779	$(1,991)	$459,516
Cost of revenue	294,024	3,357	(1,991)	295,390

Gross profit	162,704	1,422	—	164,126
Selling, general and administrative expenses	113,867	307	—	114,174

Operating income	48,837	1,115	—	49,952
Interest expense	(4,321)	—		(4,321)
Other income (expense), net	1,437	25	(627)	835

Income (loss) before provision for income taxes	45,953	1,140	(627)	46,466
Provision for income taxes	19,932	513	—	20,445

Net income (loss) available to common	$26,021	$627	$(627)	$26,021

Consolidating Statement of Operations
For the Year Ended January 31, 1999
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Revenue	$506,401	$6,469	$(3,327)	$509,543
Cost of revenue	329,607	4,352	(3,327)	330,632

Gross profit	176,794	2,117		178,911
Selling, general and administrative expenses	127,702	3		127,705

Operating income	49,092	2,114		51,206
Interest expense	(3,961)	(60)	60	(3,961)
Other income (expense), net	1,458	351	(1,383)	426

Income (loss) before provision for income taxes	46,589	2,405	(1,323)	47,671
Provision for income taxes	20,132	1,082		21,214

Net income (loss) available to common	$26,457	$1,323	$(1,323)	$26,457

Consolidating Statement of Operations
For the Year Ended January 31, 2000
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Revenue	$581,688	$8,581	$(2,532)	$587,737
Cost of revenue	387,704	7,198	(1,450)	393,452

Gross profit	193,984	1,383	(1,082)	194,285
Selling, general and administrative expenses	145,656	1,778	(1,082)	146,352
Merger costs	42,392	236	—	42,628

Operating income (loss)	5,936	(631)	—	5,305
Interest expense	(13,235)	(33)	33	(13,235)
Other (expense) income, net	(2,521)	220	1,430	(871)

(Loss) income before provision for income taxes	(9,820)	(444)	1,463	(8,801)
Provision for income taxes	6,366	1,125	—	7,491

(Loss) income before minority interest	(16,186)	(1,569)	1,463	(16,292)
Minority interest	—	—	106	106

Net (loss) income from continuing operations	(16,186)	(1,569)	1,357	(16,398)
Accreted preferred stock dividend	1,163	—	—	1,163

Net (loss) income available to common	$(17,349)	$(1,569)	$1,357	$(17,561)

Consolidating Statement of Cash Flows
For the Year Ended January 31, 1998
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Operating activities:
Net income available to common	$26,021	$627	$(627)	$26,021
Adjustments to reconcile net income available to common to net cash provided by (used in) operating activities
Depreciation and amortization	11,112	35	—	11,147
Amortization of intangible assets	6,500	—	—	6,500
Provision for losses on trade receivables	2,064	—	—	2,064
Provision for unbillable inventories	(1,063)	—	—	(1,063)
Deferred income taxes	(2,592)	—	—	(2,592)
Changes in deferred compensation	1,285	—	—	1,285
Earnings of subsidiaries	(627)	—	627	—
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	(33,920)	(2,786)	—	(36,706)
Work-in-process inventories	12,035	47	—	12,082
Other inventories	(1,667)	—	—	(1,667)
Other current assets	(3,505)	(507)	—	(4,012)
Accounts payable	7,350	(14)	—	7,336
Accrued expenses	11,582	(45)	—	11,537
Income taxes	(1,059)	—	—	(1,059)

Net cash provided by (used in) operating activities:	33,516	(2,643)	—	30,873

Investing activities:
Purchase of property, plant and equipment	(17,069)	—	—	(17,069)
Business acquisitions, net of cash acquired	(13,179)	—	—	(13,179)
Other investing activities, net	(2,718)	141	2,714	137

Net cash (used in) provided by investing activities:	(32,966)	141	2,714	(30,111)

Financing activities:
Borrowing on notes payable to banks	104,275	—	—	104,275
Repayments on notes payable to banks	(110,225)	—	—	(110,225)
Proceeds from intercompany borrowings	—	2,714	(2,714)	—
Principal payments on long-term debt and capital lease obligations	(936)	—	—	(936)
Repurchase of common stock	(3,065)	—	—	(3,065)
Dividends paid	(1,133)	—	—	(1,133)
Exercise of stock options	5,417	—	—	5,417
Tax benefit realized upon exercise of stock options	2,192	—	—	2,192
Other equity transactions, net	83	—	—	83

Net cash (used in) provided by financing activities:	(3,392)	2,714	(2,714)	(3,392)

(Decrease) increase in cash and cash equivalents	(2,842)	212	—	(2,630)
Cash and cash equivalents, beginning of year	4,803	358	—	5,161

Cash and cash equivalents, end of year	$1,961	570	—	$2,531

Consolidating Statement of Cash Flows
For the Year Ended January 31, 1999
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Operating activities:
Net income (loss) available to common	$26,457	$1,323	$(1,323)	$26,457
Adjustments to reconcile net income (loss) available to common to net cash provided by operating activities
Depreciation and amortization	13,066	—	—	13,066
Amortization of intangible assets	5,617	—	—	5,617
Writedown of goodwill	1,180	—	—	1,180
Provision for losses on trade receivables	3,273	—	—	3,273
Provision for unbillable inventories	67			67
Deferred income taxes	(3,518)	—	—	(3,518)
Changes in deferred compensation	1,807	—	—	1,807
Earnings of subsidiaries	(1,323)	—	1,323	—
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	10,594	1,202	—	11,796
Work-in-process inventories	1,338	(473)	—	865
Other inventories	(333)	—	—	(333)
Other current assets	(250)	507	—	257
Accounts payable	(347)	(1)	—	(348)
Accrued expenses	(3,387)	120	—	(3,267)
Income taxes	(1,109)	—	—	(1,109)

Net cash provided by operating activities:	53,132	2,678	—	55,810

Investing activities:
Purchase of property, plant and equipment	(16,477)	(2)	—	(16,479)
Business acquisitions, net of cash acquired	(4,039)	—	—	(4,039)
Other investing activities, net	(3,200)	(487)	1,136	(2,551)

Net cash (used in) provided by investing activities:	(23,716)	(489)	1,136	(23,069)

Financing activities:
Borrowing on notes payable to banks	86,600	—	—	86,600
Repayments on notes payable to banks	(86,600)	—	—	(86,600)
Proceeds from intercompany borrowings	—	1,136	(1,136)	—
Principal payments on long-term debt and capital lease obligations	(814)	—	—	(814)
Repurchase of common stock	(12,813)	—	—	(12,813)
Dividends paid	(1,297)	—	—	(1,297)
Exercise of stock options	2,149	—	—	2,149
Tax benefit realized upon exercise of stock options	884	—	—	884
Other equity transactions, net	96	—	—	96

Net cash (used in) provided by financing activities:	(11,795)	1,136	(1,136)	(11,795)

Increase in cash and cash equivalents	17,621	3,325	—	20,946
Cash and cash equivalents, beginning of year	1,961	570	—	2,531

Cash and cash equivalents, end of year	$19,582	$3,895	$—	$23,477

Consolidating Statement of Cash Flows
For the Year Ended January 31, 2000
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Operating activities:
Net (loss) income available to common	$(17,561)	1,569	(1,569)	$(17,561)
Adjustments to reconcile net (loss) income available to common to net cash used in operating activities
Depreciation and amortization	16,053	265	—	16,318
Amortization of intangible assets	6,943	—	—	6,943
Writedown of goodwill	125	—	—	125
Writedown of investment	594	—	—	594
Provision for losses on trade receivables	(80)	—	—	(80)
Provision for unbillable inventories	(660)	—	—	(660)
Deferred income taxes	(559)	—	—	(559)
Changes in deferred compensation	(4,476)	—	—	(4,476)
Minority interest in earnings of subsidiary	—	—	106	106
Accreted preferred stock dividend	1,163	—	—	1,163
Interest in earnings of subsidiaries	(1,463)	—	1,463	—
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	(7,012)	(3,215)	—	(10,227)
Work-in-process inventories	(1,238)	(316)	—	(1,554)
Other inventories	819	—	—	819
Other current assets	(43)	(1,042)	—	(1,085)
Accounts payable	(2,378)	428	—	(1,950)
Accrued expenses	(3,889)	650	—	(3,239)
Income taxes	(4,700)	—	—	(4,700)

Net cash used in operating activities:	(18,362)	(1,661)	—	(20,023)

Investing activities:
Purchase of property, plant and equipment	(10,667)	(4,187)	—	(14,854)
Business acquisitions, net of cash acquired	(55,245)	—	—	(55,245)
Other investing activities, net	(10,970)	129	9,181	(1,660)

Net cash (used in) provided by investing activities:	(76,882)	(4,058)	9,181	(71,759)

Financing activities:
Borrowing on notes payable to banks	157,575	—	—	157,575
Repayments on notes payable to banks	(159,707)	—	—	(159,707)
Proceeds from issuance of long-term debt	356,237	—	—	356,237
Proceeds from intercompany borrowings	—	9,181	(9,181)	—
Debt issuance costs	(10,160)	—	—	(10,160)
Principal payments on long-term debt and capital lease obligations	(40,926)	—	—	(40,926)
Issuance of Class B common stock	70,683	—	—	70,683
Issuance of preferred stock	40,000	—	—	40,000
Repurchase of common stock	(333,495)	—	—	(333,495)
Dividends paid	(963)	—	—	(963)
Exercise of stock options	3,003	—	—	3,003
Tax benefit realized upon exercise of stock options	521	—	—	521
Other equity transactions, net	(5)	—	—	(5)

Net cash provided by (used in) financing activities:	82,763	9,181	(9,181)	82,763

(Decrease) increase in cash and cash equivalents	(12,481)	3,462	—	(9,019)
Cash and cash equivalents, beginning of year	19,582	3,895	—	23,477

Cash and cash equivalents, end of year	7,101	7,357	—	$14,458

THIRTEEN—Quarterly Data (unaudited)

    The following is a summary of unaudited quarterly data for the years ended January 31, 1999 and 2000:

(dollars in thousands)		First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

1999	Revenue	$123,514	$148,458	$119,759	$117,812	$509,543
	Gross profit	48,358	53,974	39,100	37,479	178,911
	Net income available to common	8,012	8,706	6,488	3,251	26,457
	Net income available to common per share - basic	0.49	0.53	0.40	0.20	1.63
	Net income available to common per share - diluted	0.47	0.50	0.38	0.20	1.55
	Dividends declared per share	0.02	0.02	0.02	0.02	0.08

2000	Revenue	$131,836	$166,237	$144,328	$145,336	$587,737
	Gross profit	47,272	56,839	48,394	41,780	194,285
	Net income (loss) available to common	4,521	8,221	5,568	(35,871)	(17,561)
	Net income (loss) available to common per share - basic	0.28	0.51	0.35	(4.99)	(1.27)
	Net income (loss) available to common per share - diluted	0.27	0.50	0.33	(4.99)	(1.27)
	Dividends declared per share	0.02	0.02	0.02	—	0.06

    For fiscal years 1999 and 2000, the summation of quarterly net income (loss) available to common per share amounts do not necessarily equate to the calculation for the year as quarterly calculations are performed on a discrete basis.

Merrill Corporation

Consolidated Balance Sheet

(dollars in thousands, except share data)

January 31,		April 30,

	2000	2000

Assets		(Unaudited )
Current assets
Cash and cash equivalents	$14,458	$ 7,543
Trade receivables, less allowance for doubtful accounts of $5,905 and $5,987, respectively	129,186	167,077
Work-in-process inventories	19,110	28,762
Other inventories	8,240	9,587
Other current assets	22,374	22,063

Total current assets	193,368	235,032
Property, plant and equipment, net	59,491	58,027
Goodwill, net	75,945	76,858
Other assets	26,056	26,402

Total assets	$354,860	$ 396,319

Liabilities and Shareholders' Deficit
Current liabilities
Notes payable, banks	$—	$ 36,100
Current maturities of long-term debt	2,300	2,300
Current maturities of capital lease obligations	201	312
Accounts payable	35,808	41,075
Accrued expenses	43,318	43,092

Total current liabilities	81,627	122,879
Long-term debt, net of current maturities	352,615	347,862
Capital lease obligations, net of current maturities	1,196	1,271
Other liabilities	13,134	12,167

Total liabilities	448,572	484,179
Minority interest	106	156
Preferred stock $.01 par value: 500,000 shares authorized; issued and outstanding. Liquidation value of $41.1 million and $42.7 million, respectively.	35,697	37,261
Shareholders' deficit
Common stock, $.01 par value: 25,000,000 shares authorized; no shares issued and outstanding	—	—
Class B common stock, $.01 par value: 10,000,000 shares authorized; 4,191,943 and 4,935,385 shares, respectively, issued and outstanding	42	49
Additional paid-in capital, net of notes receivable balances of $1.5 million and $8.8 million, respectively	99,158	106,436
Accumulated deficit	(228,715)	(231,762)

Total shareholders' deficit	(129,515)	(125,277)

Total liabilities and shareholders' deficit	$354,860	$ 396,319

The accompanying notes are an integral part of the unaudited consolidated financial statements.

Merrill Corporation

Consolidated Statement of Operations

(dollars in thousands except share and per share data)

(unaudited)

Three Months Ended April 30,

	1999	2000

Revenue	$131,836	$169,412
Cost of revenue	84,564	114,782

Gross profit	47,272	54,630
Selling, general and administrative expenses	37,728	46,254
Merger costs	—	194

Operating income	9,544	8,182
Interest expense	(1,103)	(9,939)
Other (expense) income, net	(206)	1,164

Income (loss) before provision for income taxes	8,235	(593)
Provision for income taxes	3,714	840

Net income (loss) before minority interest	4,521	(1,433)

Minority interest	—	50

Net income (loss) from continuing operations	4,521	(1,483)

Accreted preferred stock dividend	—	1,564

Net income (loss) available to common shareholders	$4,521	$(3,047)

Net income (loss) available to common shareholders per share:
Basic	$0.28	$(0.64)
Diluted	$0.27	$(0.64)

Dividends per common share	$0.02	$—

Weighted average number of shares outstanding:
Basic	15,881,177	4,773,484
Diluted	16,470,066	4,773,484

The accompanying notes are an integral part of the unaudited consolidated financial statements.

Merrill Corporation

Consolidated Statement of Cash Flows

(dollars in thousands)

(unaudited)

Three Months Ended April 30,

	1999	2000

Operating activities:
Net income (loss) available for common shareholders	$4,521	$(3,047)
Adjustments to reconcile net income (loss) available for common shareholders to net cash used in operating activities:
Depreciation and amortization	3,745	4,434
Amortization of intangible assets	1,170	1,804
Amortization of ascribed warrant value	—	55
Provision for losses on trade receivables	1,997	1,215
Change in deferred compensation	691	318
Minority interest in earnings of subsidiary	—	50
Accreted preferred stock dividend	—	1,564
Other	—	(3)
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	(25,289)	(38,261)
Work-in-process inventories	(7,957)	(9,650)
Other inventories	(487)	(1,064)
Other current assets	164	(502)
Accounts payable	2,010	5,156
Accrued expenses	(13,621)	(241)
Accrued and deferred income taxes	2,693	820

Net cash used in operating activities	(30,363)	(37,352)

Investing activities:
Purchase of property, plant and equipment	(2,836)	(2,264)
Business acquisitions, net of cash acquired	(50,371)	(3,890)
Other investing activities, net	(1,089)	(2,094)

Net cash used in investing activities	(54,296)	(8,248)

Financing activities:
Borrowings on notes payable to banks	69,900	42,100
Repayments on notes payable to banks	(3,400)	(6,000)
Principal payments on long-term debt and capital lease obligations	(2,060)	(4,761)
Issuance of Class B common stock	—	7,692
Dividends paid	(318)	—
Exercise of stock options	733	—
Tax benefit realized upon exercise of stock options	430	—
Other equity transactions, net	—	(346)

Net cash provided by financing activities	65,285	38,685

Decrease in cash and cash equivalents	(19,374)	(6,915)
Cash and cash equivalents, beginning of year	23,477	14,458

Cash and cash equivalents, end of year	$4,103	$7,543

The accompanying notes are an integral part of the unaudited consolidated financial statements.

Merrill Corporation

Notes to Consolidated Financial Statements

(unaudited)

1.  ACCOUNTING POLICIES

    Our consolidated financial statements as of April 30, 2000, and for the three month periods ended April 30, 1999 and 2000, have been prepared by us, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the results for the indicated periods. Certain information and accounting policies and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The year end consolidated balance sheet data was derived from audited consolidated financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our S-1 registration statement dated July 10, 2000.

2.  MERGER

    On November 23, 1999, we merged with Viking Merger Sub. Inc. (Viking), an affiliate of DLJ Merchant Banking Partners II L.P. and certain of its affiliates and we continued as the surviving company. The transaction was accounted for as a recapitalization and did not have any impact on our historical basis of assets and liabilities. The transaction was principally financed by DLJ Merchant Banking Partners II L.P. and certain of its affiliates. We entered into a new $270.0 million senior secured credit facility and issued $140.0 million of 12.0% senior subordinated notes with warrants to purchase 172,182 shares of Class B common stock.

3.  NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS PER SHARE

    The denominator used to calculate diluted earnings per share includes the dilutive impact of stock options and warrants, which increase the actual weighted average number of shares outstanding by 588,889 for the three month period ended April 30, 1999.

4.  BUSINESS ACQUISITIONS

    On April 14, 1999, we purchased substantially all operating assets and assumed certain liabilities of Daniels Printing, Limited Partnership for approximately $44.0 million in cash, assumption and payment of existing lines of credit obligations totaling approximately $5.6 million and the assumption of certain ordinary course liabilities of $7.7 million. The acquisition has been accounted for as a purchase. The excess of the purchase price over the estimated fair value of the net identifiable assets acquired approximated $23.3 million and is being amortized using the straight-line method over 20 years.

    Pro forma (unaudited) results for the three month period ended April 30, 1999, as if the acquisition had been effective at February 1, 1999 are as follows:

(dollars in thousands)
Revenue	$147,561
Net income available to common shareholders	$5,643
Net income available to common shareholders per share - diluted	$0.34

    On June 14, 1999, we purchased substantially all operating assets and assumed certain liabilities of Alternatives Communications Group, Inc. On March 31, 2000 and April 12, 2000 we acquired certain assets and assumed certain ordinary course liabilities of Ames Safety Envelope Company and NTEXT Corporation, respectively. These acquisitions have been accounted for under the purchase method of accounting and are not significant to our financial position or operating results.

    These acquisitions were financed with excess operating cash and amounts available under our revolving credit facility. Results of the acquired companies' operations have been included in the Consolidated Statement of Operations from their respective date of acquisitions.

5.  SEGMENT AND RELATED INFORMATION

    Our business units have been aggregated into two reportable segments comprising of Specialty Communication Services and Document Services.

    Specialty Communication Services  This segment consists of four business units—Financial Document Services, Investment Company Services, Managed Communications Programs and Merrill Print Group. This segment provides our financial, investment company and corporate clients with information technology-based solutions for the production and distribution of transactional financial documents, marketing materials, compliance documents and branded promotional materials. The principal markets for this segment include major metropolitan centers in the world including North America, Europe, Latin America and the Far East.

    Document Services  Document Management Services is the sole business unit reported in this segment. They provide law firms, corporate legal departments, investment banks, and other professional services firms with information management products and services designed to enhance productivity and reduce costs. This business segment provides a total outsourcing solution to our clients' information management needs, including providing all of the staff, technology and equipment necessary to manage the varying levels of demand associated with this function. These Merrill-managed facilities provide clients with a broad range of value-added document services, including litigation copying and support, document imaging, electronic document storage and retrieval, binding and post-production shipping. The principal markets for this segment are major metropolitan areas in North America.

    The accounting policies of the reportable segments are the same as those described in Note One of Notes to Consolidated Financial Statements as of and for the year ended January 31, 2000. We evaluate the performance of our operating segments based on revenue and operating earnings of the respective business units. Intersegment sales and transfers are not significant.

    Summarized financial information concerning our reportable segments is shown in the following table. The "Interest & Other" column includes corporate-related items and, as it relates to income before provision for income taxes, income and expense not allocated to reportable segments.

	Specialty Communication Services	Document Services	Interest & Other	Total

	(dollars in thousands)
Three month period ending April 30, 1999
Revenue	$115,650	$16,186	$—	$131,836
Income (loss) before provision for income taxes	9,418	126	(1,309)	8,235

Three month period ending April 30, 2000
Revenue	$147,567	$21,845	$—	$169,412
Income (loss) before provision for income taxes	7,167	1,015	(8,775)	(593)

As of January 31, 2000
Total assets	$253,587	$37,796	$63,477	$354,860

As of April 30, 2000
Total assets	$299,602	$40,238	$56,479	$396,319

6.  SUPPLEMENTAL CASH FLOW DISCLOSURE

    During the three month period ended April 30, 2000, 750,217 shares of our Class B common stock were issued for $7.7 million in cash and $8.8 million of 8% note receivables under our Direct Investment Plan. During the three month period ended April 30, 1999, options to purchase 180,040 shares of common stock were exercised through the issuance of non-interest bearing note agreements primarily to officers of the Company. Amounts advanced under the note agreements totaled approximately $1.5 million as of April 30, 1999.

    Subsequent to April 30, 2000, 439,105 shares of our Class B common stock were issued under our Direct Investment Plan for $3.5 million in cash and $5.8 million of 8% note receivables.

7.  GUARANTOR SUBSIDIARIES

    In connection with the November 1999 issuance of $140.0 million of 12% senior subordinated notes (see Note 2), our wholly-owned domestic subsidiaries (Guarantors) unconditionally guaranteed the notes.

    The guarantees are general unsecured obligations of the Guarantors, are subordinated in right of payment to all existing and future senior indebtedness of the Guarantors (including indebtedness of the credit facility) and will rank senior in right of payment to any future subordinated indebtedness of the Guarantors. The following consolidating financial information includes the accounts of the Guarantors and the combined accounts of the Non-Guarantors. Separate financial statements of each of the Guarantors are not presented because we believe that such information is not significant in assessing the Guarantors.

Consolidating Balance Sheet
January 31, 2000
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Assets
Current assets
Cash and cash equivalents	$7,101	$7,357	$—	$14,458
Accounts receivable	123,928	5,258	—	129,186
Work-in-process inventories	18,321	789	—	19,110
Other inventories	8,240	—	—	8,240
Other current assets	21,332	1,042	—	22,374

Total current assets	178,922	14,446	—	193,368
Property, plant and equipment, net	55,553	3,938	—	59,491
Goodwill, net	75,945	—	—	75,945
Other assets	42,570	1,089	(17,603)	26,056

Total assets	$352,990	$19,473	$(17,603)	$354,860

Liabilities and Shareholders' (Deficit) Equity
Current liabilities
Current maturities of long-term debt	$2,300	$—	$—	$2,300
Current maturities of capital lease obligations	201	—	—	201
Accounts payable	35,362	446	—	35,808
Accrued expenses	42,507	811	—	43,318

Total current liabilities	80,370	1,257	—	81,627
Long-term debt, net of current maturities	352,615	—	—	352,615
Capital lease obligations, net of current maturities	1,194	2	—	1,196
Other liabilities	12,629	14,507	(14,002)	13,134

Total liabilities	446,808	15,766	(14,002)	448,572
Minority interest	—	—	106	106
Preferred stock	35,697	—	—	35,697
Shareholders' (deficit) equity	(129,515)	3,707	(3,707)	(129,515)

Total liabilities and shareholders' (deficit) equity	$352,990	$19,473	$(17,603)	$354,860

Consolidating Balance Sheet
April 30, 2000
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Assets
Current assets
Cash and cash equivalents	$—	$7,543	$—	$7,543
Accounts receivable	157,853	9,224	—	167,077
Work-in-process inventories	25,586	3,176	—	28,762
Other inventories	9,587	—	—	9,587
Other current assets	20,897	1,166	—	22,063

Total current assets	213,923	21,109	—	235,032
Property, plant and equipment, net	53,529	4,498	—	58,027
Goodwill, net	76,858	—	—	76,858
Other assets	49,629	60	(23,287)	26,402

Total assets	$393,939	$25,667	$(23,287)	$396,319

Liabilities and Shareholders' (Deficit) Equity
Current liabilities
Notes payable, banks	$36,100	$—	$—	$36,100
Current maturities of long-term debt	2,300	—	—	2,300
Current maturities of capital lease obligations	312	—	—	312
Accounts payable	40,399	676	—	41,075
Accrued expenses	42,373	719	—	43,092

Total current liabilities	121,484	1,395	—	122,879
Long-term debt, net of current maturities	347,862	—	—	347,862
Capital lease obligations, net of current maturities	1,269	2	—	1,271
Other liabilities	11,340	16,501	(15,674)	12,167

Total liabilities	481,955	17,898	(15,674)	484,179
Minority interest	—	—	156	156
Preferred stock	37,261	—	—	37,261
Shareholders' (deficit) equity	(125,277)	7,769	(7,769)	(125,277)

Total liabilities and shareholders' (deficit) equity	$393,939	$25,667	$(23,287)	$396,319

Consolidating Statement of Operations
For the Three Month Period Ended April 30, 1999
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Revenue	$130,824	$1,314	$(302)	$131,836
Cost of revenue	84,171	695	302	84,564

Gross profit	46,653	619	—	47,272
Selling, general and administrative expenses	37,647	81	—	37,728

Operating income	9,006	538	—	9,544
Interest expense	(1,103)	—	—	(1,103)
Other income (expense), net	80	(47)	(239)	(206)

Income (loss) before provision for income taxes	7,983	491	(239)	8,235
Provision for income taxes	3,462	252	—	3,714

Net income (loss) available to common shareholders	$4,521	$239	$(239)	$4,521

Consolidating Statement of Operations
For the Three Month Period Ended April 30, 2000
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Revenue	$158,677	$11,372	$(637)	$169,412
Cost of revenue	106,211	8,915	(344)	114,782

Gross profit	52,466	2,457	(293)	54,630
Selling, general and administrative expenses	43,176	3,371	(293)	46,254
Merger costs	194	—	—	194

Operating income (loss)	9,096	(914)	—	8,182
Interest expense	(9,939)	—	—	(9,939)
Other income, net	179	62	923	1,164

(Loss) income before provision for income taxes	(664)	(852)	923	(593)
Provision for income taxes	819	21	—	840

(Loss) income before minority interest	(1,483)	(873)	923	(1,433)
Minority interest	—	—	50	50

Net (loss) income from continuing operations	(1,483)	(873)	873	(1,483)
Accreted preferred stock dividend	1,564	—	—	1,564

Net (loss) income available to common shareholders	$(3,047)	$(873)	$873	$(3,047)

Consolidating Statement of Cash Flows
For the Three Month Period Ended April 30, 1999
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Operating activities:
Net income (loss) available to common shareholders	$4,521	$239	$(239)	$4,521
Adjustments to reconcile net income (loss) available to common shareholders to net cash used in operating activities
Depreciation and amortization	3,745	—	—	3,745
Amortization of intangible assets	1,170	—	—	1,170
Provision for losses on trade receivables	1,997	—	—	1,997
Changes in deferred compensation	691	—	—	691
Interest in earnings of subsidiaries	(239)	—	239	—
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	(25,627)	338	—	(25,289)
Work-in-process inventories	(7,534)	(423)	—	(7,957)
Other inventories	(487)	—	—	(487)
Other current assets	164	—	—	164
Accounts payable	2,909	(899)	—	2,010
Accrued expenses	(13,568)	(53)	—	(13,621)
Accrued and deferred income taxes	2,693	—	—	2,693

Net cash used in operating activities:	(29,565)	(798)	—	(30,363)

Investing activities:
Purchase of property, plant and equipment	(2,836)	—	—	(2,836)
Business acquisitions, net of cash acquired	(50,371)	—	—	(50,371)
Other investing activities, net	(2,095)	653	353	(1,089)

Net cash (used in) provided by investing activities:	(55,302)	653	353	(54,296)

Financing activities:
Borrowing on notes payable to banks	69,900	—	—	69,900
Repayments on notes payable to banks	(3,400)	—	—	(3,400)
Proceeds from intercompany borrowings	—	353	(353)	—
Principal payments on long-term debt and capital lease obligations	(2,060)	—	—	(2,060)
Dividends paid	(318)	—	—	(318)
Exercise of stock options	733	—	—	733
Tax benefit realized upon exercise of stock options	430	—	—	430

Net cash provided by (used in) financing activities:	65,285	353	(353)	65,285

(Decrease) increase in cash and cash equivalents	(19,582)	208	—	(19,374)
Cash and cash equivalents, beginning of year	19,582	3,895	—	23,477

Cash and cash equivalents, end of year	$—	4,103	—	$4,103

Consolidating Statement of Cash Flows
For the Three Month Period Ended April 30, 2000
(dollars in thousands)

	Issuer/ Guarantors	Non-Guarantors	Eliminations	Consolidated

Operating activities:
Net (loss) income available to common shareholders	$(3,047)	$(873)	873	$(3,047)
Adjustments to reconcile net (loss) income available to common shareholders to net cash used in operating activities
Depreciation and amortization	4,203	231	—	4,434
Amortization of intangible assets	1,804	—	—	1,804
Amortization of ascribed to warrant value	55	—	—	55
Provision for losses on trade receivables	1,215	—	—	1,215
Changes in deferred compensation	318	—	—	318
Minority interest in earnings of subsidiary	—	—	50	50
Accreted preferred stock dividend	1,564	—	—	1,564
Other	(3)	—	—	(3)
Interest in loss of subsidiaries	923	—	(923)	—
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	(34,295)	(3,966)	—	(38,261)
Work-in-process inventories	(7,263)	(2,387)	—	(9,650)
Other inventories	(1,064)	—	—	(1,064)
Other current assets	(378)	(124)	—	(502)
Accounts payable	4,926	230	—	5,156
Accrued expenses	(149)	(92)	—	(241)
Accrued and deferred income taxes	820	—	—	820

Net cash used in operating activities:	(30,371)	(6,981)	—	(37,352)

Investing activities:
Purchase of property, plant and equipment	(1,473)	(791)	—	(2,264)
Business acquisitions, net of cash acquired	(3,890)	—	—	(3,890)
Other investing activities, net	(10,052)	1,351	6,607	(2,094)

Net cash (used in) provided by investing activities:	(15,415)	560	6,607	(8,248)

Financing activities:
Borrowing on notes payable to banks	42,100	—	—	42,100
Repayments on notes payable to banks	(6,000)	—	—	(6,000)
Proceeds from intercompany borrowings	—	6,607	(6,607)	—
Principal payments on long-term debt and capital lease obligations	(4,761)	—	—	(4,761)
Issuance of Class B common stock	7,692	—	—	7,692
Other equity transactions, net	(346)	—	—	(346)

Net cash provided by (used in) financing activities:	38,685	6,607	(6,607)	38,685

(Decrease) increase in cash and cash equivalents	(7,101)	186	—	(6,915)
Cash and cash equivalents, beginning of year	7,101	7,357	—	14,458

Cash and cash equivalents, end of year	$—	7,543	—	$7,543

Report of Independent Accountants on
Financial Statement Schedule

To the Shareholders and Board of Directors
of Merrill Corporation

    Our audits of the consolidated financial statements referred to in our report dated April 27, 2000 appearing in Form S-1 of Merrill Corporation also included an audit of the financial statement schedule II—Valuation and Qualifying Accounts for the years ended January 31, 1998, 1999 and 2000 of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
April 27, 2000
St. Paul, Minnesota

SCHEDULE II

MERRILL CORPORATION

VALUATION AND QUALIFYING ACCOUNTS

for the years ended January 31, 1998, 1999 and 2000 and
for the three months ended April 30, 1999 and 2000

(dollars in thousands)

Column A	Column B	Column C			Column D		Column E
		Additions
Description	Balance at Beginning of Period	Charged to Income	Charged to Other Accounts		Deductions from Reserves		Balance at End of Period
Year Ended January 31, 1998
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$6,027	$2,064	$55	(A)	$1,154	(B)	$6,992

Allowance for unbillable inventories	$3,240				$1,063	(C)	$2,177

Year Ended January 31, 1999
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$6,992	$3,273			$2,139	(B)	$8,126

Allowance for unbillable inventories	$2,177	$67					$2,244

Year Ended January 31, 2000
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$8,126	$(80)			$2,141	(B)	$5,905

Allowance for unbillable inventories	$2,244				$660	(C)	$1,584

Three Months Ended April 30, 1999
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$8,126	$1,997			$825		$9,298

Allowance for unbillable inventories	$2,244	$158					$2,402

Three Months Ended April 30, 2000
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$5,905	$1,215			$1,133		$5,987

Allowance for unbillable inventories	$1,584	$894					$2,478

(A)
Recoveries on accounts previously written off.

(B)
Uncollectible accounts written off and adjustments to the allowance.

(C)
Adjustments to the allowance account to reflect estimated net realizable value at year-end.

[MERRILL CORPORATION LOGO]

$15,157,000
12% Series A
Senior Subordinated Notes due 2009

PROSPECTUS

          , 2000

We have not authorized any dealer, salesperson or other person to give you any information other than this prospectus or to make any representation as to matters not stated in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer in any jurisdiction.

(This page has been left blank intentionally.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

    The following is an itemization of all estimated expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

Item	Amount
SEC registration fee	$4,000
Legal fees and expenses	10,000
Accounting fees and expenses	25,000
Miscellaneous	10,000

Total	$49,000

Item 14. Indemnification of Directors and Officers.

    The Minnesota Business Corporation Act requires Merrill and each of its subsidiary guarantors (except for FMC Resource Management Corporation and Merrill Communications LLC) to indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the company. Reference is made to the detailed terms of Section 302A.521 of the Minnesota Business Corporation Act for a complete statement of these indemnification rights.

    The Articles of Incorporation of Merrill and each of its subsidiary guarantors (except FMC Resource Management Corporation and Merrill Communications LLC), provide that each director, officer, employee and agent, past or present of our company, and persons serving as such of another corporation or entity at our request, shall be indemnified to the fullest extent permitted by applicable state law, provided, however, that Merrill/ Executech, Inc., Merrill/Alternatives, Inc. and Merrill/Global Inc. only provide indemnification to directors and officers and Merrill/May Inc. provides indemnification to its employees and agents at the discretion of its board of directors.

    The Delaware Limited Liability Company Act requires Merrill Communications LLC to indemnify any member or manager or other person from and against any and all claims and demands. Reference is made to the detailed terms of Section 18-108 of the Delaware Limited Liability Company Act for a complete statement of these indemnification rights.

    The Amended and Restated Limited Liability Company Agreement of Merrill Communications LLC provides that each director, member, officer, employee and agent, past or present of our company, and persons serving as such of another company or entity at our request, will be indemnified to the fullest extent permitted by applicable state law.

    The Washington Business Corporation Act requires FMC Resource Management Corporation to indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the company. Reference is made to the detailed terms of Sections 23B.08.500, 23B.08.510, 23B.08.520,

23B.08.530, 23B.08.550, 23B.08.560 and 23B.08.570 of the Washington Business Corporation Act for a complete statement of these indemnification rights.

    Merrill and each of its subsidiary guarantors maintain directors' and officers' liability insurance, including a reimbursement policy in favor of Merrill and each of its subsidiary guarantors.

Item 15. Recent Sales of Unregistered Securities.

    On November 23, 1999, we sold 140,000 units consisting of 12% senior subordinated notes due 2009 and warrants to purchase 172,182 shares of our class B common stock for an aggregate principal amount of $140,000,000 to Donaldson, Lufkin & Jenrette Securities Corporation in a private placement in reliance on Section 4(2) under the Securities Act, at an offering of $1,000 per unit. On the same day, we sold an aggregate of 500,000 shares of 14.5% senior preferred stock due 2011 along with other warrants to purchase an aggregate of 344,263 shares of our class B common stock to DLJ Merchant Banking Partners II, L.P. and other investors for $40.0 million and an aggregate of 3,212,852 shares of our class B common stock for $70.7 million to DLJ Merchant Banking Partners II, L.P. and some of its affiliates, each in a private placement in reliance on Section 4(2) of the Securities Act of 1933.

    On January 28, 2000, we granted options to purchase an aggregate of 406,230 shares of our class B common stock to some of our employees and independent contractors in reliance on Rule 701 and Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act").

    From February 1, 2000 through April 30, 2000, we granted options to purchase an aggregate of 17,760 shares of our class B common stock at an exercise price of $22.00 per share, to some of our employees and independent contractors in reliance on Rule 701 and Section 4(2) of the 1933 Act.

    From February 1, 2000 through April 30, 2000, we sold an aggregate of 614,928 coinvestment and 128,514 reinvestment shares of our class B common stock pursuant to our Direct Investment Plan, at a price of $22.00 per share. These shares were sold to some of our employees and independent contractors in reliance on Rule 701 and Section 4(2) of the 1933 Act.

    In May 2000, 362,322 shares of our class B common stock were issued to officers of our company at a price of $21.00 per share. Also in May 2000, 76,783 shares of our class B common stock were issued to employees and consultants of our company at a price of $22.00 per share. In addition, options to purchase an aggregate of 146,425 shares of Class B common stock at an exercise price of $22.00 per share were issued. These shares were sold to some of our officers and other employees in reliance on Rule 701 and Section 4(2) of the 1933 Act.

Item 16. Exhibits and Financial Statements Schedules.

a.  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 14, 1999 between Merrill and Viking Merger Sub, Inc., as amended.
3.1	Articles of Incorporation of Merrill Corporation, as amended.
3.2	Amendment to Articles of Incorporation of Merrill Corporation as of June 20, 1986 and March 27, 1987.
3.3	Amendment to Articles of Incorporation of Merrill Corporation as of November 22, 1999.
3.4	Restated Bylaws of Merrill Corporation, as amended.
3.5	Certificate of Formation of Merrill Communications LLC.
3.6	Articles of Incorporation of Merrill Real Estate Company.
3.7	Articles of Incorporation of Merrill/Magnus Publishing Corporation, as amended.

3.8	Articles of Incorporation of Merrill/New York Company, as amended.
3.9	Articles of Incorporation of Merrill/May, Inc., as amended.
3.10	Articles of Incorporation of Merrill/Alternatives, Inc., as amended.
3.11	Articles of Incorporation of Merrill International Inc.
3.12	Articles of Incorporation of FMC Resource Management Corporation, as amended.
3.13	Articles of Incorporation of Merrill Training & Technology, Inc., as amended.
3.14	Articles of Incorporation of Merrill/Global Inc.
3.15	Articles of Incorporation of Merrill/Executech, Inc., as amended.
3.16	Amended and Restated Limited Liability Company Agreement of Merrill Communications LLC.
3.17	Bylaws of Merrill Real Estate Company.
3.18	Bylaws of Merrill/Magnus Publishing Corporation.
3.19	Bylaws of Merrill/New York Company.
3.20	Bylaws of Merrill/May, Inc.
3.21	Bylaws of Merrill/Alternatives, Inc.
3.22	Bylaws of Merrill/International Inc.
3.23	Amended and Restated Bylaws of FMC Resource Management Corporation.
3.24	Bylaws of Merrill Training & Technology, Inc.
3.25	Bylaws of Merrill/Global Inc.
3.26	Bylaws of Merrill/Executech, Inc.
4.1	Indenture dated as of November 23, 1999 among Merrill, the Guarantors and Norwest Bank Minnesota, N.A., as Trustee.
4.2	A/B Exchange Registration Rights Agreement dated November 23, 1999 among Merrill, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.
4.3	Warrant Registration Rights Agreement dated November 23, 1999 among Merrill, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.
4.4	Form of Warrant to purchase shares of class B common stock dated November 23, 1999 issued in connection with November 1999 unit offering.
4.5	Form of Warrant to purchase shares of class B common stock dated November 23, 1999 issued in connection with November 1999 equity investment.
5.1	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.
10.1	Purchase Agreement dated as of November 18, 1999 among Merrill, the Guarantors and Donaldson Lufkin & Jenrette Securities Corporation.
10.2	Credit Agreement dated as of November 23, 1999 among Merrill, as a Guarantor, Merrill Communications LLC, as the Borrower, Various Financial Institutions, as the Lenders, DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Wells Fargo Bank, N.A., as the Documentation Agent for the Lenders, and U.S. Bank National Association, as the Administrative Agent for the Lenders.
10.3	Investors' Agreement dated November 23, 1999 among Merrill and the shareholders party thereto.
10.4	Employment Agreement effective as of November 23, 1999 between Merrill and John W. Castro.
10.5	Employment Agreement effective as of November 23, 1999 between Merrill and Rick R. Atterbury.

10.6	1999 Stock Option Plan.
10.7	Direct Investment Plan.
10.8	Form of Participation Agreement in 1999 Stock Option Plan and Direct Investment Plan between Merrill and each of its executive officers.
10.9	Form of Letter Agreement with B. Michael James, Mark A. Rossi and Joseph P. Pettirossi.
10.10	Stock Purchase Agreement dated March 28, 1996 by and among Merrill Corporation and the Shareholders of FMC Resource Management Corporation.
10.11	Asset Purchase Agreement dated as of June 11, 1998 among Merrill Acquisition Corporation and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.
10.12	First Amendment to Asset Purchase Agreement dated December 18, 1998 among Merrill/Executech, Inc. and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.
10.13	Second Amendment to Asset Purchase Agreement dated effective as of June 11, 1998 among Merrill/Executech, Inc. and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.
10.14	Asset Purchase Agreement dated March 11, 1999 among Merrill Daniels, Inc., Daniels Printing, Limited Partnership and all of the partners of Daniels Printing Limited Partnership.
10.15	Facilities Lease dated October 1, 1985 between the Port Authority of the City of Saint Paul as lessor and Merrill Corporation as lessee.
10.16	Land Lease dated October 1, 1985 between the Port Authority of the City of Saint Paul as lessor and Merrill Corporation as lessee.
10.17	Lease dated as of May 1, 1994 between The Rector, Church-Wardens, and Vestrymen of Trinity Church in the City of New York, as landlord and The Corporate Printing Company, Inc., as lessee, assignor to Merrill/New York Company.
10.18	Office Lease Agreement dated July 30, 1998 between Beametfed Inc. and Merrill Corporation.
10.19	Agreement of Lease dated January 25, 1995 between East 55th Street Limited Partnership (assignee of The Overton-La Cholla Joint Venture) and Merrill Daniels, Inc. (assignee to Daniels Printing, Limited Partnership) .
10.20	Amendment No. 1 to Investors' Agreement.
10.21	Lease of 15 Presidential Way dated March 31, 2000 between Ames Realty Trust and Merrill Communications LLC.
12.1	Statement of Earnings to Fixed Charges.
21.1	Subsidiaries of Merrill.
23.1	Consent of Oppenheimer Wolff & Donnelly LLP.
23.3	Consent of PricewaterhouseCoopers, LLP.
24.1	Powers of Attorney.
27.1	Financial Data Schedule.
27.2	Financial Data Schedule.
27.3	Financial Data Schedule.
27.4	Financial Data Schedule.
27.5	Financial Data Schedule.

b.  Financial Statements Schedules.

    Schedule II - Valuation and Qualifying Accounts

Item 17. Undertakings.

    Each of the undersigned registrants hereby undertakes:

    1.  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      a.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      b.  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

      Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      c.  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, each of the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL CORPORATION
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Executive Vice President, Chief Technology Officer and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ JAMES A. QUELLA James A. Quella	Director
/s/ LAWRENCE M. SCHLOSS Lawrence M. Schloss	Director
/s/ MATTHEW I. SIROVICH Matthew I. Sirovich	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL COMMUNICATIONS LLC
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Chief Technology Officer
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ JAMES A. QUELLA James A. Quella	Director
/s/ LAWRENCE M. SCHLOSS Lawrence M. Schloss	Director
/s/ MATTHEW I. SIROVICH Matthew I. Sirovich	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL REAL ESTATE COMPANY
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Executive Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/MAGNUS PUBLISHING CORPORATION
By:	/s/ STEVEN J. MACHOV Steven J. Machov President and Secretary (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title
/s/ STEVEN J. MACHOV Steven J. Machov	President, Secretaty and Director (Principal Executive Officer)
/s/ JOHN W. CASTRO John W. Castro	Chairman of the Board and Director
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/NEW YORK COMPANY
By:	/s/ B. MICHAEL JAMES B. Michael James President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ B. MICHAEL JAMES B. Michael James	President and Director (Principal Executive Officer)
/s/ JOHN W. CASTRO John W. Castro	Chairman of the Board and Director
/s/ RICK R. ATTERBURY Rick R. Atterbury	Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/MAY INC.
By:	/s/ JOSEPH PETTIROSSI Joseph Pettirossi President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOSEPH PETTIROSSI Joseph Pettirossi	President (Principal Executive Officer)
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer and Director (Principal Financial and Accounting Officer)
/s/ JOHN W. CASTRO John W. Castro	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/ALTERNATIVES, INC.
By:	/s/ JOSEPH PETTIROSSI Joseph Pettirossi President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOSEPH PETTIROSSI Joseph Pettirossi	President and Director (Principal Executive Officer)
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ JOHN W. CASTRO John W. Castro	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL INTERNATIONAL INC.
By:	/s/ ROBERT M. CHEPAK Robert M. Chepak President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT M. CHEPAK Robert M. Chepak	President (Principal Executive Officer)
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ KATHLEEN A. LARKIN Kathleen A. Larkin	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

FMC RESOURCE MANAGEMENT CORPORATION
By:	/s/ JOSEPH PETTIROSSI Joseph Pettirossi Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOSEPH PETTIROSSI Joseph Pettirossi	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ JOHN W. CASTRO John W. Castro	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL TRAINING & TECHNOLOGY, INC.
By:	/s/ JOHN W. CASTRO John W. Castro Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/GLOBAL, INC.
By:	/s/ ROBERT M. CHEPAK Robert M. Chepak President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT M. CHEPAK Robert M. Chepak	President (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ KATHLEEN A. LARKIN Kathleen A. Larkin	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2000.

MERRILL/EXECUTECH, INC.
By:	/s/ JOHN W. CASTRO John W. Castro President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 10, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ ROBERT H. NAZARIAN Robert H. Nazarian	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

INDEX TO EXHIBITS

No.	Item	Method of Filing
2.1	Agreement and Plan of Merger dated as of July 14, 1999 between Merrill and Viking Merger Sub, Inc., as amended.	Incorporated by reference to our Current Report on Form 8-K dated July 20, 1999.
3.1	Articles of Incorporation of Merrill Corporation.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 33-4062).
3.2	Amendment to Articles of Incorporation of Merrill Corporation as of June 20, 1986 and March 28, 1987.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1987.
3.3	Amendment to Articles of Incorporation of Merrill Corporation as of November 22, 1999.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.4	Restated Bylaws of Merrill Corporation, as amended.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1990.
3.5	Certificate of Formation of Merrill Communications LLC.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.6	Articles of Incorporation of Merrill Real Estate Company.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.7	Articles of Incorporation of Merrill/Magnus Publishing Corporation, as amended.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.8	Articles of Incorporation of Merrill/New York Company, as amended.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.9	Articles of Incorporation of Merrill/May, Inc., as amended.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.10	Articles of Incorporation of Merrill/Alternatives, Inc., as amended.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.11	Articles of Incorporation of Merrill International Inc.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.12	Articles of Incorporation of FMC Resource Management Corporation, as amended.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.13	Articles of Incorporation of Merrill Training & Technology, Inc., as amended.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.14	Articles of Incorporation of Merrill/Global Inc.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.15	Articles of Incorporation of Merrill/Executech, Inc., as amended.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.16	Amended and Restated Limited Liability Company Agreement of Merrill Communications LLC.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.17	Bylaws of Merrill Real Estate Company.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.18	Bylaws of Merrill/Magnus Publishing Corporation.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.19	Bylaws of Merrill/New York Company.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).

3.20	Bylaws of Merrill/May, Inc.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.21	Bylaws of Merrill/Alternatives, Inc.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.22	Bylaws of Merrill International Inc.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.23	Amended and Restated Bylaws of FMC Resource Management Corporation.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.24	Bylaws of Merrill Training & Technology, Inc.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.25	Bylaws of Merrill/Global Inc.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
3.26	Bylaws of Merrill/Executech, Inc.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
4.1	Indenture dated as of November 23, 1999 among Merrill, the Guarantors and Norwest Bank Minnesota, N.A., as Trustee.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
4.2	A/B Exchange Registration Rights Agreement dated November 23, 1999 among Merrill, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
4.3	Warrant Registration Rights Agreement dated November 23, 1999 among Merrill, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
4.4	Form of Warrant to purchase shares of class B common stock dated November 23, 1999 issued in connection with November 1999 unit offering.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
4.5	Form of Warrant to purchase shares of class B common stock dated November 23, 1999 issued in connection with November 1999 equity investment.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
5.1	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.	Filed herewith.
10.1	Purchase Agreement dated as of November 18, 1999 among Merrill, the Guarantors and Donaldson Lufkin & Jenrette Securities Corporation.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
10.2	Credit Agreement dated as of November 23, 1999 among Merrill, as a Guarantor, Merrill Communications LLC, as the Borrower, Various Financial Institutions, as the Lenders, DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Wells Fargo Bank, N.A., as the Documentation Agent for the Lenders, and U.S. Bank National Association, as the Administrative Agent for the Lenders.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).

10.3	Investors' Agreement dated November 23, 1999 among Merrill and the shareholders party thereto.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
10.4	Employment Agreement effective as of November 23, 1999 between Merrill and John W. Castro.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
10.5	Employment Agreement effective as of November 23, 1999 between Merrill and Rick R. Atterbury.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
10.6	1999 Stock Option Plan.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
10.7	Direct Investment Plan.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
10.8	Form of Participation Agreement in 1999 Stock Option Plan and Direct Investment Plan between Merrill and each of its executive officers.	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-30732).
10.9	Form of Letter Agreement with B. Michael James, Mark A. Rossi and Joseph P. Pettirossi.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-32952).
10.10	Stock Purchase Agreement dated March 28, 1996 by and among Merrill Corporation and the Shareholders of FMC Resource Management Corporation.	Incorporated by reference to our Current Report on Form 8-K dated April 15, 1996.
10.11	Asset Purchase Agreement dated as of June 11, 1998 among Merrill Acquisition Corporation and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.12	First Amendment to Asset Purchase Agreement dated December 18, 1998 among Merrill/Executech, Inc. and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.13	Second Amendment to Asset Purchase Agreement dated effective as of June 11, 1998 among Merrill/Executech, Inc. and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.14	Asset Purchase Agreement dated March 11, 1999 among Merrill Daniels, Inc., Daniels Printing, Limited Partnership and all of the partners of Daniels Printing Limited Partnership.	Incorporated by reference to our Current Report on Form 8-K filed on April 29, 1999.

10.15	Facilities Lease dated October 1, 1985 between the Port Authority of the City of Saint Paul as lessor and Merrill Corporation as lessee.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 33-4062).
10.16	Land Lease dated October 1, 1985 between the Port Authority of the City of Saint Paul as lessor and Merrill Corporation as lessee.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 33-4062).
10.17	Lease dated as of May 1, 1994 between The Rector, Church-Wardens, and Vestrymen of Trinity Church in the City of New York, as landlord and The Corporate Printing Company, Inc., as lessee, assignor to Merrill/New York Company.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1997.
10.18	Office Lease Agreement dated July 30, 1998 between Beametfed Inc. and Merrill Corporation.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.19	Agreement of Lease dated January 25, 1995 between East 55th Street Limited Partnership (assignee of The Overton-La Cholla Joint Venture) and Merrill Daniels, Inc. (assignee to Daniels Printing, Limited Partnership) .	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.20	Amendment No. 1 to Investors Agreement.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-32952).
10.21	Lease of 15 Presidental Way dated March 31, 2000 between the Ames Realty Trust and Merrill Communications LLC.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-32952).
12.1	Statement of Earnings to Fixed Charges.	Filed herewith.
21.1	Subsidiaries of Merrill.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-32952).
23.1	Consent of Oppenheimer Wolff & Donnelly LLP.	Included in Exhibit 5.1.
23.3	Consent of PricewaterhouseCoopers LLP.	Filed herewith.
24.1	Powers of Attorney.	Included on pages II-6 through II-17.
27.1	Financial Data Schedule.	Filed herewith.
27.2	Financial Data Schedule.	Filed herewith.
27.3	Financial Data Schedule.	Filed herewith.
27.4	Financial Data Schedule.	Filed herewith.
27.5	Financial Data Schedule.	Filed herewith.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
PURPOSE FOR THE OFFERING
SUMMARY OF THE TERMS OF THE NOTES
OUR COMPANY
THE MERGER
OUR ADDRESS
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERS OF FIVE PERCENT OR MORE
RELATED PARTY RELATIONSHIPS AND TRANSACTIONS
NOTEHOLDERS
DESCRIPTION OF MERRILL COMMUNICATIONS LLC'S CREDIT FACILITY
DESCRIPTION OF NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS